AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2000
                                                 REGISTRATION NO. 333-31658
                --------------------------------------------



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                --------------------------------------------


                             AMENDMENT NO. 1 TO
                                  FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                --------------------------------------------


                          WESTFIELD AMERICA, INC.
           (Exact name of Registrant as specified in its charter)


           MISSOURI                                    43-0758627
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification No.)


  11601 WILSHIRE BOULEVARD,                 IRV HEPNER, SECRETARY
       12TH FLOOR                          11601 WILSHIRE BOULEVARD,
LOS ANGELES, CALIFORNIA 90025                  12TH FLOOR
     (310) 478-4456                        LOS ANGELES, CALIFORNIA 90025
(Address, including zip code, and                (310) 478-4456
telephone number, including area           (Name, address, including zip code,
code, of registrant's principal            and telephone number, including area
executive offices)                         code, of agent for service)


                                 Copies to:
                            GREGG A. NOEL, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           300 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071
                               (213) 687-5000

                --------------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective depending upon market conditions and other factors.

                --------------------------------------------


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: | |

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities registration statement number of the earlier effective registration statement for the same offering. | |

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |




         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.





                           SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED AUGUST 8, 2000



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where such offer of sale is not permitted.

                                PROSPECTUS

                          WESTFIELD AMERICA, INC.
                    11601 WILSHIRE BOULEVARD, 12TH FLOOR
                       LOS ANGELES, CALIFORNIA 90025
                               (310) 478-4456


                           122,857 COMMON SHARES

         This prospectus relates to the possible issuance from time to time of 122,857 shares of our common stock, subject to adjustment, to the holders of limited partner interests in Westfield Independence Mall Limited Partnership No. 2 or investor unit rights in Westfield America Limited Partnership. Holders of such interests in those partnerships have the right to receive cash in exchange for their interests, subject to our prior and independent right to acquire some or all of such interests for an equivalent number of shares of our common stock.

         This prospectus also relates to the offer and sale from time to time by shareholders of 122,857 shares of our common stock, subject to adjustment, issued in exchange for limited partner interests in Westfield Independence Mall Limited Partnership No. 2 or investor unit rights in Westfield America Limited Partnership. The registration of the shares does not necessarily mean that any of the shares will be offered or sold by the selling shareholders.

         Westfield Independence Mall Limited Partnership No. 2 issued 122,857 limited partner interests in connection with the acquisition of real estate properties that closed on February 22, 1999. Holders of limited partner interests in Westfield Independence Mall Limited Partnership No. 2 have the right to contribute all or a portion of their limited partner interests in Westfield Independence Mall Limited Partnership No. 2 to Westfield America Limited Partnership for an equivalent number of investor unit rights in Westfield America Limited Partnership.

         We will not receive any cash proceeds from the issuance of the shares or the sale of the shares.


         Our common shares are listed on the New York Stock Exchange, Inc. under the symbol "WEA." On August 7, 2000, the closing price of one common share on the New York Stock Exchange was $14.94.


         We urge you to read carefully this prospectus and any accompanying prospectus supplement, which describes the specific terms of the securities being offered to you, before you make your investment decision.

         INVESTING IN THE SECURITIES INVOLVES RISKS, SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                --------------------------------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                --------------------------------------------



                The date of this prospectus is        , 2000.




                             TABLE OF CONTENTS


                                                                       PAGE

Risk Factors..............................................................3


Special Note Regarding Forward-looking
Statements...............................................................17

The Company..............................................................17


Use of Proceeds..........................................................18

Description of Capital Stock.............................................18


Provisions of our Articles of Incorporation
and By-Laws and of Missouri Law..........................................32

Description of OP Units and the Partnership Agreement
for the Operating Partnership ...........................................36

Description of Independence Mall II Units and the
Independence Mall II Partnership Agreement...............................43

Redemption of OP Units and Independence Mall II
Units....................................................................51

Comparison of Ownership of OP Units, Independence
Mall II Units, and Common Shares.........................................55

Comparison of Federal Income Tax Consequences of
Ownership of OP Units, Independence Mall II Units,
and Common Shares........................................................64

Federal Income Tax Considerations........................................65

Selling Shareholders.....................................................74

Plan of Distribution.....................................................75

Legal Matters............................................................76

Experts  ................................................................76

Where You Can Find More Information......................................76



                                RISK FACTORS

         You should carefully consider the following risks as well as the other information contained or incorporated by reference in this prospectus before purchasing the securities.

WE MAY HAVE CONFLICTS OF INTEREST

         Controlling ownership interest of affiliates allows affiliates to exercise significant influence on us


         As of March 31, 2000, some of our affiliates owned shares of our common stock, par value $.01 per share, as follows:

         o Westfield America Trust, an Australian public property trust, owned 58.0% of the common shares outstanding.

         o Westfield Holdings Limited, an Australian public company, through wholly-owned subsidiaries, directly owned 19.2% of the common shares outstanding and, through the ownership of an equity interest in Westfield America Trust, had an additional 12.9% interest in us, giving Westfield Holdings an effective ownership interest in us of 32.1%.

         In addition, on May 29, 1998, we entered into a stock subscription agreement with Westfield America Trust pursuant to which we have the right to sell and Westfield America Trust has the obligation to purchase from us A$465 million, which was approximately US$282.3 million as of March 31, 2000, of common shares at a 5% discount to the then prevailing market price of our common shares.

         Westfield America Trust may also purchase, at its option, an additional 11,175,648 common shares pursuant to three warrants. See "Possible future sales of shares by affiliates could adversely affect the market price of our common shares."


         To maintain our qualification as a real estate investment trust ("REIT"), generally no individual, other than Frank P. Lowy and the members of his family, who are subject to a higher ownership threshold, may directly or indirectly hold more than 5.5%, by value, of our capital stock.


         As of December 31, 1999, the Lowy family, or interests associated with it, owned approximately 32.16% of Westfield Holdings' ordinary shares and 7.6% of the outstanding equity of Westfield America Trust. Additionally, members of the Lowy family act both as our officers and directors and as officers and directors of Westfield Holdings. By virtue of these positions and their ownership interests in Westfield Holdings and Westfield America Trust, the Lowy family is in position to exercise significant influence on us, Westfield Holdings and Westfield America Trust.

         In addition to its ownership of common shares, Westfield Holdings and its subsidiaries manage Westfield America Trust. Westfield Holdings and its subsidiaries direct the vote of all common shares owned by Westfield America Trust. Westfield America Trust's substantial ownership of common shares and Westfield Holdings' ownership of common shares and management control over Westfield America Trust allows Westfield America Trust and Westfield Holdings to elect all of our directors and to control the vote on all matters submitted to our shareholders for a vote. Matters that could be submitted to our shareholders for a vote include approval of mergers, sales of all or substantially all of our assets, issuance of substantial additional equity and "going private" transactions. Additionally, Westfield America Trust and Westfield Holdings, by virtue of their ownership of common shares, have significant influence over our affairs, which influence might not be consistent with the interests of other shareholders.


         We rely on Westfield Holdings and its subsidiaries for our management and the management of our properties; we lack control over the day-to-day management of our properties

         We have no employees. We rely entirely on Westfield Holdings and its subsidiaries for our management and the management of our properties. We are not currently able to operate without Westfield Holdings and its subsidiaries. Since we cannot elect the directors of the Westfield Holdings subsidiaries that provide the services listed below, our day-to-day control of their actions is limited.

         We have entered into the following types of contracts with Westfield Holdings and its subsidiaries:

         o Management contracts, pursuant to which Westfield Holdings and its subsidiaries provide management services for all of our properties.

         o An advisory agreement, pursuant to which Westfield Holdings and its subsidiaries provide us with corporate strategic planning, administrative and other asset management services.

         o A master development framework agreement, pursuant to which Westfield Holdings and its subsidiaries provide planning and predevelopment work, to determine whether particular projects are feasible and economically viable, and development services.

         We negotiated the terms and understandings relating to these agreements with Westfield Holdings and its subsidiaries; however, we believe that they reflect market terms.

         We do, however, have approval rights over aspects of management and development as follows:

         o We set budgets and leasing guidelines in accordance with company policy that Westfield Holdings and its subsidiaries must follow in connection with managing our properties.

         o Our board of directors, including at least 75% of the independent directors, must approve all development projects in connection with plans, feasibility and costs, including fees to be paid to Westfield Holdings and its subsidiaries.

               oo Independent directors are those members of our board of directors who:

                    ooo are not, and have not for the last 12 months been, directors, officers or employees of Westfield Holdings or Westfield America Trust;

                    ooo are not affiliates of Westfield Holdings or Westfield America Trust or officers or employees of such affiliates;

                    ooo are not members of the immediate family of any natural person described above; and

                    ooo are free from any relationship that would interfere with the exercise of independent judgment as a director.


         o We generally may terminate any management contract or the advisory agreement if at least 75% of the independent directors and the trustee of Westfield America Trust, so long as Westfield America Trust holds at least 10% of our capital stock, determine not to renew the contract in question because of unsatisfactory performance by the applicable Westfield Holdings subsidiary that is materially detrimental to us or because the fees provided for under the particular contract are not fair.


         Westfield Holdings' interests may conflict with the interests of unaffiliated purchasers or holders

         Our contracts with Westfield Holdings' subsidiaries for property management, asset management and property development and Westfield Holdings' substantial beneficial ownership of common shares give Westfield Holdings interests that may conflict with the interests of unaffiliated purchasers or holders of equity interests. In addition, implementation of our key growth strategies will result in increased payments of management, advisory and development fees by us to Westfield Holdings' subsidiaries. The conflicts of interest include the disparate tax treatment between our U.S. shareholders, on the one hand, and Westfield Holdings and all other foreign shareholders, including Westfield America Trust, on the other hand, resulting from the capital gain attributable to the sale of a U.S. property.


         Westfield Holdings has agreed that so long as it is managing our assets, neither it nor its subsidiaries will acquire any ownership interest in shopping center properties in the United States. Each of Westfield Holdings' management and development subsidiaries has agreed that so long as it is managing our properties or providing us with development services, as applicable, it will not manage or develop, as applicable, a shopping center property in competition with a property that we own. These agreements are subject to exceptions for Westfield Holdings' acquisition of entities that do not have any ownership interest in shopping centers in the United States but are then managing or developing a competitive center, in addition to other properties. This non-competition agreement does not apply to any activity by Westfield Holdings with respect to airport projects. We also have agreements with Frank P. Lowy, David Lowy, Peter Lowy and Steven Lowy precluding each of them from acquiring any ownership interest in shopping center properties in the United States for so long as:


         o Westfield Holdings serves as our asset manager and property manager; and

         o interests associated with the Lowy Family have significant ownership and management interests in Westfield Holdings.

         We have overlapping officers and directors with some of our affiliates

         Some of the officers and directors of Westfield Holdings and the subsidiary of Westfield Holdings which manages Westfield America Trust are also our officers and/or directors. Moreover, all of our executive officers are also employed by and provide services to Westfield Holdings and its subsidiaries and properties Westfield Holdings and its subsidiaries manage. All of our executive officers, other than Frank P. Lowy, currently devote substantially all of their time to our business. In the future, however, services performed for Westfield Holdings and its subsidiaries and properties managed by Westfield Holdings and its subsidiaries may require any particular officer, or officers, to devote less than a majority of their time to our business.




OUR ABILITY TO MAKE DISTRIBUTIONS IS DEPENDENT ON OUR OPERATING PARTNERSHIP'S ABILITY TO MAKE DISTRIBUTIONS

         We have transferred most of our assets to Westfield America Limited Partnership, our operating partnership, of which we are the sole general partner. Our ability to make distributions and other payments on the common shares is dependent upon the operating partnership making distributions and other payments to its partners. If the operating partnership does not make distributions or other payments to its partners, for any reason, it is expected that we would likely not be able to pay dividends, other distributions or other payments on the common shares.

COVENANT RESTRICTIONS CONTAINED IN SOME OF THE LOAN AGREEMENTS OF OUR SUBSIDIARIES MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR SHAREHOLDERS

         In some cases, our indirect subsidiaries are subject to loan agreement provisions that restrict their ability to make distributions or other payments to their security holders unless specified financial tests or other criteria are satisfied. These provisions may restrict our indirect subsidiaries' ability to make distributions to the operating partnership, which in turn would be paid to us. We are limited by our corporate credit facility from making annual dividend distributions in excess of our Funds from Operations.


         Funds from Operations means net income (loss), computed in accordance with accounting principles generally accepted in the United States, excluding gains (or losses) from debt restructurings and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated affiliates and joint ventures. This definition is in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts in March 1995.


OUR SHAREHOLDERS ARE LIMITED IN THEIR ABILITY TO CHANGE CONTROL OF US

         There are significant limitations on the ability of shareholders to change control of us. The following may prevent a change in control, tender offers for common shares and attempts to assemble a block of common shares through purchases of common shares from shareholders at a premium to the prevailing market price:

         o     provisions of our Restated Articles of Incorporation;

         o     provisions of our Second Amended and Restated By-Laws;

         o provisions of the First Amended and Restated Agreement of Limited Partnership of Westfield America Limited
               Partnership, dated as of August 3, 1998, as amended;

         o Westfield Holdings' and Westfield America Trust's ownership of a substantial amount of common shares; and/or

         o     provisions of Missouri law.

         The above listed items provide for, among other things:

         o a restriction on the constructive ownership of more than 5.5% of our capital stock by any individual (other than the Lowy family);

         o the availability of capital stock for issuance from time to time at the discretion of our board of directors;

         o     a classified board of directors;

         o the inability of shareholders to take action by written consent unless such consent is unanimous;

         o prohibitions against shareholders calling a special meeting of shareholders;

         o requirements for advance notice for raising business or making nominations at shareholders' meetings; and

         o additional requirements for some business combination transactions.

OUR INVESTMENTS IN REAL ESTATE INVOLVE RISKS

         Adverse economic and real estate conditions could adversely affect our centers

         Our ability to make payments to our shareholders depends on our ability to generate Funds from Operations in excess of required debt payments and capital expenditure requirements.

         Funds from Operations may be adversely affected by factors that are beyond our control, including:

         o the national and regional economic climate, which may be affected by industry slowdowns, plant closings and other factors;

         o local real estate conditions, for example, a surplus of retail space;

         o retailers' and shoppers' perceptions of the safety, convenience and attractiveness of our shopping centers;

         o     trends in the retail industry;

         o     competition for tenants;

         o     high vacancy rates;

         o     changes in market rental rates;

         o the inability to collect rent due to bankruptcy or insolvency of tenants or otherwise;

         o     the need to periodically renovate, repair and relet space;
               and

         o     increased operating costs.

         These factors could also influence the price a purchaser would be willing to pay for any of our properties if we elect to sell a property. In the case of vacant space, we may not get full credit for the income that can be earned from such vacant space in determining the sale price. In addition, other factors may adversely affect a property's value, including:

         o     changes in governmental regulations, zoning or tax laws;

         o     potential environmental or other legal liabilities;

         o     changes in interest rate levels;

         o     civil disorder; and

         o     acts of God, such as floods and earthquakes.

         The geographic concentration of our centers could adversely affect us


         As of March 31, 2000, 20 of our 38 shopping center properties were located in California (representing approximately 53% of our shopping centers' total gross leasable area), 6 are located in Missouri (representing approximately 16% of the total gross leasable area), and 4 are located in Connecticut (representing approximately 10% of the total gross leasable area). To the extent that general economic or other relevant conditions in these regions decline and result in decreased consumer demand in these regions, our financial performance may be adversely affected. The markets for some of these centers are also significantly dependent on the financial results of major local employers and on industry concentrations. For example, the sales growth of the shopping center properties located in California was negatively affected by the California economic recession from 1990 to 1993.


         Risks associated with our expansion and redevelopment activities could adversely affect us

         Our redevelopment and expansion of properties subjects us to a variety of risks. In the case of an unsuccessful expansion or redevelopment project, we may fail to recoup our investment in the project. These redevelopment and expansion risks include:

         o abandonment of explored redevelopment opportunities after the payment of funds;

         o failure to obtain required permits, licenses or approvals for a project;

         o expenditure of funds for construction costs beyond original estimates, possibly making a project uneconomical;

         o     temporary disruption of income from a property;

         o failure to maintain occupancy rates and rents at a level sufficient to make a completed project profitable; and

         o loss of customers due to inconvenience caused by construction.

         Risks associated with our acquisition activities could adversely affect us

         We intend to continue to acquire shopping centers to the extent they can be acquired on advantageous terms and meet our investment criteria. However, we may not be able to complete transactions in the future. When we develop or expand acquired properties, we are subject to the risks that:

         o     costs may exceed original estimates;

         o projected occupancy and rental rates at the property may not be realized;

         o     financing may not be available on favorable terms;

         o     construction and lease-up may not be completed on schedule;
               and

         o we may experience difficulty or delays in obtaining necessary zoning, land-use, building occupancy, and other governmental permits and authorizations.

         There is a potential dilutive effect of financing future acquisitions with equity

         We anticipate that we will finance future acquisitions, at least partly by additional borrowing, or through the issuance of investor unit rights in the operating partnership ("OP Units") by the operating partnership, or by the issuance of additional equity. The use of equity financing, rather than debt, for future developments or acquisitions could have a dilutive effect on the interest of our existing shareholders.

         We may have difficulty managing our rapid growth


         We have grown rapidly. Since our initial public offering in May 1997, we have completed numerous acquisition transactions, expanding our portfolio of properties from 22 properties with total gross leasable area of 19.2 million square feet to 38 properties with total gross leasable area of 35.6 million square feet as of March 31, 2000. If we continue to grow at such a rapid pace, and if we fail to successfully integrate acquired businesses or properties, our results of operations could be adversely affected.


         Our ability to successfully integrate acquired businesses and properties depends on our ability to:

         o maintain uniform standards, controls, procedures and policies;

         o maintain adequate management, accounting and information systems; and

         o integrate the acquired properties into our overall business plan.

         We may not be able to accomplish these goals and successfully integrate any acquired businesses or properties.

         Our reliance on some tenants and anchors could adversely affect us

         The bankruptcy or insolvency, or a downturn in the business, of any of our anchor tenants or an anchor-owned store, or the failure of any anchor tenant to renew its lease when it expires could adversely affect our income and Funds from Operations because anchor tenants play an important part in generating customer traffic and making centers desirable locations. Most anchor tenants have a clause in their leases which allows the anchor tenants to cease operating, reduce their rent, or terminate their lease if other anchor stores or a percentage of non-anchor tenants at the same property are not occupied and operating. Also, some of the tenant leases permit the tenants to terminate their leases or reduce their rent if a number of anchor stores or a percentage of non-anchor stores cease to operate at such properties for a specified period of time. Further, these actions could adversely affect our ability to relet the space that is vacated.

         The leases of some of our anchor tenants, and the reciprocal easement agreements to which some of the anchor-owned stores are parties, may permit one of our anchors to transfer its interest in a shopping center to another retailer. The transfer to a new anchor tenant could adversely affect customer traffic in a shopping center and thereby reduce the income generated by that center and could also allow some other anchors and other tenants to make reduced rental payments or to terminate their leases at that center. Each of these developments could adversely affect our Funds from Operations and ability to make expected distributions to shareholders.


         As of March 31, 2000, anchors occupied 57.5% of the total gross leasable area of our shopping centers. As of the same date, the May Company leased 14.9%, J.C. Penney leased 10.7%, Macy's leased 10.4% and Sears leased 9.0% of our total gross leasable area. No other anchor leased more than 3.6% of our total gross leasable area.

         As of March 31, 2000, tenants whose parent company is The Limited Stores collectively occupied approximately 1,094,000 square feet, or 7.6% of our gross leasable area for stores other than anchors. These tenants include Express, Lane Bryant, Lerner's, The Limited, Structure and Victoria's Secret, among others. While each of these tenants is operated as an independent subsidiary, an unexpected negative change in the financial strength of the parent company, The Limited Stores, could result in a substantial decrease in our revenues from leases with these tenants.


         In addition to being an anchor at many of our shopping centers, the May Department Stores Company leases 12 department store properties from us. A negative change in the financial condition of the May Department Stores Company could result in a substantial decrease in the revenues these leases provide to us.

         Our inability to relet short term spaces could adversely affect us

         We have established a temporary leasing program pursuant to which we lease some shopping mall space on a short-term basis, usually for a term of between 30 days to eleven months, pending our ability to secure suitable long-term tenants. We may be unable to relet any such space upon expiration of a short-term lease.

         Competition with other shopping centers could adversely affect us

         All of our shopping centers are located in developed retail and commercial areas, many of which compete with other malls or neighborhood shopping centers within their primary trade area. The amount of rentable space in the relevant primary trade area, the quality of facilities and the nature of stores at such competing shopping centers could each have a material adverse effect on our ability to lease space and on the level of rents we can obtain. In addition, retailers at our shopping centers face increasing competition from other forms of retailing, such as discount shopping centers and clubs, outlet malls, catalogues, video and home shopping networks, and direct mail, telemarketing and internet retailing. Other real estate investors, including other REITs, compete for acquisition of new retail shopping centers.

         Although we believe our shopping centers can compete effectively within these trade areas, we compete with other owners, managers and developers of shopping centers. Those competitors that are not REITs may be at an advantage to the extent they can utilize operating cash flows to finance projects, while we, and our competitors that are REITs, are required to distribute significant amounts of cash from operations to shareholders. Likewise, our competitors may have greater resources available for expansion, redevelopment and acquisition purposes. If we should require funds, we may have to borrow when the cost of capital is high. If the price of shopping center properties declines, our REIT distribution requirements may place us at a disadvantage with respect to potential acquisitions compared to companies that distribute a smaller percentage of their net taxable income. Competition levels could increase and might adversely affect our revenues and Funds from Operations.

         Illiquidity of our assets could adversely affect our ability to make distributions to our shareholders

         Limitations on our ability to sell our investments could adversely affect our ability to make distributions to our shareholders. Equity real estate investments are relatively illiquid and tend to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. Additionally, if we sell some assets that we owned, or assets which Westland Properties, Inc., now wholly owned by us, owned, on the first day of the first taxable year for which we, or Westland Properties, as applicable, qualified as a REIT, within 10 years of the relevant date, a corporate level tax upon some built-in gains would be levied on us, in turn adversely affecting distributions to our shareholders. See "There are risks associated with being a REIT - We may be liable for a corporate-level tax if we sell property that we owned prior to our conversion to REIT status."

         Also, we acquired some of our properties from persons to whom we issued OP Units as part of the purchase price. In connection with the acquisition of these properties, in order to preserve such persons' tax deferral, we contractually agreed, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

         In addition, interests of Westfield Holdings and all other foreign shareholders, including Westfield America Trust, regarding the sale of a U.S. property may be inconsistent with the interests of our other shareholders. See "We may have conflicts of interest - Westfield Holdings' interests may conflict with the interests of unaffiliated purchasers."

         Bankruptcy of our tenants could adversely affect our ability to make distributions to our shareholders

         Virtually all of our income consists of rental income paid by retail tenants at our properties. Our cash flow and our ability to make distributions to shareholders will be adversely affected if we are unable to lease a significant amount of space in the centers, or if a significant number of tenants are unable to pay their rent or other occupancy costs. If a tenant defaults in its obligations to us, we may experience substantial costs and suffer significant delays connected with renovating and reletting the property.

         In times of recession or other economic downturn, there is an increased risk that retail tenants will be unable to meet their obligations to us, otherwise default under their leases, or become debtors in cases under the United States Bankruptcy Code. If any of our tenants becomes a debtor in a case under the Bankruptcy Code, we would not be permitted to evict the tenant solely because of its bankruptcy, but the bankruptcy court could authorize the tenant to reject and terminate its lease with us. A statutory cap could substantially decrease our claim against such a tenant for unpaid and future rent below the remaining rent actually owed under the lease. In any event, our claim for unpaid rent (as capped) would likely not be paid in full.

         Bankruptcy of any of our anchor tenants could have an especially adverse effect on a property. The resulting deprivation to us of the rent due from the anchor and the reduction of foot traffic at the center could impair the performance of the remaining tenants and their ability to meet their obligations to us.

         Lack of updated title insurance for many of our properties could have an adverse affect on us

         We do not have recent policies of title insurance for many of our properties. We have determined that the substantial cost of new owner's title insurance policies for the full market value of our properties is not warranted based on the following:

         o our review of the existing owner's and/or mortgagee's title insurance policies;

         o updated title reports that we obtained for some of our properties; and

         o our absence of any knowledge of material title defects regarding any of our properties since Westfield Holdings acquired an interest in us.


         Since the last quarter of 1997, we have purchased title insurance on the properties in which we have acquired an interest.


         Adverse changes in laws affecting real estate investments could adversely affect our ability to make distributions to shareholders

         We generally pass costs resulting from changes in real estate tax laws or real estate tax rates through to our tenants, thereby minimizing their effect on us. Changes in laws increasing the potential liability for environmental conditions existing at our properties, increasing the restrictions on discharges or other hazardous waste conditions, or increasing building code or similar local law requirements may result in significant unanticipated expenditures which might not be payable by our tenants and which would adversely affect our Funds from Operations and ability to make distributions to our shareholders.

         Laws benefitting disabled persons could adversely affect our business

         A number of Federal, state and local laws, including the Americans with Disabilities Act of 1990, and regulations exist that may require modifications to existing buildings on our properties or restrict some renovations by requiring improved access to such buildings by disabled persons. Additional legislation or regulations may impose further burdens or restrictions on owners with respect to improved access by disabled persons. The costs of compliance with such laws and regulations may be substantial, and limits or restrictions on completion of some renovations may limit implementation of our investment strategy in some instances or reduce overall returns on all investments. Although management has concluded, based on its review to date, that we will not suffer a material adverse effect due to the costs of compliance with such current laws and regulations, no assurance can be given in this regard.

OUR DEBT FINANCING INVOLVES RISKS

         Inability to refinance balloon payments on debt could have an adverse effect on us


         We do not expect to have sufficient Funds from Operations to be able to make all of the balloon payments of principal on our debt, and the debt of some joint ventures in which we have an interest, that becomes due in the period from 2000 through 2001. As a result, we rely on our ability to refinance our properties in order to make required balloon payments. An inability to make balloon payments when due could cause a mortgage lender to foreclose on the properties securing the loans on which the defaulted balloon payments are due. The resulting foreclosures could have a material adverse effect on us.

         As of March 31, 2000, the aggregate principal amount of consolidated and unconsolidated debt outstanding (including amounts allocable to our joint venture partners who are unaffiliated with us or Westfield Holdings) was $2,762.3 million. We intend to refinance such debt at or before maturity, to obtain funds either through financings secured by currently unencumbered properties or through unsecured financings. Interest rates on any debt incurred to refinance mortgage debt or debt facilities may be higher than the rates on the current mortgages or debt facilities or at floating rates. We may also issue equity or debt securities in order to obtain funds. Any equity issuance may dilute existing shareholders. We, or our unaffiliated joint venture partners, may be unable to refinance indebtedness or to otherwise obtain funds on commercially reasonable terms, or at all.


         We have no limitation on the amount of our debt

         Our charter and by-laws do not limit the amount of debt that we may enter into, our debt to equity ratio or the aggregate leverage ratio of our properties.


         At March 31, 2000, our consolidated indebtedness was $2,406.8 million, of which 94% is fixed rate debt after considering interest rate protection agreements with notional amounts totaling approximately $1.3 billion. The interest rate on the fixed rate debt, including swap contracts, ranges from 6.39% to 8.38%. The maturity dates of consolidated indebtedness range from 2000 to 2022.

         At March 31, 2000, the annual maturities of consolidated notes payable and our secured line of credit were as follows:

2000                                 $141,224
2001                                  967,009
2002                                  380,497
2003                                  114,625
2004                                  139,703
Thereafter                            663,726
                                   ----------
Total Debt                         $2,406,784
                                    =========


         As of March 31, 2000, our pro-rata share of debt-to-total market capitalization based on the common share price on March 31, 2000, was 56.7%, excluding $301.1 million of capital notes issued to Australian investors from the numerator, and our balance of cash and cash equivalents was $11.0 million, not including our proportionate share of cash held by unconsolidated real estate affiliates. In addition, at March 31, 2000, we had a $450 million secured line of credit with National Australia Bank Limited, Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia and Union Bank of Switzerland. As of March 31, 2000, we had $281 million undrawn under our secured line of credit, which will be used to finance future redevelopments, acquisitions and for working capital.


         Risks of our debt financing could adversely affect us

         We have a substantial amount of debt. As a result, we are subject to the following risks:

         o the risk that our cash flow from operations will be insufficient to meet required payments of principal and interest;

         o the risk that we will not be able to refinance our existing indebtedness on favorable terms, or at all; and

         o the risk that we will be unable to obtain financing for necessary capital expenditures on favorable terms, or at all.

         Restrictions in our debt instruments limiting our ability to incur additional indebtedness, including for the purpose of refurbishing our properties, constructing new improvements or attracting new tenants, may adversely affect the cash flow received from the properties proposed to be improved. If we are unable to meet mortgage payments for a mortgage that is secured by one of our properties, that property could be transferred to the lender, or other third parties. As a result, we would lose the income generated by that property and the property's asset value. Additionally, such a transfer could result in corporate level tax if built-in gain is recognized.


         Several of our loans contain cross-default and cross-collateralization provisions with respect to some of our shopping center properties that are collateral for such loans. A default with respect to any mortgage included in any such loan constitutes a default with respect to all mortgages included in such loan. If a default were to occur, the lender could accelerate the indebtedness due under each of the mortgages in the loan package. Moreover, the excess value of a property securing a mortgage over the amount of that mortgage's indebtedness serves as additional collateral for the entire loan package. A default with respect to any property securing any such loan could result in the transfer of all properties securing such loan away from us.

         In addition, some of our loans contain cross-default provisions to some of our other indebtedness. Therefore, a default on some of our indebtedness could result in a default on unrelated indebtedness.


         Risks of our interest rate hedging arrangements could adversely affect us

         From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline. These agreements involve the following risks:

         o interest rate movements during the term of any of our agreements may result in a gain or loss to us;

         o we may be exposed to losses if the hedge is not indexed to the same rate as the debt anticipated to be incurred; and

         o we may incur a loss if the counterparty to any of our agreements fails to pay.

YOU MAY BE REQUIRED TO PAY FEDERAL INCOME TAX IF YOU EXCHANGE YOUR INDEPENDENCE MALL II UNITS OR OP UNITS FOR CASH OR COMMON SHARES

         If we elect to acquire your limited partner interest ("Independence Mall II Units") in the Westfield Independence Mall Limited Partnership No. 2 (the "Independence Mall II Partnership") or OP Units in exchange for common shares, the exchange of such Independence Mall II Units or OP Units will be treated for Federal income tax purposes as a sale of your Independence Mall II Units or OP Units. Such a sale will be fully taxable to you. In general, you will recognize gain equal to the excess of
(1) the value of the common shares you receive plus the amount of any liabilities of the Independence Mall II Partnership or the operating partnership allocable to the exchanged Independence Mall II Units or OP Units at the time of the exchange, over (2) the adjusted basis of your Independence Mall II Units or OP Units. It is possible that the amount of gain recognized, or even the tax liability resulting from such gain, could exceed the value of the common shares you would receive upon such disposition. In addition, your ability to sell a substantial number of common shares in order to raise cash to pay your tax liabilities associated with the redemption of Independence Mall II Units or OP Units may be limited by the trading volume of our common shares and by fluctuations in the market price of our common shares. As a result, the price you receive for such shares may not equal the value of your Independence Mall II Units or OP Units at the time of the redemption.

         If we do not acquire the Independence Mall II Units or OP Units in exchange for common shares, and the Independence Mall II Partnership or the operating partnership redeems such Independence Mall II Units or OP Units for cash, the tax consequences may differ depending on whether you tender all of your OP Units or Independence Mall II Units and whether the Independence Mall II Partnership or the operating partnership obtained from us the cash used to effect such redemption. See "Redemption of OP Units and Independence Mall II Units -- Federal Income Tax Consequences of Redemption of OP Units and Independence Mall II Units."

THERE ARE RISKS ASSOCIATED WITH BEING A REIT

         Consequences of our failure to qualify as a REIT could adversely affect us

         If we fail to qualify as a REIT, we will not be allowed a deduction for distributions to shareholders in computing our taxable income and will be subject to Federal income tax at regular corporate rates. We also could be subject to the Federal alternative minimum tax. As a result of the additional tax liability, we might need to borrow funds or liquidate some investments in order to pay the applicable tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to holders of our capital stock would be reduced substantially for each of the years involved. Moreover, we would no longer be required to make any distributions. Although we intend to operate as a REIT, future economic, market, legal, tax or other considerations may cause us to fail to qualify as a REIT or may cause our board of directors, with the consent of a majority of the holders of our capital stock to revoke the REIT election. In addition, a recent Federal budget proposal contains language which, if enacted in its present form would, due to the extent of Westfield America Trust's ownership interest in us, prevent us from re-electing REIT status in the event that our REIT election is terminated.

         We believe that we operate in a manner that enables us to meet the requirements for qualification as a REIT for Federal income tax purposes. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, previously received an opinion from the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, our tax counsel, that commencing with the taxable year ended December 31, 1994, we were organized in conformity with the requirements for qualification as a REIT and that our actual method of operation has enabled, and our proposed method of operation will enable us to, meet the requirements for qualification and taxation as a REIT.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court. In rendering its opinion, Skadden, Arps, Slate, Meagher & Flom LLP relied on assumptions, representations and covenants made by us as of the date thereof regarding factual matters and on opinions of local counsel with respect to matters of local law. The opinion is expressed based upon facts, representations and assumptions as of the date thereof and Skadden, Arps, Slate, Meagher & Flom LLP does not have any obligation to advise anyone of any subsequent change in the matters stated, represented or assumed or any subsequent change in applicable law. We may not have met the requirements for treatment as a REIT or may not continue to meet these requirements in the future.

         Possible adverse consequences due to limits on the ownership of our capital stock


         In order to comply with the requirements for qualification as a REIT specified by the Internal Revenue Code of 1986, as amended, our Restated Articles of Incorporation place limits on ownership of shares. No individual, other than members of the Lowy family, may own directly or constructively more than 5.5%, by value, of our capital stock. The Lowy family is limited to an aggregate ownership of 26% of our capital stock. The Internal Revenue Code's rules regarding constructive ownership are broad and complex and may cause shares owned directly or constructively by a group of related entities to be constructively owned by one entity.


         In the event of a transfer of our capital stock, including the shares covered by this prospectus, that would violate the ownership restrictions, we may:

         o     treat the transfer as void; and/or

         o transfer the shares to a trust for the benefit of one or more charitable organizations.

         We also may transfer the shares to a charitable trust and, if we do so, the original intended purchaser would have a right to share in the proceeds of a sale by the trust of the shares involved, but only to the extent of their purchase price for such shares. The intended purchaser would have no other rights with respect to such shares.

         We may be liable for a corporate-level tax if we sell property that we owned prior to our conversion to REIT status


         Pursuant to an election made by us and a separate election that we intend to make in accordance with recently issued Temporary Treasury Regulations, we may become liable for a Federal income tax imposed at the highest corporate rate upon the sale within 10 years of any property that we owned on the first day of the first taxable year for which we qualified as a REIT -- February 12, 1994 (or January 1, 1996, in the case of property held by our subsidiary, Westland Properties). Such property also includes property that we owned on that date indirectly through partnerships, and a sale of such property by such a partnership would be considered to be a sale by us. Upon such a sale, we will be liable for a Federal income tax on the portion of the gain that was in existence on February 12, 1994 (or January 1, 1996, in the case of property held by our subsidiary, Westland Properties).


         Although we have no present intention to dispose of any property in a manner that would trigger such tax consequences, there can be no assurance that such dispositions will not occur. Among other reasons, such dispositions could occur in the case of properties held by us through partnerships and with respect to which we may not have full control over disposition decisions.

         Our obligation to make distributions to shareholders may cause us to borrow

         To qualify as a REIT under the Internal Revenue Code, we are required each year to distribute at least 95% (or 90% after 2000) of our net taxable income, excluding any net capital gain designated as a capital gain distribution, to our shareholders. We cannot make any distributions on our common shares unless we have paid the full dividends on all classes of our outstanding preferred shares.

         Our future distributions may not allow us to satisfy all of our working capital needs using only cash flow from operations. We may need to seek periodic debt or equity financings to cover such items as:

         o allowances associated with the renewal or replacement of tenants as their leases expire; and

         o     the retirement of our debt when it becomes due.

         Additionally, differences in timing between calculation of our net taxable income and the payment of required debt amortization payments could require us to borrow funds on a short term basis in order to satisfy our REIT distribution requirements. In that case, we may be forced to borrow funds even if we believe that prevailing market conditions are not favorable or that a loan would not be advisable in the absence of tax considerations.

         Possible legislative or other actions affecting REITs could adversely affect us

         You should be aware that legislative, judicial or administrative action may change the Federal income tax treatment of us at any time, and that any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation of REITs are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. For example, a recent Federal budget proposal contains language which, if enacted in its present form would, due to the extent of Westfield America Trust's ownership interest in us, prevent us from re-electing REIT status in the event that our REIT election is terminated.

         We may be subject to state or local taxes

         We may be subject to state or local income and other taxation in various state or local jurisdictions. The state and local tax treatment may not conform to the Federal income tax consequences discussed in this prospectus. Any such taxes would reduce our operating cash flow.
Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws.

WE MAY HAVE CONFLICTS OF INTEREST WITH UNRELATED THIRD PARTIES IN JOINTLY OWNED PROPERTIES


         We do not own the full interest in some of the limited partnerships and limited liability companies that own our properties, including eight of the properties owned as of March 31, 2000. Rather, we own a partial interest in joint ventures with third party equity interests. Our interests do not always align with those of a third party equity interest. We serve in a general partner or managing member capacity and/or Westfield Holdings serves in a management capacity with respect to some of these joint ventures and their related properties. In such instances, we and/or Westfield Holdings may have fiduciary responsibilities to the third party equity interests of a particular joint venture that must be considered when making decisions regarding their respective properties.


         Some major transactions, such as refinancing, encumbering, expanding or selling a property may require the consent of the third party equity interests in the jointly owned property. We may not be able to obtain such consents as needed, or may be able to do so only by compensating the third party equity interests from whom we seek the consent, financially or otherwise.


         Some of the jointly owned properties are subject to buy-sell provisions, rights of forced sale/rights of first refusal and/or rights of first offer. These provisions could force us to:

o make decisions regarding buying or selling interests in particular jointly owned properties at times when we do not desire to do so; and

o sell our interest in a jointly owned property because we do not have cash available with which to purchase a third party's equity interest.

Likewise, these and other provisions in the agreements governing these jointly owned properties could prevent us from selling interests in the jointly owned properties at the most advantageous time. In addition, we may enter into such arrangements in the future.


         Third party equity interests could cause property ownership actions regarding particular properties that would have an adverse affect on our ability to satisfy our requirements for treatment as a REIT.

THE BANKRUPTCY OF UNAFFILIATED PARTNERS COULD CAUSE DELAYS

         The bankruptcy of an unaffiliated partner could adversely affect the operation of any property in which the unaffiliated partner held an interest. Any action that requires approval of an unaffiliated partner in bankruptcy and is arguably not an "ordinary course" matter may be subject to delay and uncertainty while the unaffiliated partner seeks bankruptcy court approval. Moreover, the unaffiliated partner may not be able to obtain such approval.

         The discharge in bankruptcy of an unaffiliated partner might subject us to ultimate liability for a greater portion of that partnership's obligations than we would otherwise bear. In addition, even if the unaffiliated partner, or its estate, was not completely relieved of liability for such obligations, we might be required to satisfy such obligations and then rely upon a claim against the unaffiliated partner, or its estate, for reimbursement.

THE EFFECT ON FUNDS FROM OPERATIONS OF UNINSURED LOSSES ON PROPERTIES COULD ADVERSELY AFFECT US


         We, our subsidiaries and the joint ventures in which we have an interest carry comprehensive liability, fire, extended coverage and rental loss insurance covering their respective properties, with policy specifications and insured limits customarily carried for similar properties. There are, however, types of losses (such as from wars, floods and earthquakes) that are generally not insured at full replacement cost or that are insured subject to larger deductibles. Should an uninsured loss or a loss in excess of insured limits occur, some or all of the capital invested in a property, as well as the anticipated future revenues from the property, could be lost. The property owner, however, would remain obligated for any mortgage indebtedness or other financial obligations related to the property. We could suffer material adverse effects from any such loss. Many of our properties are located in areas where the risk of earthquakes is greater than in other parts of the country. We currently carry earthquake insurance on all properties managed by Westfield
Holdings and its subsidiaries. Those policies are subject to a deductible on each building within a property equal to 5% of the insured value of each building and are further subject to a combined annual aggregate loss limit of $200 million.


         In addition, in some cases, tenants may be permitted to terminate their leases following the occurrence of a casualty event.

POSSIBLE ENVIRONMENTAL LIABILITIES COULD ADVERSELY AFFECT US

         Various Federal, state and local environmental laws subject property owners and operators to liability for the costs of removal of some hazardous substances released on property, or for the costs of remediation of hazardous conditions on a property. These laws often impose liability regardless of whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. The presence of hazardous substances, or the failure to properly remediate conditions caused by hazardous substances, may adversely affect the owner's ability to sell a property or to borrow using the property as collateral. The presence of hazardous substances, or the failure to properly remediate conditions caused by hazardous substances, may also cause the owner to incur substantial cleanup costs. Entities who arrange for the disposal or treatment of hazardous substances may also be liable for the costs of removal or remediation at the facility to which they sent the substances. Other laws regulate the management of, and may impose liability for, personal injuries associated with exposure to asbestos-containing materials or other regulated materials. If we renovate or demolish any of our properties, we may incur substantial costs for the removal and disposal of asbestos-containing materials.

         In connection with our ownership and operation of our currently and formerly-owned properties, we and the joint ventures in which we have an interest may be potentially liable for removal or remediation costs, as well as other costs (including governmental fines and costs related to injuries to persons and property) resulting from environmental conditions at these properties.

         An independent consultant has reviewed existing environmental reports to identify environmental conditions at our properties, including some properties that we formerly owned. A majority of the reports were prepared for entities other than us. In some cases, we commissioned additional or follow-up investigations by various outside consultants. There can be no assurance, however:

o that circumstances have not changed since any investigations were completed;

o        that they reveal all potential environmental liabilities;

o        that they are accurate; or

o that prior owners or operators of the properties have not created a potential environmental liability unknown to us.

         Based on these investigations and our knowledge of the operation of our properties, we believe that many of our properties, including properties that we formerly owned contain, or have contained, petroleum storage tanks and automobile service operations. These tanks and operations have, or may have, resulted in soil or ground water contamination. Further, we are aware of asbestos-containing materials in each of our shopping centers and in at least some of the properties we formerly owned.

         We have received environmental reports prepared by independent consultants with respect to each of the properties in which we have acquired an interest from TrizecHahn Centers, Inc. One of these environmental reports was prepared in 1999 and the remainder were prepared in 1998.

         Although there can be no assurances, we do not believe that environmental conditions at any of our properties will have a material adverse effect on our business, financial condition or results of operations. We cannot be sure that environmental laws will not become more stringent in the future or that the environmental conditions on or near our properties will not have a material adverse effect on individual properties or on us as a whole in the future.

POSSIBLE FUTURE SALES OF SHARES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES


         We have entered into agreements and issued warrants pursuant to which Westfield America Trust may in the future purchase a large number of common shares. As of March 31, 2000, we had 73,346,541 common shares outstanding. Westfield America Trust may purchase common shares:


         o by exercising a warrant entitling it to purchase up to 6,246,096 common shares from time to time prior to July 1, 2016 for $16.01 per share in cash, adjusted for stock splits, capital reconstructions or similar matters;

         o by exercising a warrant entitling it to purchase up to 2,089,552 common shares from time to time prior to May 21, 2017 for $15.00 per share in cash, adjusted for stock splits, capital reconstructions or similar matters;


         o by exercising a warrant entitling it to purchase up to 2,840,000 common shares from time to time prior to June 1, 2025 for $19.42 per share in cash, adjusted for stock splits, capital reconstructions or similar matters; and

         o pursuant to a subscription agreement we entered into on May 29, 1998, providing for Westfield America Trust's purchase of A$465 million, which was approximately US$282.3 million as of March 31, 2000 of common shares in three equal installments at a 5% discount to the then prevailing market price of our common shares on June 29, 2001, June 28, 2002 and June 30, 2003.

         Additionally, Westfield Holdings and its subsidiaries have demand registration rights. They may require us to register the sale by Westfield Holdings and its subsidiaries of up to 10,930,672 common shares. Westfield Holdings and its subsidiaries also have currently exercisable demand registration rights with respect to other common shares. Further, Westfield Holdings, its subsidiaries, Westfield America Trust and other affiliated shareholders may sell common shares in the open market subject to compliance with Rule 144 promulgated under the Securities Act of 1933, as amended.

         In addition, Westfield America Trust owns shares of our preferred stock, which are immediately convertible into 10,333,340 common shares, subject to anti-dilution adjustments. Furthermore, a wholly-owned subsidiary of Westfield Holdings owns shares of our preferred stock, which are immediately convertible into 2,777,780 common shares, subject to anti-dilution adjustments, and two other wholly-owned subsidiaries of Westfield Holdings own an aggregate of 52,483 partnership preferred units in our operating partnership, which from and after June 1, 2001, are exchangeable into cash, subject to our prior and independent right to acquire such partnership units for an equivalent number of shares of Series F cumulative redeemable preferred stock (the "Series F Preferred Shares"), subject to adjustment as provided in the partnership agreement for the operating partnership. Furthermore, another wholly-owned subsidiary of Westfield Holdings has the right to require us to purchase the stock of one of its wholly-owned subsidiaries, Westland Realty, Inc., with the consideration to be paid for such stock to be equal to 98% of the fair market value of the stock, and which consideration will be paid in up to 55,000 Series F Preferred Shares.


         We have also issued to unaffiliated purchasers:

o 2,164,235 OP Units that are exchangeable into cash, subject to our prior and independent right to acquire such OP Units for an equivalent number of common shares, subject to adjustment as provided in the partnership agreement for the operating partnership;

o 911,185 partnership interests in our affiliated partnerships, including the Independence Mall II Units, that are exchangeable into (1) an equivalent number of OP Units or (2) cash, subject to our prior and independent right to acquire such partnership interests for an equivalent number of common shares, subject to adjustment as provided in the governing partnership agreement; and


o a liquidity option to receive our common shares which, based on a formula using actual numbers for the most recent publicly reported four calendar quarters, would be equal to up to approximately 7,114,000 common shares, which represent approximately 9.7% of the total common shares outstanding as of March 31, 2000. The liquidity option is not exercisable for several years and therefore, when it is exercised, if at all, the number of common shares to be issued could be substantially different.


         All of the common shares mentioned above will be available for sale in the public markets either immediately upon issuance or from time to time pursuant to exemptions from registration or upon registration. We cannot predict the effect, if any, that future sales of common shares, the availability of common shares for future sale, or the issuance of common shares in the future will have on the market price of the common shares. Such events, however, or the perception that they might occur, could adversely affect the prevailing market price for the common shares. A reduction in the market price of the common shares could in turn adversely affect our ability to raise additional capital through the issuance of equity.

CHANGES IN POLICY MAY BE IMPLEMENTED WITHOUT SHAREHOLDER APPROVAL WHICH MAY NOT SERVE THE INTERESTS OF ALL SHAREHOLDERS

         Our major policies, including policies with respect to acquisitions, financing, growth, investments, debt capitalization, distributions and operations, will be determined by our board of directors. The board of directors may amend or rescind these and other policies from time to time without a vote of our shareholders. Accordingly, shareholders will have no control over changes in our policies. Changes in our policies may not fully serve the interests of all shareholders.

FUTURE ISSUANCES OF OUR SHARES WILL LIKELY HAVE A DILUTIVE EFFECT

         We expect that Westfield America Trust and Westfield Holdings will participate in our proposed dividend reinvestment plan. Shareholders who do not participate will suffer dilution of their interest in us.

         We also expect that we will issue additional equity from time to time to refinance existing debt, make acquisitions or for other corporate purposes. Any future issuance of additional equity will most likely result in dilution of some shareholders' interests. See "There are risks associated with investments in real estate - There is a potential dilutive effect of financing future acquisitions with equity," "There are risks associated with debt financing - Inability to refinance balloon payments on debt could have an adverse effect on us" and "Possible future sales of shares by affiliates could adversely affect the market price for our shares."




             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the information incorporated by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "anticipates," "intends," "plans," "estimates," "proposes," "continue," "scheduled" or other similar expressions. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. For a discussion of factors that could cause actual results to differ, please see the discussion under "Risk Factors" in this prospectus, in any prospectus supplement, and in the other information contained in our publicly available SEC filings. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to rely too heavily on these forward-looking statements. The forward-looking statements by their nature are not intended to be definitive predictions of future events. There is no general duty for us to update forward-looking statements. There is, however, a duty for us to correct information contained in this prospectus when a disclosure is misleading when made or when a statement that was accurate when made becomes misleading due to subsequent events.


                                THE COMPANY

         Westfield America, Inc. is a REIT for U.S. Federal income tax purposes.

         We are primarily in the business of owning, operating, leasing, developing, redeveloping and acquiring shopping centers located in major markets in the east coast, midwest and west coast.

         We currently own interests in a portfolio of 38 shopping centers, 12 separate department store properties and other real estate investments. The centers are located in eight states in the east coast, midwest and west coast regions of the United States.

         We have transferred substantially all of our assets to Westfield America Limited Partnership, our operating partnership. We are the general partner of the operating partnership and conduct substantially all of our operations through the operating partnership.


         We have engaged a property management company to provide property management services, an asset management company to provide advisory services and a development company to provide development services. These companies provide their services to us under agreements that are renewable annually in May. Each of these companies is an affiliate of Westfield Holdings.


         In order to satisfy requirements of the Internal Revenue Code applicable to REITs, we must distribute to our shareholders 95% (or 90% after 2000) of our REIT taxable income and meet other requirements. We will make, at a minimum, distributions to our shareholders sufficient to satisfy the distribution requirements of the Internal Revenue Code.


         Our common stock is listed on the New York Stock Exchange under the symbol "WEA." Our principal executive offices are located at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025, our telephone number is (310) 478-4456.



                              USE OF PROCEEDS

         We will not receive any cash proceeds from the issuance of the common shares, if any, that will be issued pursuant to this prospectus, nor will we receive any cash proceeds from the offer and sale of the common shares, if any, that will be made by the selling shareholders pursuant to this prospectus.


                        DESCRIPTION OF CAPITAL STOCK


         The following is a description of the material terms of our capital stock and of some provisions of Missouri law. You should also read our Restated Articles of Incorporation, as amended, including the Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series B Preferred Shares and Fixing Preferences and Rights Thereof," the Certificate of Designation setting forth "Resolution Designating Series C Preferred Shares and Fixing Preferences and Rights Thereof," as amended (the "Series C Certificate of Designation"), the Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series C-1 Preferred Shares and Fixing Preferences and Rights Thereof," the Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series C-2 Preferred Shares and Fixing Preferences and Rights Thereof," the Certificate of Designation setting forth "Resolution Designating Series D Preferred Shares and Fixing Preferences and Rights Thereof " (the "Series D Certificate of Designation"), the Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series D-1 Preferred Shares and Fixing Preferences and Rights Thereof," the Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc., Designating Series E Preferred Shares and Fixing Preferences and Rights Thereof" and the Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series F Preferred Shares and Fixing Preferences and Rights Thereof" ("Articles of Incorporation"), Second Amended and Restated By-Laws, as amended (the "By-Laws"), and provisions of the General Business and Corporation Law of Missouri (the "GBCL"). We have filed copies of our Articles of Incorporation and By-Laws with the SEC and have incorporated by reference such documents as exhibits to the registration statement of which this prospectus is a part.


         As of the date of this prospectus, our authorized capital consisted of 410,000,200 shares, designated as follows:

         o 200 shares of non-voting senior preferred stock (the "Senior Preferred Shares"), par value $1.00 per share

         o 5,000,000 shares of preferred stock (the "Preferred Shares"), par value $1.00 per share, designated as follows:

               oo 940,000 shares of Series A cumulative redeemable preferred stock (the "Series A Preferred Shares")

               oo 400,000 shares of Series B cumulative redeemable preferred stock (the "Series B Preferred Shares")

               oo 416,667 shares of Series C cumulative convertible redeemable preferred stock (the "Series C Preferred Shares")

               oo 138,889 shares of Series C-1 cumulative convertible redeemable preferred stock (the "Series C-1 Preferred Shares")


               oo 138,889 shares of Series C-2 cumulative convertible redeemable preferred stock (the "Series C-2 Preferred Shares" and, together with the Series C Preferred Shares and the Series C-1 Preferred Shares, the "Series C Shares")


               oo 694,445 shares of Series D cumulative convertible redeemable preferred stock (the "Series D Preferred Shares")

               oo 138,889 shares of Series D-1 cumulative convertible redeemable preferred stock (the "Series D-1 Preferred Shares")

               oo 477,778 shares of Series E cumulative convertible redeemable preferred stock (the "Series E Preferred Shares")


               oo 107,483 shares of Series F cumulative redeemable preferred stock (the "Series F Preferred Shares")


               oo 1,654,443 Preferred Shares which have not been designated

         o     200,000,000 common shares

         o 205,000,000 excess shares, par value $.01 per share (the "Excess Shares")


         As of June 30, 2000, our outstanding capital consisted of:


         o 3,215,557 Preferred Shares, with the following amounts outstanding:

               oo    940,000 Series A Preferred Shares

               oo    270,000 Series B Preferred Shares

               oo    416,667 Series C Preferred Shares

               oo    138,889 Series C-1 Preferred Shares

               oo    138,889 Series C-2 Preferred Shares

               oo    694,445 Series D Preferred Shares

               oo    138,889 Series D-1 Preferred Shares

               oo    477,778 Series E Preferred Shares


               oo    0 Series F Preferred Shares

                     ooo 52,483 partnership preferred units in our operating partnership ("Series F Partnership Units"), which from and after June 1, 2001, are exchangeable into cash, subject to our prior and independent right to acquire such Series F Partnership Units for an equivalent number of Series F Preferred Shares, which number is subject to adjustment as provided in the partnership agreement for the operating partnership.

                     ooo the right to require us to purchase the stock of a wholly-owned subsidiary of Westfield Holdings in exchange for up to 55,000 Series F Preferred Shares.

         o     73,353,441 common shares

               oo    warrants to purchase up to 11,175,648 common shares

               oo the right to sell A$465 million, which was approximately US$282.3 million as of March 31, 2000, of common shares oo 2,164,235 OP Units that are exchangeable into cash, subject to our prior and independent right to acquire such OP Units for an equivalent number of common shares, which number is subject to adjustment as provided in the partnership agreement for the operating partnership oo 911,185 partnership interests in our affiliated partnerships, including the Independence Mall II Units held by Hugh MacRae II that are exchangeable into (1) an equivalent number of OP Units or (2) cash, subject to our prior and independent right to acquire such partnership interests for an equivalent number of common shares, which number is subject to adjustment as provided in the governing partnership agreement oo a liquidity option to receive our common shares which, based on a formula using actual numbers for the most recent publicly reported four calendar quarters, would be equal to up to approximately 7,114,000 common shares, which represent approximately 9.7% of the total common shares outstanding as of March 31, 2000. The liquidity option is not exercisable for several years and therefore, when it is exercised, if at all, the number of common shares to be issued could be substantially different. For a description of the formula, see "--Liquidity Option."


SENIOR PREFERRED SHARES

         Any holders of Senior Preferred Shares are entitled to receive, when and as declared by our board of directors, a cash dividend at the annual rate of $35.00 per share, if such funds are legally available, and no more. This dividend is payable quarterly. We will not pay any dividend on any Preferred Shares or common shares unless the full dividend has been paid on Senior Preferred Shares. Upon our liquidation, dissolution or winding up, any holders of Senior Preferred Shares are entitled to be paid in full an amount equal to $550.00 per share, together with the full dividend on each share for the then current quarterly-yearly dividend period before any dividend or payment is made to the holders of any Preferred Shares or common shares. Except as required by applicable law, any holders of Senior Preferred Shares do not have any voting rights in us. As of the date of this prospectus, there are no outstanding Senior Preferred Shares.

PREFERRED SHARES

         We may issue Preferred Shares from time to time in one or more series as our board of directors authorizes us to do. Before we issue a new series of Preferred Shares, our board of directors must pass a resolution designating the series, which serves to distinguish the new series from other series and classes of stock. The resolution also sets forth the number of shares to be included in the new series and establishes the terms, rights, restrictions and qualifications of the shares of the new series. These may include any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Prior to issuing the shares in a series, and subject to the express terms of any other outstanding series of Preferred Shares, our board of directors can increase or decrease the number of shares in a series, alter the designation of a series or classify or reclassify any unissued shares of a series by fixing or altering any terms, rights, restrictions and qualifications of the shares in that series.

         Series A Preferred Shares

         Dividends. The holders of Series A Preferred Shares are entitled to receive, when and as declared by our board of directors, cumulative cash dividends per share equal to the greater of:

         o     $8.50 per year; and

         o an amount currently equal to 6.2461 times the dividend declared on common shares for such period, adjusted for stock splits and similar matters, if such funds are legally available.

Holders of Series A Preferred Shares are entitled to dividends before we can distribute dividends to holders of common shares.

         Liquidation. Upon our liquidation, dissolution or winding up, the holders of Series A Preferred Shares are entitled to be paid in full an amount equal to the sum of the following:

         o     $100.00 per share

         o all accrued and unpaid dividends through the last day of the most recently completed calendar quarter prior to the date of liquidation, dissolution or winding up the actual number of days elapsed from the last day
         o     $2.125  X  of the most recently completed calendar quarter to the liquidation date
                          --------------------------------------------------
                                         90 days

         Redemption. From July 1, 2003 on, we may, at the option of our board of directors, with approval by a majority of independent directors, redeem in whole, or in part, the outstanding Series A Preferred Shares at a redemption price equal to the sum of the following:

         o     $100.00 per share

         o all accrued and unpaid dividends through the last day of the most recently completed calendar quarter prior to the redemption date the actual number of days elapsed from the last day
         o     $2.125  X   of the most recently completed calendar quarter to
                           the redemption date
                           ---------------------------------------------------
                                         90 days

         o the right to receive on the payment date for dividends declared on the common shares for the calendar quarter during which the Series A Preferred Shares are redeemed, an amount equal to the proportionate additional amount, if any, of dividends that the holder of the Series A Preferred Share would have been entitled to receive if it held the Series A Preferred Share on the record date for the common share dividend.

         Voting Rights. The holders of Series A Preferred Shares do not have any voting rights, other than as required by law, except that:

         o if our board of directors does not declare a dividend payable to holders of Series A Preferred Shares or payable to holders of any other series of Preferred Shares authorized with the consent of the holders of Series A Preferred Shares and ranking equally with the Series A Preferred Shares (an "Equal Series") for four quarterly dividend periods, then there shall be one additional member on the board of directors, and the holders of a majority of the Series A Preferred Shares and shares of any Equal Series, voting together as a class, shall have the exclusive right to elect that director;

               oo Once all dividends in arrears are made current and paid in full, the director elected by the majority of the holders of the Series A Preferred Shares and the shareholders of the Equal Series shall cease to be a director and the number of directors on the board shall be reduced by one.

               oo    Currently, there are no Equal Series outstanding.

         o a majority of the holders of the Series A Preferred Shares, voting together as a class, must approve any amendment to the Articles of Incorporation that materially and adversely affects their rights, preferences or powers;

               oo If an amendment would adversely affect the rights, preferences or powers of shareholders of any Equal Series in addition to the rights of holders of Series A Preferred Shares, then a majority of the holders of the Series A Preferred Shares and the shareholders of any Equal Series, voting together as a class, must approve such amendment.

         o the holders of the Series A Preferred Shares must unanimously approve any amendment to the Articles of Incorporation that would:

               oo decrease the rate or change the time of payment of any dividend on the Series A Preferred Shares;

               oo decrease the amount payable upon redemption of the Series A Preferred Shares or upon our liquidation;

               oo move forward the date on which we may redeem the Series A Preferred Shares; or

               oo amend the number of Series A Preferred Shares required to amend the Articles of Incorporation.

         o a majority of the holders of the Series A Preferred Shares and the shareholders of any Equal Series, voting together as a class, must approve any merger or consolidation we are involved in, if we do not survive such merger or consolidation and the holders of the Series A Preferred Shares and shareholders of any Equal Series do not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as their Series A Preferred Shares and shares of the Equal Series; and

         o a majority of the holders of the Series A Preferred Shares and the shareholders of any Equal Series, voting together as a class, must approve any voluntary action by our board of directors to cause us to cease to have REIT status.

         Series B Preferred Shares

         The holders of Series B Preferred Shares have substantially the same dividend, liquidation, redemption and voting rights as the holders of the Series A Preferred Shares, except that the amount of cumulative cash dividends is equal to the greater of:

         o     $8.50 per year; and

         o an amount currently equal to 6.6667 times the dividend declared on common shares for such period, adjusted for stock splits and similar matters, if such funds are legally available.

         In addition, we may not redeem the Series B Preferred Shares until May 21, 2004, or later. Currently, there are no series of Preferred Shares which have been authorized with the consent of the holders of the Series B Preferred Shares and rank equal to the Series B Preferred Shares.

         Series C Preferred Shares

         Dividends. The holders of Series C Preferred Shares are entitled to receive, when and as declared by our board of directors, cumulative dividends per share equal to the greater of:

         o     $15.30 per year; and

         o an amount currently equal to 10.0 times the dividend declared on common shares for such period adjusted for stock splits and similar matters that affect conversion rates, if such funds are legally available.

         In addition, if we do not have earnings 40% greater than our consolidated fixed charges, as defined in the Series C Certificate of Designation, we must pay a dividend 20% greater than that we would normally be required to pay. Holders of Series C Preferred Shares are entitled to dividends before we can distribute dividends to holders of common shares. For a description of events that affect conversion rates, see "Conversion Rights" in this Section.

         Furthermore, we must pay a dividend 2.5 times greater than the dividend we would normally be required to pay if:

         o we file a Federal income tax return for any taxable year on which we do not compute our income as a REIT;

         o our shareholders approve a proposal for us to cease to qualify as a REIT;

         o our board of directors determines, based on the advice of counsel, that we have ceased to qualify as a REIT; or

         o a "determination" is made within the meaning of Section 1313(a) of the Internal Revenue Code that we have ceased to qualify as a REIT.

         Liquidation. Upon our liquidation, dissolution or winding up, the holders of Series C Preferred Shares are entitled to be paid in full an amount equal to the sum of the following:

         o     $180.00 per share

         o all accrued and unpaid dividends through the date of liquidation.

         Redemption. From August 12, 2008 on, we may, at our option, redeem, in whole, or in part, the outstanding Series C Preferred Shares at a redemption price equal to the sum of:

         o     $180.00 per share

         o all accrued and unpaid dividends through the call date specified in the notice to holders regarding the redemption.


         If the redemption date occurs after a dividend record date, but prior to the dividend payment date, the dividend payable on such dividend payment date on the shares called for redemption shall be payable to the holders of Series C Preferred Shares of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares. If we have not declared and paid, or declared and set apart for payment, full cumulative dividends on all outstanding Series C Preferred Shares and shares of any series ranking equally with the Series C Preferred Shares, including the Series A Preferred Shares, the Series B Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series E Preferred Shares and the Series F Preferred Shares, we cannot redeem any Series C Preferred Shares and we cannot purchase or acquire any Series C Preferred Shares except in a purchase or exchange offer made on the same terms to all holders of Series C Preferred Shares.


         If there is a change in our control, the holders of the Series C Preferred Shares can require us, if we have funds legally available to do so, to redeem their Series C Preferred Shares at a cost of $189.00, plus accrued and unpaid dividends, if any, to the date that we repurchase the shares. For purposes of the Series C Preferred Shares, a change in our control may occur upon:

         o the first acquisition, directly or indirectly, by any individual or entity or "group" of "beneficial ownership" of more than 25% of our or Westfield America Trust's outstanding equity securities with voting power to elect our directors;

               oo For purposes of the Series C Preferred Shares and the definition of change of control, "group" has the meaning set forth in Section 13(d)(3) of the Exchange Act, and "beneficial ownership" has the meaning set forth in Rule 13d-3 under the Exchange Act (except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after a passage of time).

         o during any period of two consecutive years, the individuals who at the beginning of such period constituted our board of directors cease for any reason to constitute a majority of our board of directors then in office;

               oo For purposes of this provision, the directors do not include any directors designated, appointed or elected by the holders of any series of Preferred Shares.

         o any of us or Westfield America Trust consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of our assets to any individual or entity pursuant to a transaction in which our outstanding voting securities or Westfield America Trust's outstanding voting securities are reclassified or changed into or exchanged for cash, securities or other property; and

         o any entity consolidating with or merging into any of us or Westfield America Trust pursuant to a transaction in which our outstanding voting securities or Westfield America Trust's outstanding voting securities are reclassified or changed into or exchanged for cash, securities or other property.

               oo Each of the last two events above will not constitute a "change of control" if the sole purpose of such event is for us or Westfield America Trust to seek to change its domicile or convert from a corporation to a trust or vice versa.

               oo Each of the last two events above will not constitute a "change of control" if, immediately after such transaction, the holders of the exchanged securities of us or Westfield America Trust beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of our or Westfield America Trust's directors.

         In addition, none of the events listed above will constitute a "change of control" if:

         o any of Westfield Holdings or its wholly-owned subsidiaries remains as manager of our properties and as our adviser, in each case, as such functions are currently performed; or

         o the change of control results solely from the purchase or other acquisition of equity securities by Westfield Holdings, Westfield America Trust, the Lowy family or the initial holder of the Series C Preferred Shares.

         Also, we have agreed that so long as the initial holder of the Series C Preferred Shares holds any of the Series C Preferred Shares, if we fail to continue to be taxed as a REIT, the initial holder of the Series C Preferred Shares will have the right to require us, if we have funds legally available to do so, to repurchase any or all of the Series C Preferred Shares held by the initial holder of the Series C Preferred Shares at a repurchase price of $207.00 per share, payable in cash plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available.


         In addition, after August 12, 2008, the holders of the Series C Preferred Shares have the right to require us to redeem their Series C Preferred Shares either for cash or for common shares, at our option, as long as the current market price of the common shares is at or below $18.00, adjusted for events that affect the conversion rate as described below.


         Conversion Rights. The holders of Series C Preferred Shares have additional rights that neither the holders of Series A Preferred Shares nor the holders of Series B Preferred Shares have. The holders of Series C Preferred Shares can convert at any time all or any portion of their shares into common shares, with all of the same rights of common shares as described below. Series C Preferred Shares can be converted into common shares at an initial rate obtained by dividing the aggregate liquidation preference ($180.00 per share) of such shares plus accrued but unpaid dividends by a conversion price that is currently $18.00. The liquidation preference is the amount that the holder of Series C Preferred Shares will receive if we are terminated and our assets are distributed to our shareholders. Holders of Series C Preferred Shares are entitled to receive this amount before any payments or distributions are made to holders of the common shares. The conversion price is subject to adjustment under formulae set forth in the Series C Certificate of Designation including as set forth below:

         o the issuance of common shares as a dividend or a distribution on the common shares;

         o     some subdivisions and combinations of our common shares;

         o the issuance of any shares of stock by reclassification of our common shares;

         o the issuance to all holders of our common shares of some rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges us a commission) of the fair market value per common share on the record date for determination of shareholders entitled to receive such rights, options or warrants;

         o the distribution to all holders of our common shares of any of our securities, other than common shares, or evidence of our indebtedness or assets, excluding cumulative cash dividends or distributions paid on the common shares after December 31, 1997 which are not in excess of the sum of:

               oo our cumulative undistributed funds from operations, as determined by our board of directors, at December 31, 1997, plus oo the cumulative amount of funds from operations, as determined by our board of directors, after December 31, 1997, minus oo the cumulative amount of dividends accrued or paid on the Series C Preferred Shares or any other class or series of Preferred Shares.

         o the distribution to all holders of our common shares of rights, options or warrants to subscribe for or purchase any of our securities (excluding those rights, options or warrants issued to all holders of common shares described in the fourth single bullet point above); and

               oo The adjustments referred to in the fifth and sixth single bullet points above will not be made, however, if such a distribution is made not only to holders of common shares, but also to each holder of Series C Preferred Shares converting such shares into common shares after the determination date for such distribution, provided, that if such holder of Series C Preferred Shares is no longer entitled to receive such distribution with the common shares upon conversion, then the adjustment to the conversion price will be made.

               oo The adjustments referred to in the fifth and sixth single bullet points above will not be required in connection with rights or warrants distributed by us to all holders of common shares to subscribe for or purchase shares of our capital stock, which rights or warrants, until the occurrence of a specified event or events:

                     ooo are deemed to be transferred with such common shares;

                     ooo    are not exercisable; and

                     ooo are also issued in connection with future issuances of common shares, until the occurrence of the earliest of such event.


         o payment to holders of common shares in connection with a tender or exchange offer by us or any of our subsidiaries or controlled affiliates (which does not include open market repurchases by us) for all or any portion of the common shares, which payment has a fair market value per common share, as determined in good faith by our board of directors, that exceeds the current market price per common share on the trading day next succeeding the last date on which tenders or exchanges may be made in accordance with such tender or exchange offer.


         The right to convert Series C Preferred Shares called for redemption will terminate on the fifth business day prior to the date on which such shares have been called for redemption. There are 416,667 outstanding Series C Preferred Shares and each Series C Preferred Share is currently convertible into 10 common shares.

         Registration Rights. The holders of the Series C Preferred Shares also have registration rights which enable them to require us to register their Series C Preferred Shares and the common shares that they may receive upon conversion of their Series C Preferred Shares. The Series C Preferred Shares' registration rights are governed by a Registration Rights Agreement that specifies our rights and obligations to register the Series C Preferred Shares. We have filed a registration statement in response to a request by the initial holder of the Series C Preferred Shares under such registration rights agreement for registration of its Series C Shares and common shares into which the Series C Shares are convertible.

         Voting Rights. The holders of Series C Preferred Shares do not have any voting rights, other than as required by law, except that:

         o if we do not pay a full dividend to any holders of the Series C Shares for two consecutive quarterly dividend periods, then the holders of Series C Shares, voting together as a single class, will have the exclusive right to elect two additional directors to our board of directors;

         o if we do not pay a dividend of at least $0.32 per share, adjusted for events that affect the conversion rate as described above, to holders of common shares for two consecutive quarterly dividend periods, then the holders of the Series C Shares, voting together as a single class, will have the exclusive right to elect one additional director to our board of directors;

               oo Once all dividends in arrears are made current and paid in full, and once we pay dividends on common shares of at least $0.32 per share, then the directors elected by the holders of the Series C Shares shall cease to be directors and the number of directors shall be reduced accordingly.

         o they can vote on any matter involving any transaction between us and one of our affiliates which is brought to a vote by the holders of common shares;

               oo The holders of the Series C Preferred Shares would vote on such matters with the holders of common shares, together as a class.

               oo The number of votes each holder of the Series C Preferred Shares would have would be 10 adjusted for events that affect the conversion rate as described above.

         o a majority of the holders of the Series C Preferred Shares, voting together as a class, must approve any amendment, alteration or repeal of the Articles of Incorporation or the Series C Certificate of Designation that materially and adversely affects their voting powers, rights or preferences;

               oo The holders of the Series C Preferred Shares will not be entitled to vote on such a matter if we redeem the Series C Preferred Shares before any amendment, alteration or repeal takes effect.

         o a majority of the holders of the Series C Preferred Shares, voting together as a class, must approve any merger or consolidation we are involved in, if we do not survive such merger or consolidation and the holders of the Series C Preferred Shares do not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as their Series C Preferred Shares;

               oo The holders of the Series C Preferred Shares will not be entitled to vote on such a matter if we redeem the Series C Preferred Shares prior to the issuance of such shares in the surviving corporation.

         Right to Participate in Future Offerings. The initial holder of the Series C Preferred Shares has the right to purchase or subscribe for up to 15% of the number of shares or aggregate amount (whichever is greater) of any "new securities" that we may issue and sell, so long as such initial holder continues to hold at least 33% of the aggregate number of issued and outstanding Series C Shares at the time that we give notice of a proposed issuance of new securities. For purposes of our Series C Shares, "new securities" means any of our capital stock (including common stock and preferred stock), whether now authorized or not, and rights, options or warrants to purchase our capital stock, and our securities of any type whatsoever that are convertible into our capital stock or that carry any rights to purchase our capital stock. For purposes of our Series C Shares, "new securities" do not include:

         o securities issued pursuant to any acquisition of any property or assets or of another corporation, partnership, limited liability company or other entity;

         o securities issuable upon the exercise of any option, warrant, subscription or conversion rights outstanding on June 25, 1998 for the Series C Preferred Shares and December 17, 1998 for the Series C-1 Preferred Shares and the Series C-2 Preferred Shares;

         o securities issuable pursuant to any dividend reinvestment plan;

         o securities issued to employees, officers, consultants or directors of us pursuant to any stock option plan or stock purchase or stock bonus or compensation arrangement; or

         o securities issued upon conversion of units held in the operating partnership.

         Series C-1 Preferred Shares

         The holders of Series C-1 Preferred Shares have substantially the same dividend, liquidation, redemption, conversion, registration and voting rights as the holders of the Series C Preferred Shares, as well as the right to participate in future offerings. There are 138,889 outstanding Series C-1 Preferred Shares and each Series C-1 Preferred Share is currently convertible into 10 common shares, adjusted in the same manner as adjustments of the conversion price for the Series C Preferred Shares described above.

         Series C-2 Preferred Shares

         The holders of Series C-2 Preferred Shares have substantially the same dividend, liquidation, redemption, conversion, registration and voting rights as the holders of the Series C-1 Preferred Shares, as well as the right to participate in future offerings. There are 138,889 outstanding Series C-2 Preferred Shares and each Series C-2 Preferred Share is currently convertible into 10 common shares, adjusted in the same manner as adjustments of the conversion price for the Series C Preferred Shares described above.

         Series D Preferred Shares

         General. The holders of Series D Preferred Shares have substantially the same dividend, liquidation, redemption and conversion rights as the holders of the Series C Preferred Shares. There are 694,445 outstanding Series D Preferred Shares and each Series D Preferred Share is currently convertible into 10 common shares, adjusted in the same manner as adjustments of the conversion price for the Series C Preferred Shares described above. The holder of 416,667 of the Series D Preferred Shares does not have any registration rights, nor does it have the right to participate in future offerings. The holder of 277,778 of the Series D Preferred Shares has registration rights with respect to the common shares it would receive upon conversion of its Series D Preferred Shares.

         Voting Rights. The holders of Series D Preferred Shares do not have any voting rights, other than as required by law, except that:

         o a majority of the holders of the Series D Preferred Shares, voting together as a class, must approve any amendment, alteration or repeal of the Articles of Incorporation or the Series D Certificate of Designation that materially and adversely affects their voting powers, rights or preferences;

               oo The holders of the Series D Preferred Shares will not be entitled to vote on such a matter if we redeem the Series D Preferred Shares before any amendment, alteration or repeal is to take effect.

         o a majority of the holders of the Series D Preferred Shares, voting together as a class, must approve any merger or consolidation we are involved in, if we do not survive such merger or consolidation and the holders of the Series D Preferred Shares do not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as their Series D Preferred Shares;

               oo The holders of Series D Preferred Shares will not be entitled to vote on such a matter if we redeem the Series D Preferred Shares prior to such a merger or consolidation.

         Series D-1 Preferred Shares

         The holders of Series D-1 Preferred Shares have substantially the same dividend, liquidation, redemption, conversion and voting rights as the holders of Series D Preferred Shares. There are 138,889 outstanding Series D-1 Preferred Shares and each Series D-1 Preferred Share is currently convertible into 10 common shares, adjusted in the same manner as adjustments of the conversion price for the Series C Preferred Shares described above. The holders of the Series D-1 Preferred Shares do not have any registration rights, nor do they have the right to participate in future offerings.

         Series E Preferred Shares


         General. The holders of Series E Preferred Shares have substantially the same dividend, liquidation, conversion and voting rights as the holders of the Series D Preferred Shares. There are 477,778 outstanding Series E Preferred Shares and each Series E Preferred Share is currently convertible into 10 common shares, adjusted in the same manner as adjustments of the conversion price for the Series C Preferred Shares described above. In addition, the holders of the Series E Preferred Shares have substantially the same redemption rights as the holders of the Series D Preferred Shares, except that we may not redeem the Series E Preferred Shares until August 16, 2009, and the holders of the Series E Preferred Shares may not require us to redeem their Series E Preferred Shares until August 16, 2009. The holders of the Series E Preferred Shares do not have any registration rights, nor do they have the right to participate in future offerings.

         Series F Preferred Shares

         Dividends. When the Series F Preferred Shares are issued, any holders of Series F Preferred Shares will be entitled to receive, when and as declared by our board of directors, cumulative dividends per share equal to the greater of:

         o     $85.00 per year; and

         o an amount currently equal to 51.4933, adjusted for stock splits, capital reconstructions and similar matters (the "Dividend Factor"), times the dividend declared on common shares for such period, if such funds are legally available.

There are no outstanding Series F Preferred Shares. The Series F Preferred Shares, when issued, will not be convertible into common shares. The holders of the Series F Preferred Shares will not have any registration rights, nor will they have the right to participate in future offerings.

         Liquidation. Upon our liquidation, dissolution or winding up, any holders of Series F Preferred Shares will be entitled to be paid in full an amount equal to the sum of the following:

         o     $1,000.00 per share;

         o all accrued and unpaid dividends through the last day of the most recently completed calendar quarter prior to the date of liquidation, dissolution or winding up; and

                           the actual number of days elapsed from the last day
         o     $21.25  X   of the most recently completed calendar quarter
                           to the liquidation date
                           ---------------------------------------------------
                                            90 days

         Redemption. After the 20th anniversary of the date of issuance corresponding to a Series F Preferred Share, we may, at our option, redeem, such Series F Preferred Share at a redemption price equal to the sum of:

         o     $1,000.00 per share; and

         o all accrued and unpaid dividends through the call date specified in the notice to holders regarding the redemption.

         If the redemption date occurs after a dividend record date, but prior to the dividend payment date, the dividend payable on such dividend payment date on the shares called for redemption shall be payable to the holders of record of Series F Preferred Shares being redeemed at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares. If we have not declared and paid, or declared and set apart for payment, full cumulative dividends on all outstanding Series F Preferred Shares and shares of any series ranking equally with the Series F Preferred Shares, including the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares and the Series E Preferred Shares, we cannot redeem any Series F Preferred Shares and we cannot purchase or acquire any Series F Preferred Shares except in a purchase or exchange offer made on the same terms to all holders of Series F Preferred Shares.

         Voting Rights. Any holders of Series F Preferred Shares will have voting rights and powers equal to the voting rights and powers of the holders of common shares, voting together with the holders of common shares as a single class. Each holder of a Series F Preferred Share will be entitled to the number of votes per Series F Preferred Share equal to the number of such holder's Series F Preferred Shares multiplied by the Dividend Factor. In addition, any holders of Series F Preferred Shares will have the following voting rights:

         o a majority of the holders of the Series F Preferred Shares, voting together as a class, must approve any amendment, alteration or repeal of the Articles of Incorporation or the Series F Certificate of Designation that materially and adversely affects their voting powers, rights or preferences;

               oo A holder of Series F Preferred Shares will not be entitled to vote on such a matter if we redeem such holder's Series F Preferred Shares before any amendment, alteration or repeal takes effect.

         o a majority of the holders of the Series F Preferred Shares, voting together as a class, must approve any merger or consolidation we are involved in, if we do not survive such merger or consolidation and the holders of the Series F Preferred Shares do not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as their Series F Preferred Shares;

               oo A holder of Series F Preferred Shares will not be entitled to vote on such a matter if we redeem such holder's Series F Preferred Shares prior to the issuance of such shares in the surviving corporation.


COMMON SHARES

         Dividend Rights

         The holders of common shares are entitled to receive such dividends as our board of directors may declare, if such funds are legally available. In order for us to qualify as a REIT, we must distribute at least 95% (or 90% after 2000) of our taxable income to our common and preferred shareholders. Under our Articles of Incorporation, the preferred stock has a dividend preference over common shares. We expect that we will declare regular quarterly dividends for the three-month periods ending March 31, June 30, September 30 and December 31 each year. All dividends are at the discretion of our board of directors and depend on our actual funds from operations, our financial condition, the annual dividend requirements established for REITs in the Internal Revenue Code and such other factors as our board of directors deems relevant. All dividends to holders of the common shares are subject to the prior payment of dividends on Preferred Shares.

         Liquidation Rights

         Upon our liquidation, dissolution or winding up, or upon any distribution of our assets, holders of common shares are entitled to receive our assets legally available for distribution, after payment of all debts, other liabilities and any liquidation preferences of outstanding preferred stock.

         Voting Rights

         At all of our shareholders' meetings, each holder of common shares is entitled to one vote for each common share entitled to vote at such meeting. A majority of the common shares voting together as a class, must approve:

         o     an election to change our status as a REIT; and

         o     other matters as required by applicable law.

         With respect to excess common shares, the trustee of any excess common shares is entitled to vote such shares. See "- Restrictions on Ownership and Transfer."

         Election and Removal of Directors


         Our board of directors consists of three classes with the terms of office of directors of each class ending in different years. The Class I directors are to serve until the annual meeting of shareholders in 2001, or until their successors are elected; the Class II directors are to serve until the annual meeting of shareholders in 2002, or until their successors are elected; the Class III directors are to serve until the annual meeting of shareholders in 2003, or until their successors are elected. The directors serve three-year terms, or until their successors are elected.


         At a meeting at which a quorum is present, directors are elected by a majority of the common shares entitled to vote for directors either in person or by proxy. The rights of the holders of common shares to vote for directors is subject to any rights of the holders of preferred stock to elect directors. There are no cumulative voting rights. Directors may be removed from office only for cause and with the vote of 662/3% of the outstanding shares then entitled to vote at an election of directors.

         Preemptive Rights

         Holders of common shares do not have the right to subscribe for or purchase, and they do not have any preemptive right in connection with any part of any new or additional stock issuance of any class whatsoever, or of securities convertible into any stock of any class whatsoever.

         Redemption Rights

         Common shares are not redeemable.

         Shareholder Liability

         Under Missouri corporate law, none of our shareholders is personally liable for any of our obligations solely as a result of being a shareholder.


OUTSTANDING WARRANTS, AGREEMENTS TO PURCHASE SHARES, AND PUT RIGHTS

         We currently have three outstanding warrants. In 1996, we issued a warrant to Westfield America Trust entitling it to purchase at any time, and from time to time, in whole or in part, 6,246,096 common shares at an exercise price of $16.01 per share in cash, adjusted for stock splits, capital reconstructions and similar matters. This warrant expires on July 1, 2016. In May 1997, we issued a warrant to Westfield America Trust entitling it to purchase at any time, and from time to time, in whole or in part, 2,089,552 common shares at an exercise price of $15.00 per share in cash, adjusted for stock splits, capital reconstructions and similar matters. This warrant expires on May 21, 2017. In June 2000, we issued a warrant to Westfield America Trust entitling it to purchase at any time, and from time to time, in whole or in part, 2,840,000 common shares at an exercise price of $19.42 per share in cash, adjusted for stock splits, capital reconstructions and similar matters. This warrant expires on June 1, 2025.

         In addition, in May 1998, we entered into a stock subscription agreement with Westfield America Trust pursuant to which we have the right to sell, and Westfield America Trust has the obligation to purchase, A$465 million, which was approximately US$282.3 million as of March 31, 2000, of common shares in three equal installments at a 5% discount to the then prevailing market price of our common shares on June 29, 2001, June 28, 2002 and June 30, 2003.

         Furthermore, in June 2000, we entered into a put agreement with a wholly-owned subsidiary of Westfield Holdings pursuant to which that subsidiary has the right to require us to purchase the stock of one of its wholly-owned subsidiaries, Westland Realty, with the consideration to be paid for such stock to be equal to 98% of the fair market value of the stock, and which consideration will be paid in up to 55,000 Series F Preferred Shares.


OP UNITS AND OTHER PARTNERSHIP INTERESTS

         The holders of 2,164,235 OP Units have redemption rights, which permit them, in some circumstances, to exchange their OP Units for cash, subject to our prior and independent right to acquire OP Units for an equivalent number of common shares, which number is subject to adjustment as provided in the partnership agreement for the operating partnership. In addition, the holders of 911,185 partnership interests in our affiliated partnerships, including the Independence Mall II Units held by Hugh MacRae II, may exchange such interests for:

         o     OP Units; or

         o cash, subject to our prior and independent right to acquire such partnership interests for an equivalent number of common shares, which number is subject to adjustment as provided in the governing partnership agreement.


         In addition, two wholly-owned subsidiaries of Westfield Holdings that own an aggregate of 52,483 Series F Partnership Units have redemption rights, which permit them, in some circumstances, to exchange their Series F Partnership Units for cash, subject to our prior and independent right to acquire Series F Partnership Units for an equivalent number of Series F Preferred Shares, which number is subject to adjustment as provided in the partnership agreement for the operating partnership.


LIQUIDITY OPTION


         On June 23, 1999, one of our subsidiary limited liability companies, WEA Valley Fair UTC LLC ("WEA Valley Fair UTC") entered into a joint venture, Valley Fair UTC LLC, with Valley Fair University Towne Member LLC, a subsidiary of The Commingled Pension Trust Fund (Strategic Property) of Morgan Guaranty Trust Company of New York ("VFUT"), acting for a group of pension trusts, pursuant to which WEA Valley Fair UTC transferred its interest in two subsidiary limited liability companies which own shopping centers located in San Diego and San Jose, California to the joint venture. Concurrently, we sold a liquidity option to VFUT which gives VFUT the right, under some circumstances, to exchange its interest in the joint venture, or its interest in either of the two subsidiary limited liability companies owned by the joint venture, for our common shares. If VFUT elects to exercise the liquidity option with respect to the entire joint venture, then upon exercise of the liquidity option, VFUT will receive common shares equal to VFUT's share of an amount equal to the joint venture's funds from operations for the most recent publicly reported four calendar quarters multiplied by the quotient of our share price over our funds from operations per share for the same four calendar quarter period. If VFUT elects to exercise the liquidity option with respect to one of the two subsidiary limited liability companies owned by the joint venture, then upon exercise of the liquidity option, VFUT will receive common shares equal to VFUT's share of an amount equal to the funds from operations of the applicable subsidiary limited liability companies for the most recent publicly reported four calendar quarters multiplied by the quotient of our share price, and our per share funds from operations for the same four calendar quarter period. Using actual numbers for the previous publicly reported four calendar quarters, we could issue up to approximately 7,114,000 common shares if VFUT exercises the liquidity option with respect to the entire joint venture, which represent approximately 9.7% of the total common shares outstanding as of March 31, 2000. The common shares to be distributed in connection with the exercise of the liquidity option are subject to the ownership limitations contained in our Articles of Incorporation and described below under "-Restrictions on Ownership and Transfer," as well as to the limitations of Rule 312.03(c) of the New York Stock Exchange. In addition, we have agreed with VFUT to structure the distribution of common shares following the exercise of the liquidity option by VFUT in a manner to insure compliance with the ownership limitations. If the distribution cannot be structured to insure compliance with the ownership limitations, VFUT may decide to either (1) not proceed with the distribution, in which event VFUT's exercise of the liquidity option will be considered null and void, or (2) proceed with the distribution, in which event VFUT will receive the cash value of the common shares that VFUT would have received in the absence of the ownership limitations. The liquidity option is not exercisable for several years and therefore, when it is exercised, if at all, the number of common shares to be issued could be substantially different.


RESTRICTIONS ON OWNERSHIP AND TRANSFER

         Because our board of directors believes that it is essential for us to continue to qualify as a REIT, the board of directors has adopted, and our shareholders have approved, provisions of the Articles of Incorporation that restrict direct and indirect acquisition and ownership of our shares of capital stock. See "Federal Income Tax Considerations -- Requirements for Qualification."

         Our Articles of Incorporation provide, subject to exceptions including the higher limit applicable to the Lowy family, that individuals may not own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code, more than 5.5% of our outstanding shares of capital stock, as measured by value. Our Articles of Incorporation authorize the board of directors to increase the ownership limit on a case-by-case basis if it receives satisfactory evidence based upon the advice of our tax counsel or other evidence or undertakings acceptable to it that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of increasing the ownership limit in this way, the board of directors has the discretion to require the applicant seeking to increase its ownership of our capital stock to obtain opinions of counsel satisfactory to the board of directors, or undertakings from the applicant concerning preserving our REIT status, or both. The ownership restrictions will not apply if a majority of the holders of our capital stock determine that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

         Issuances or transfers that result in violations of the ownership limit described above will be null and void to the intended transferee, and the intended transferee will acquire no rights to the capital stock. In addition, issuances or transfers that cause us to be beneficially owned by fewer than 100 persons, or which would result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, or which would otherwise result in our failing to qualify as a REIT, will be null and void to the intended transferee, and the intended transferee will acquire no rights to the capital stock. If shares of capital stock are nevertheless transferred in violation of these rules or the ownership limit, such shares will automatically be converted into Excess Shares and transferred to one or more charitable trusts. In addition, if any other event occurs which would result in any individual directly or indirectly holding shares of capital stock in violation of the ownership limit, then shares of capital stock directly or indirectly held by such individual which result in the owner exceeding the ownership limit will be automatically converted into Excess Shares and transferred to a charitable trust. Shares transferred to a charitable trust will remain outstanding, and the trustee of the trust will have all voting and dividend or distribution rights pertaining to such Excess Shares. If we pay dividends or distributions after violation of the ownership limit, but prior to discovering such violation, the recipient of such dividend or distribution must return the dividend or distribution to us and we will turn it over to the trustee of the charitable trust. The trustee of such trust shall transfer such Excess Shares to a person whose ownership of such Excess Shares will not violate the ownership limit or other applicable limitations. When the trustee sells such Excess Shares, the charitable beneficiaries' interest terminates, the Excess Shares will automatically convert into shares of capital stock of the same type and class as the shares from which they were converted, and the sales proceeds will be paid, first, to the original intended transferee. The sales proceeds received by the original intended transferee will be the lesser of:

         o such transferee's original purchase price (or the original market value of such shares if the original transferee did not give value for such shares); and

         o     the price received by the trustee.

Any remaining proceeds will be paid to the charitable beneficiary. In addition, we may, for a 90-day period, designate the person to whom the trustee will sell the capital stock held in the charitable trust. The 90-day period commences on the date of the transfer that violated the foregoing provisions and that gave rise to the issuance of Excess Shares, or the date that we first become aware of such transfer, whichever is later.

         All certificates representing common shares bear a legend referring to the restrictions described above.

         We have the right to require each shareholder to disclose to us in writing such information concerning the shareholder's direct, indirect and constructive ownership of shares as our board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

         The ownership limitations may have the effect of precluding acquisition of control of us by a third party so long as our board of directors and the shareholders determine that maintenance of REIT status is in our best interest.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common shares is American Stock Transfer & Trust Company.

LISTING

         Our common shares are listed on the New York Stock Exchange under the symbol "WEA."


                             PROVISIONS OF OUR
         ARTICLES OF INCORPORATION AND BY-LAWS AND OF MISSOURI LAW

         Provisions in our Articles of Incorporation and By-Laws and the GBCL, as well as the substantial influence of Westfield America Trust and Westfield Holdings, both principal shareholders of us, may delay or make more difficult unsolicited acquisitions of us or changes in our control. We believe that such provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover that our board of directors does not consider to be in our best interests and our shareholders' best interests. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although shareholders might consider such proposals, if made, desirable. Such provisions may also make it more difficult for third parties to alter our current management structure without the concurrence of our board of directors. These provisions include, among others:

         o     the ownership limit;

         o the availability of capital stock for issuance from time to time at the discretion of our board of directors;

         o     a classified board of directors;

         o the inability of the shareholders to take action by written consent unless such consent is unanimous;

         o prohibitions against shareholders calling a special meeting of shareholders;

         o requirements for advance notice for raising business or making nominations at shareholders' meetings; and

         o additional requirements for some business combination transactions.

         The following is a description of the material provisions of our Articles of Incorporation, the By-Laws and the GBCL which may make an unsolicited change of our control more difficult. You should also read the Articles of Incorporation and By-Laws we have filed as exhibits to the registration statement of which this prospectus is a part and the GBCL.

OWNERSHIP LIMIT

         The Articles of Incorporation contain the ownership limit described above which may discourage a change in our control, and may also deter tender offers for our common shares that might otherwise be advantageous to holders of the common shares. The ownership limit may limit the opportunities of holders to receive a premium for their common shares that might otherwise exist if an investor were attempting to assemble a block of shares or otherwise effect a change in our control.

ADDITIONAL CLASSES AND SERIES OF PREFERRED STOCK

         Our board of directors can issue additional authorized but unissued common shares and establish one or more series of preferred stock. Our board of directors can issue such common shares and preferred stock, without any further vote or action by the shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are listed. The issuance of additional capital stock may delay, defer or prevent a change in our control. The issuance of additional series of preferred stock with voting or conversion rights may adversely affect the voting power of holders of common shares. The ability of the board of directors to issue additional capital stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

SIZE OF BOARD, ELECTION OF DIRECTORS, CLASSIFIED BOARD, REMOVAL OF DIRECTORS AND FILLING VACANCIES

         Our Articles of Incorporation and By-Laws provide that our board of directors consists of three classes as nearly equal in number as possible, with directors serving three-year terms of office that expire at different times in annual succession. The Articles of Incorporation provide that directors may not be removed from office prior to the expiration of their term without cause and the vote of 662/3% of the outstanding shares then entitled to vote at an election of directors. A classified board makes it more difficult for shareholders to change a majority of the directors.

         The Articles of Incorporation and the By-Laws limit the total number of directors to 14 plus any additional directors that the holders of Preferred Shares may have the right to elect, and provide that a vote by a majority of the directors then in office may fill any vacancy or any newly created directorships resulting from any increase in the authorized number of directors. Accordingly, the board of directors may prevent any shareholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

LIMITATIONS ON SHAREHOLDER ACTION BY WRITTEN CONSENT; ABILITY TO CALL SPECIAL MEETINGS

         Our Articles of Incorporation and By-Laws provide that an action by written consent of shareholders instead of a meeting must be unanimous, as the GBCL requires. Our By-Laws provide that only the chairman of our board of directors, any president or a resolution of our board of directors can call special shareholders' meetings, unless a statute or our Articles of Incorporation provide otherwise. Furthermore, the By-Laws provide that only business that is specified in the notice of any special meeting may come before such meeting, as the GBCL requires.

         These provisions may adversely affect the ability of shareholders to influence our governance. These provisions also may adversely affect the possibility of shareholders receiving a premium above market price for their securities from a potential acquirer that is hostile to management.

ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

         The By-Laws establish an advance notice procedure that shareholders must follow in order to make shareholder proposals at an annual shareholders' meeting. Shareholders must also follow this advance notice procedure in order to make nominations of candidates for election as directors at meetings at which directors are to be elected. The only business that we will conduct at a shareholders' meeting is that business that our board of directors has raised or directed, and business that a shareholder has given to our secretary on time and in proper form. The only candidates that will be eligible for election as directors will be those candidates nominated by or at the direction of our board of directors and those candidates nominated by any shareholder that has given notice of such nomination on time and in proper form to our secretary.

BUSINESS COMBINATION AND CONTROL SHARE ACQUISITION STATUTES AND RELATED
PROVISIONS

         We are subject to Missouri's Business Combination Statute and the Control Share Acquisition Statute.

         The Business Combination Statute restricts some "business combinations" between a resident domestic corporation and an "interested shareholder," or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person became an interested shareholder, unless such business combination or the transaction by which the person became an interested shareholder is approved by the board of directors on or before the date the interested shareholder obtains such status.

         This statute also prohibits other business combinations between a resident domestic corporation and an interested shareholder at any time unless:

         o the transaction by which the person became an interested shareholder is approved by the board of directors prior to the date the interested shareholder obtains such status;

         o the business combination is approved by the board of directors prior to the date the interested shareholder obtains such status;

         o the holders of a majority of the outstanding stock, other than the stock beneficially owned by the interested shareholder, approve the business combination not earlier than five years after the transaction in which the person became an interested shareholder; or

         o the business combination satisfies detailed financial and procedural requirements.

         A "business combination" includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and some reclassifications and recapitalizations.

         An "interested shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

         Because there may be circumstances in which the Business Combination Statute may not apply to us, our Articles of Incorporation contain a similar provision restricting business combinations for a five-year period after a person becomes an interested shareholder unless the business combination or the transaction in which the person becomes an interested shareholder was approved by our board of directors on or before the date of the transaction by which the person became an interested shareholder, or if such person was an interested shareholder on the date this provision was adopted, by our shareholders. As with the Business Combination Statute, our Articles of Incorporation prohibit business combinations at any time following the transaction in which the person became an interested shareholder unless the same conditions set forth under the Business Combination Statute are satisfied.

         These provisions may make it more difficult for a 20% beneficial owner to effect transactions with us and may encourage persons that seek to acquire us to negotiate with our board of directors prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

         The GBCL also contains a Control Share Acquisition Statute which may limit the rights of a shareholder to vote some or all of its shares. Under the GBCL, unless an issuing public corporation's articles of incorporation or bylaws provide that the Control Share Acquisition Statute does not apply to such corporation, "control shares" acquired in a "control share acquisition" have the same voting rights that such shares had prior to the control share acquisition only if voting rights for those shares are granted by a resolution approved by the affirmative vote of a majority of all outstanding shares entitled to vote on the matter, excluding all interested shares.

         "Control shares" are shares of an issuing public corporation that, together with all other shares of the issuing public corporation owned by a person or over which that person can exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of such shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of the voting power of those shares in the election of directors within any of the following ranges of voting power:
1/5 or more but less than 1/3; 1/3 or more but less than a majority; or a majority or more. However, shares that the person or group has owned or over which the person or group could have exercised or directed voting power for at least ten years are not considered to be "control shares" and are not aggregated for determining inclusion within the above-stated ranges.

         A "control share acquisition" is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power over, issued and outstanding control shares. Under the GBCL, shares acquired within ninety days of any other acquisition of shares, or the acquisition of shares under a plan to effect a control share acquisition, are all considered to have been acquired in the same acquisition. However, a person, who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purposes of circumventing the Control Share Acquisition Statute, will have voting power over those shares that the person would be able to exercise or direct the exercise of votes without further instructions from others.

         Not all acquisitions of shares constitute control share acquisitions. Acquisitions do not constitute control share acquisitions if effected:

         o in accordance with a contract in existence prior to June 13, 1984;

         o in accordance with a will or other testamentary disposition, the laws of descent and distribution or by inter vivos gift where such gift is made in good faith and not for the purpose of circumventing the Control Share Acquisition Statute;

         o in connection with a public offering, a private placement or any other issuance of shares;

         o     in connection with a benefit or other compensation plan;

         o in connection with the conversion of debt securities into shares;

         o under a binding contract other than in connection with a tender offer, whereby the holders of shares representing at least two-thirds of our voting power agree to sell such shares;

         o in satisfaction of a pledge or other security interest created in good faith and not to circumvent the Control Share Acquisition Statute;

         o in connection with a merger or consolidation effected in compliance with the GBCL;

         o under a binding contract with another entity which, at any time within one-year prior to the acquisition in question, owned more than fifty percent of our voting power;

         o by or from any person whose shares have been previously granted voting rights in accordance with the Control Share Acquisition Statute, provided the acquisition entitles the person making the acquisition, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power of the corporation in the election of directors within the range of voting power not in excess of the range of voting power associated with the shares to which voting rights have been previously granted.

TERMINATION OF REIT STATUS

         Our Articles of Incorporation permit our directors, with the approval of both a majority of the holders of the common shares and a majority of the holders of the Series A and Series B Preferred Shares (and the trustee of the excess common shares and the excess Series A and Series B Preferred Shares), to terminate our status as a REIT under the Internal Revenue Code at any time.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation contain provisions indemnifying our directors and officers to the maximum extent permitted by Missouri law.


                DESCRIPTION OF OP UNITS AND THE PARTNERSHIP
                  AGREEMENT FOR THE OPERATING PARTNERSHIP


         A summary of some provisions of the First Amended and Restated Agreement of Limited Partnership of the Westfield America Limited Partnership, dated as of August 3, 1998, as amended, and a description of some of the terms of the OP Units are set forth below. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware Revised Uniform Limited Partnership Act and the partnership agreement for the operating partnership. We have filed a copy of the partnership agreement for the operating partnership with the SEC.


GENERAL


         Substantially all of our assets are held by, and substantially all of our operations are conducted through, the operating partnership, either directly or through subsidiaries. We are the sole general partner and also, either directly or through subsidiaries, a limited partner of the operating partnership and, we, either directly or through subsidiaries, own 95.26 % of the outstanding interests in the operating partnership through our ownership of common partnership units and partnership preferred units. Subsidiaries of Westfield Holdings own 2.63% of the outstanding interests in the operating partnership through their ownership of partnership preferred units. In addition, the operating partnership has issued OP Units. As of June 30, 2000 the general partner and limited partner interests represented approximately 97.89% of the outstanding interests in the operating partnership and the OP Units represented approximately 2.11% of the outstanding interests in the operating partnership.


         OP Units are held by persons who contributed interests in properties and/or other assets to the operating partnership and may be held in the future by persons who exchange their partnership interests in some of our affiliated partnerships for OP Units. All holders of OP Units or other interests in the operating partnership (including us in our capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to their respective percentage interests in the operating partnership, as well as in those properties that we own outside the operating partnership. The OP Units and other interests in the operating partnership are not listed on any exchange or quoted on any national market system.


         Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. We believe that such provisions will enable us and the operating partnership to develop our businesses in a manner that will foster long-term growth without disruption caused by the threat of a takeover that our board of directors does not consider to be in our best interests, our shareholders' best interests or in the best interests of limited partners who hold partnership interests in the operating partnership or other investors who hold OP Units. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some shareholders might consider such proposals, if made, desirable. These provisions could also discourage third parties from attempting to effect an unsolicited acquisition of us or change of our control by attempting to acquire control of the operating partnership, although some shareholders might consider such attempts, if made, desirable. Such provisions also make it more difficult for third parties to alter the management structure of the operating partnership without the concurrence of our board of directors. These provisions include, among others:

         o     management of the operating partnership by us;

         o     redemption rights of qualifying parties;

         o     transfer restrictions; and

         o ability of the general partner in some cases to amend the partnership agreement without the consent of the limited partners and investors.


PURPOSES, BUSINESS AND MANAGEMENT


         The purpose of the operating partnership includes the conduct of any business that may be conducted lawfully by a limited partnership formed under the Delaware Limited Partnership Act, except that the partnership agreement for the operating partnership requires the business of the operating partnership to be conducted in such a manner that will permit us to be classified as a REIT under Sections 856 through 860 of the Internal Revenue Code. Subject to the foregoing limitation, the operating partnership may enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity. We may cause the operating partnership not to take, or to refrain from taking, any action that, in our judgment, in our sole and absolute discretion:


         o could adversely affect our ability to continue to qualify as a REIT;

         o could subject us to any additional taxes under Internal Revenue Code Section 857 or Internal Revenue Code Section 4981 or any other related or successor provision under the Internal Revenue Code;

         o could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the operating partnership; or

         o could violate in any material respects any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by us pursuant to any of our agreements or applicable laws and regulations, unless, in any such case, such action described in the bullet points above is specifically consented to by us in writing.

         In general, our board of directors, in our capacity as sole general partner of the operating partnership, will manage the affairs of the operating partnership by directing our affairs.

         Except as otherwise expressly provided in the partnership agreement for the operating partnership or as delegated or provided to an additional partner by us or any successor general partner pursuant to the partnership agreement for the operating partnership, all management powers over the business and affairs of the operating partnership are exclusively vested in us. No limited partner or OP Unitholder or any other person to whom one or more partnership interests or OP Units have been transferred may, in its capacity as a limited partner or OP Unitholder, take part in the operations, management or control of the operating partnership's business, transact any business in the operating partnership's name or have the power to sign documents for or otherwise bind the operating partnership. A general partner may not be removed by the limited partners or OP Unitholders with or without cause, except with our consent. In addition to the powers granted a general partner of a limited partnership under applicable law or that are granted to the general partner under any other provision of the partnership agreement for the operating partnership, we, subject to the other provisions of the partnership agreement for the operating partnership, have full power and authority to do all things deemed necessary or desirable by us to conduct the business of the operating partnership, to exercise all powers of the operating partnership and to effectuate the purposes of the operating partnership. The operating partnership may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, upon such terms as we determine to be appropriate. We are authorized to execute, deliver and perform some agreements and transactions on behalf of the operating partnership without any further act, approval or vote of the limited partners or the OP Unitholders.

         Restrictions on Our Authority

         We may not take any action in contravention of the partnership agreement for the operating partnership. We may not, without the prior consent of the limited partners, undertake, on behalf of the operating partnership, any of the following actions or enter into any transaction that would have the effect of such actions:

         o amend, modify or terminate the partnership agreement for the operating partnership, except as provided in the partnership agreement for the operating partnership; for a description of the provisions of the partnership agreement for the operating partnership permitting us to amend the partnership agreement without the consent of the limited partners see "-Amendment of the Partnership Agreement for the Operating Partnership;"

         o make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the operating partnership;

         o institute any proceeding for bankruptcy on behalf of the operating partnership; or


         o approve or acquiesce to the transfer of our partnership interest or admit into the operating partnership any additional or successor general partners, subject to the exceptions discussed in "-Transfers and Withdrawals - Restrictions on Us."

         In addition, we generally may not withdraw as general partner from the operating partnership nor transfer all of our interest in the operating partnership without the consent of a majority in interest of the OP Unitholders, subject to the exceptions discussed in "-Transfers and Withdrawals - Restrictions on Us." Furthermore, we may not amend, modify or terminate the partnership agreement for the operating partnership without the prior consent of a majority in interest of the OP Unitholders holding each class or series of OP Units affected by such amendment.


         In addition, we may not amend the partnership agreement for the operating partnership or take any action on behalf of the operating partnership, without the prior consent of each limited partner or OP Unitholder adversely affected by such amendment or action, if such amendment or action would:

         o convert a limited partner into a general partner or convert an OP Unitholder into a partner for state law purposes;

         o     modify the limited liability of a limited partner or an OP
               Unitholder;

         o alter the rights of any limited partner or OP Unitholder to receive the distributions to which such partner or OP Unitholder is entitled, or alter the allocations specified in the partnership agreement for the operating partnership; or

         o alter or modify the redemption rights or related definitions as provided in the partnership agreement for the operating partnership.

         However, we may make such an amendment or take such an action, if approved by a majority in interest of the partners or OP Unitholders holding the affected class or series of partnership interests or OP Units.

         Additional Limited Partners and OP Unitholders

         We are authorized to admit additional limited partners and OP Unitholders to the operating partnership from time to time, on terms and conditions and for such capital contributions as may be established by us in our sole and absolute discretion. The net capital contribution need not be equal for all partners or OP Unitholders. No action or consent by the limited partners or OP Unitholders is required in connection with the admission of any additional limited partner or OP Unitholder. We are expressly authorized to cause the operating partnership to issue additional partnership interests and OP Units:

         o upon the conversion, redemption or exchange of any debt, partnership interests, OP Units or other securities issued by the operating partnership;


         o for less than fair market value, so long as we conclude in good faith that such issuance is in the best interests of us and the operating partnership; and


         o in connection with any merger of any other entity into the operating partnership if the applicable merger agreement provides that persons are to receive partnership interests or OP Units in the operating partnership in exchange for their interests in the entity merging into the operating partnership.

Subject to Delaware law, any additional partnership interests or OP Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as we shall determine, in our sole and absolute discretion without the approval of any limited partner, OP Unitholder or any other person. Without limiting the generality of the foregoing, we have authority to specify:

         o the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests and OP Units;

         o the right of each such class or series of partnership interests and OP Units to share in distributions;

         o the rights of each such class or series of partnership interests and OP Units upon dissolution and liquidation of the operating partnership;

         o the voting rights, if any, of each such class or series of partnership interests and OP Units; and

         o the conversion, redemption or exchange rights applicable to each such class or series of partnership interests and OP Units.

No person may be admitted as an additional limited partner or OP Unitholder without our consent which consent may be given or withheld in our sole and absolute discretion.

ABILITY TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST


         We may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests as general partner, the management of the business of the operating partnership, our operation as a reporting company with a class or classes of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to the operating partnership or its assets or activities, and such activities as are incidental to those activities discussed above. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through the operating partnership so long as we take commercially reasonable measures to insure that the economic benefits and burdens of such property are otherwise vested in the operating partnership. Other persons (including our officers, directors, employees, agents and other affiliates) are not prohibited under the partnership agreement for the operating partnership from engaging in other business activities and are not required to present any business opportunities to the operating partnership. However, Frank Lowy, Peter Lowy, David Lowy and Steven Lowy have entered into agreements with us, which include noncompetition provisions. In addition, we, on behalf of the operating partnership, have adopted some procedures regarding avoidance of specified conflicts of interest.


DISTRIBUTIONS

         Subject to the terms of any partnership unit designation or OP Unit designation, we shall cause the operating partnership to distribute quarterly, or on a more or less frequent basis as we determine, all, or such portion as we may in our sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement for the operating partnership) generated by the operating partnership during such quarter to the partners and OP Unitholders:

         o first, with respect to any partnership interests or OP Units that are entitled to any preference in distribution, in accordance with the rights of such class or classes of partnership interests or OP Units, and, within such class or classes, among the partners and OP Unitholders pro rata in proportion to their respective percentage interests; and

         o second, with respect to any partnership interests or OP units that are not entitled to any preference in distribution, in accordance with the rights of such class of partnership interests, as applicable, and, within such class, among the partners and OP Unitholders pro rata in proportion to their respective percentage interests.


         To the extent we own properties outside the operating partnership, any income we receive in connection with the activities from those properties will result in a recalculation of distributions from the operating partnership such that we, the limited partners and OP
Unitholders, would each receive the same distributions that we and they would have received had we contributed such properties to the operating partnership.

BORROWING BY THE OPERATING PARTNERSHIP

         We are authorized to cause the operating partnership to borrow money and to issue and guarantee debt as we deem necessary for the conduct of the activities of the operating partnership. Such debt may be secured, among other things, by mortgages, deeds of trust, liens or encumbrances on properties of the operating partnership.

REIMBURSEMENT OF US; TRANSACTIONS WITH OUR AFFILIATES AND US

         We do not receive any compensation for our services as general partner of the operating partnership. We, as a partner in the operating partnership, have the same right to allocations and distributions as other partners and OP Unitholders. In addition, the operating partnership will reimburse us for all expenses incurred by us in connection with the operating partnership's business, including expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the operating partnership, compensation of officers and employees, including, without limitation, payments under our future compensation plans that may provide for stock units, or phantom stock, pursuant to which our employees will receive payments based upon dividends on or the value of our common shares, director fees and expenses and all costs and expenses that we incur in connection with our being a public company, including costs of filings with the SEC, reports and other distributions to our shareholders. The operating partnership will reimburse us for all expenses incurred by us relating to any other offering of capital stock, including any underwriting discounts or commissions in such case based on the percentage of the net proceeds from such issuance contributed to or otherwise made available to the operating partnership.

         Except as expressly permitted by the partnership agreement for the operating partnership, we and our affiliates may not engage in any transactions with the operating partnership except on terms that are fair and reasonable and no less favorable to the operating partnership than would be obtained from an unaffiliated third party.

OUR LIABILITY AND THAT OF THE LIMITED PARTNERS AND OP UNITHOLDERS

         We, as the general partner of the operating partnership, are ultimately liable for all general recourse obligations of the operating partnership to the extent not paid by the operating partnership. We are not liable for the nonrecourse obligations of the operating partnership.

         The limited partners and OP Unitholders are not required to make additional contributions to the operating partnership. Assuming that a limited partner or OP Unitholder does not take part in the control of the business of the operating partnership, the liability of the limited partner for obligations of the operating partnership under the partnership agreement for the operating partnership and the Delaware Limited Partnership Act is limited, subject to limited exceptions, generally to the loss of the limited partner's or OP Unitholder's investment in the operating partnership represented by his or her limited partnership interest or OP Units, as applicable. The operating partnership will operate in a manner we deem reasonable, necessary and appropriate to preserve the limited liability of the limited partners and OP Unitholders.

EXCULPATION AND INDEMNIFICATION OF US

         The partnership agreement for the operating partnership generally provides that we, as general partner, and any of our directors or officers will incur no liability to the operating partnership, any limited partner, OP Unitholder or assignee for losses sustained or liabilities incurred or benefits not derived as a result of errors in judgment, mistakes of law or of any act or omission if we or such officer or director acted in good faith. In addition, we, as general partner, are not responsible for any misconduct or negligence on the part of our agents, provided we appointed such agents in good faith. We, as general partner, may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon the opinion of such persons, as to matters which we, as general partner, reasonably believe to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         The partnership agreement for the operating partnership also provides for the indemnification, to the fullest extent permitted by law, of us, as general partner, of our directors and officers, and of such other persons as we, as general partner, may from time to time designate against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which such person may be involved that relate to the operations of the operating partnership, provided that such person will not be indemnified for willful misconduct or a knowing violation of the law or for any transaction in which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement for the operating partnership.

SALES OF ASSETS

         Under the partnership agreement for the operating partnership, we generally have the exclusive authority to sell all or substantially all of the assets of the operating partnership. However, in connection with the acquisition of properties from persons to whom we issued OP Units as part of the purchase price, in order to preserve such persons' tax deferral, we contractually agreed, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

REDEMPTION RIGHTS OF QUALIFYING PARTIES


         After the first anniversary of becoming a holder of common partnership interests, OP Units or Series F Partnership Units, each limited partner or investor, as applicable, and some assignees have the right, subject to the terms and conditions set forth in the partnership agreement for the operating partnership, to require the operating partnership to redeem all or a portion of the common partnership interests, OP Units or Series F Partnership Units held by such party in exchange for a cash amount equal to the value of our common shares or Series F Preferred Shares, as applicable, as the operating partnership may determine. The operating partnership's obligation to effect a redemption, however, will not arise or be binding against the operating partnership unless and until we decline or fail to exercise our prior and independent right to purchase such common partnership interests, OP Units or Series F Partnership Units for common shares or Series F Preferred Shares, as applicable, pursuant to the partnership agreement for the operating partnership.

         On or before the close of business on the fifth business day after a partner or investor, as applicable, gives us a notice of redemption, we may, in our sole and absolute discretion but subject to the restrictions on the ownership of our stock imposed under our Articles of Incorporation and the transfer restrictions and other limitations set forth in our Articles of Incorporation, acquire some or all of the tendered common partnership interests, OP Units or Series F Partnership Units from the tendering party in exchange for common shares or Series F Preferred Shares, as applicable, based on an exchange ratio of one common share for each common partnership interest or OP Unit and one Series F Preferred Share for each Series F Partnership Unit, each subject to adjustment as provided in the partnership agreement for the operating partnership. The partnership agreement for the operating partnership does not obligate us or any general partner to register, qualify or list any common shares or Series F Preferred Shares issued in exchange for common partnership interests, OP Units or Series F Partnership Units, as applicable, with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. Common shares issued in exchange for common partnership interests or OP Units and Series F Preferred Shares issued in exchange for Series F Partnership Units pursuant to the partnership agreement for the operating partnership may contain legends regarding restrictions under the Securities Act and applicable state securities laws as we in good faith determine to be necessary or advisable in order to ensure compliance with securities laws. See "Redemption of OP Units and Independence Mall Units."


TRANSFERS AND WITHDRAWALS

         Restrictions on Transfer

         The partnership agreement for the operating partnership restricts the transferability of partnership interests and OP Units. Any transfer or purported transfer of a partnership interest or OP Unit not made in accordance with the partnership agreement for the operating partnership will not be valid. Until the expiration of one year from the date on which a partner or OP Unitholder acquired partnership interests or OP Units, as applicable, such partner or OP Unitholder generally may not transfer all or any portion of its partnership interests or OP Units, as applicable, to any transferee.

         After the expiration of one year from the date on which a partner or OP Unitholder acquired partnership interests or OP Units, as applicable, such partner or OP Unitholder has the right to transfer all or any portion of its partnership interests or OP Units, as applicable, to any person that is an "accredited investor," subject to the satisfaction of conditions specified in the partnership agreement for the operating partnership, including our right of first refusal. For purposes of this transfer restriction, "accredited investor" shall have the meaning set forth in Rule 501 promulgated under the Securities Act. It is a condition to any transfer that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner or OP Unitholder under the partnership agreement for the operating partnership with respect to such partnership interests or OP Units, and no such transfer will relieve the transferor partner or OP Unitholder of its obligations under the partnership agreement for the operating partnership without our approval, in our sole and absolute discretion. This transfer restriction does not apply to a statutory merger or consolidation pursuant to which all obligations and liabilities of the transferor partner or OP Unitholder are assumed by a successor corporation by operation of law.

         In connection with any transfer of partnership interests or OP Units, we will have the right to receive an opinion of counsel reasonably satisfactory to us to the effect that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any Federal or state securities laws or regulations applicable to the operating partnership or the partnership interests or OP Units transferred.

         No transfer by a limited partner or OP Unitholder of its partnership interests or OP Units, including any redemption or any acquisition of partnership interests or OP Units by us or by the operating partnership, may be made to any person if:

         o in the opinion of legal counsel for the operating partnership, it would result in the operating partnership being treated as an association taxable as a corporation; or

         o such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Internal Revenue Code Section 7704.

Substituted Limited Partners

         No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with our consent, which consent may be given or withheld in our sole and absolute discretion. If we in our sole and absolute discretion, do not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the partnership agreement for the operating partnership. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware Limited Partnership Act, including the right to receive distributions from the operating partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of the operating partnership attributable to the partnership interests assigned to such transferee and the rights to transfer the partnership interests provided in the partnership agreement for the operating partnership, but will not be deemed to be a holder of partnership interests for any other purpose under the partnership agreement for the operating partnership, and will not be entitled to effect a consent or vote with respect to such partnership interests on any matter presented to the limited partners for approval. The right to consent or vote, to the extent provided in the partnership agreement for the operating partnership or under the Delaware Limited Partnership Act, will fully remain with the transferor limited partner.

         Restrictions on Us

         We may not transfer any of our general partner interest or withdraw from managing the operating partnership unless:

         o the limited partners and a majority in interest of the OP Unitholders consent; or

         o immediately after a merger of us as general partner into another entity, substantially all of the assets of the surviving entity, other than the general partner interest in the operating partnership held by the general partner, are contributed to the operating partnership as a capital contribution in exchange for partnership interests or OP Units.

AMENDMENT OF THE PARTNERSHIP AGREEMENT FOR THE OPERATING PARTNERSHIP

         By the General Partner Without the Consent of the Limited Partners or the OP Unitholders

         We have the power, without the consent of the limited partners or the OP Unitholders, to amend the partnership agreement for the operating partnership as may be required to facilitate or implement any of the following purposes:

         o to add to our obligations as general partner or surrender any right or power granted to us or any of our affiliates for the benefit of the limited partners or the OP
               Unitholders;

         o to reflect the admission, substitution or withdrawal of partners or the termination of the operating partnership in accordance with the partnership agreement for the operating partnership;

         o to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners or the OP Unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement for the operating partnership not inconsistent with law or with other provisions of the partnership agreement for the operating partnership, or make other changes with respect to matters arising under the partnership agreement for the operating partnership that will not be inconsistent with law or with the provisions of the partnership agreement for the operating partnership;

         o to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

         o to reflect such changes as are reasonably necessary for us to maintain our status as a REIT; and

         o to modify the manner in which capital accounts are computed to the extent set forth in the definition of "Capital Account" in the partnership agreement for the operating partnership or contemplated by the Internal Revenue Code or the Treasury Regulations.

         With the Consent of the Limited Partners and OP Unitholders

         Amendments to the partnership agreement for the operating partnership may be proposed only by us. Following such proposal, we will submit to the partners and OP Unitholders any proposed amendment that, pursuant to the terms of the partnership agreement for the operating partnership, requires the consent of the partners holding partnership interests and OP Unitholders holding OP Units entitled to vote at the meeting. We will seek the written consent of the partners and OP Unitholders, if applicable, on the proposed amendment or will call a meeting to vote on the proposed amendment and to transact any other business that we may deem appropriate.

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS

         Meetings of the partners may be called only by us. Notice of any such meeting will be given to all partners not less than seven days nor more than thirty days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by us or such other person as we may appoint pursuant to such rules for the conduct of the meeting as we or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement for the operating partnership, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding partnership interests (or such other percentage as is expressly required by the partnership agreement for the operating partnership for the action in question).

DISSOLUTION

         The operating partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

         o     December 31, 2097;

         o an event of withdrawal, as defined in the Delaware Limited Partnership Act, including, without limitation, bankruptcy, of us unless, within ninety days after the withdrawal, a majority in interest of the partners agree in writing, in their sole and absolute discretion, to continue the business of the operating partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner;

         o an election to dissolve the operating partnership made by the general partner in its sole and absolute discretion, with or without the consent of the partners;

         o the entry of a decree of judicial dissolution of the operating partnership pursuant to the provisions of the Delaware Limited Partnership Act;

         o     the occurrence of a terminating capital transaction; or

         o the redemption, or acquisition by us, of all partnership interests other than partnership interests held by us and all OP Units.

         Upon dissolution we, as general partner, or, in the event that there is no remaining general partner, a liquidator will proceed to liquidate the assets of the operating partnership and apply the proceeds from such liquidation in the order of priority set forth in the partnership agreement for the operating partnership.


               DESCRIPTION OF INDEPENDENCE MALL II UNITS AND
               THE INDEPENDENCE MALL II PARTNERSHIP AGREEMENT

         A summary of certain provisions of the Agreement of Limited Partnership of Westfield Independence Mall Limited Partnership No. 2, dated as of February 22, 1999, as amended (the "Independence Mall II Partnership Agreement"), and a description of the material terms of the Independence Mall II Units are set forth below. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware Limited Partnership Act and the Independence Mall II Partnership Agreement. We have filed a copy of the Independence Mall II Partnership Agreement as an exhibit to the registration statement of which this prospectus is a part.

GENERAL


         Westfield Independence LLC, a Delaware limited liability company and a subsidiary of the operating partnership, is the sole general partner of the Independence Mall II Partnership, and as of March 31, 2000, held a 40% interest in the Independence Mall II Partnership. All remaining partnership interests in the Independence Mall II Partnership are Independence Mall II Units held by Hugh MacRae II, as a limited partner. Hugh MacRae II acquired the Independence Mall II Units upon the contribution of his interests in Independence Mall Associates, a North Carolina limited partnership and owner of Westfield Shoppingtown Independence Mall. All holders of Independence Mall II Units or other partnership interests in the Independence Mall II Partnership are entitled to share in cash distributions from, and in the profits and losses of, the Independence Mall II Partnership as described below. The Independence Mall II Units and other partnership interests in the Independence Mall II Partnership are not listed on any exchange or quoted on any national market system. The Independence Mall II Partnership Agreement imposes restrictions on the transfer of Independence Mall II Units and other partnership interests in the Independence Mall II Partnership, as described below.


PURPOSES, BUSINESS AND MANAGEMENT

         The purpose of the Independence Mall II Partnership includes the conduct of any business that may be conducted lawfully by a limited partnership formed under the Delaware Limited Partnership Act, except that the Independence Mall II Partnership Agreement requires the business of the Independence Mall II Partnership to be conducted in such a manner that will permit us to be classified as a REIT under Sections 856 through 860 of the Internal Revenue Code unless we cease to qualify for reasons other than the conduct of the business of the Independence Mall II Partnership. Subject to the foregoing limitation, the Independence Mall II Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity. Notwithstanding the foregoing, until August 11, 2001, the business of the Independence Mall II Partnership is limited to the ownership of partnership interests in Independence Mall Associates, and any related activities. Westfield Independence may cause the Independence Mall II Partnership not to take, or refrain from taking, any action which, in its judgment, and in its sole and absolute discretion:

         o could adversely affect our ability to continue to qualify as a REIT;

         o could subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code; or

         o could violate any law or regulation of any governmental body or agency having jurisdiction over Westfield Independence or us, or our respective securities unless such action is specifically consented to by Westfield Independence in writing.

         The affairs of the Independence Mall II Partnership will be managed by us, as directed by our board of directors, since Westfield Independence, the sole general partner of Independence Mall II Partnership, is a subsidiary of the operating partnership and we are the sole general partner of the operating partnership.

         Except as otherwise expressly provided in the Independence Mall II Partnership Agreement, all management powers over the business and affairs of the Independence Mall II Partnership are exclusively vested in Westfield Independence. No limited partner or any other person to whom a partnership interest has been transferred may, in its capacity as a limited partner, take part in the operation, management or control of the Independence Mall II Partnership's business, transact any business in the Independence Mall II Partnership's name or have the power to sign documents for or otherwise bind the Independence Mall II Partnership. The general partner may not be removed by the limited partners with or without cause. In addition to the powers granted to a general partner of a limited partnership under applicable law or that are granted to the general partner under any other provision of the Independence Mall II Partnership Agreement, Westfield Independence, subject to the other provisions of the Independence Mall II Partnership Agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Independence Mall II Partnership, to exercise all powers of the Independence Mall II Partnership and to effectuate the purposes of the Independence Mall II Partnership. The Independence Mall II Partnership may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements that Westfield Independence deems necessary for the conduct of the activities of the Independence Mall II Partnership, Independence Mall Associates or the operating partnership, including, without limitation, in connection with any acquisition of properties, upon such terms as we determine to be appropriate. Westfield Independence is authorized to execute, deliver and perform some agreements and transactions on behalf of the Independence Mall II Partnership without any further act, approval or vote of the limited partners.

         Restrictions on Westfield Independence's Authority

         Westfield Independence may not take any action in contravention of the Independence Mall II Partnership Agreement. Westfield Independence may not, without the prior consent of a majority in interest of the limited partners, excluding interests held by Westfield Independence or its affiliates, undertake, on behalf of the Independence Mall II Partnership, any of the following actions or enter into any transaction that would have the effect of such actions:

         o amend, modify or terminate the Independence Mall II Partnership Agreement, except as provided in the Independence Mall II Partnership Agreement; for a description of the provisions of the Independence Mall II Partnership Agreement permitting Westfield Independence to amend the Independence Mall II Partnership Agreement without the consent of the limited partners see "-Amendment of the Independence Mall II Partnership Agreement;" or

         o approve or acquiesce to the transfer of its partnership interest or admit into the Independence Mall II Partnership any additional or successor general partners, subject to the exceptions discussed in "--Transfers and Withdrawals - Restrictions on Westfield Independence."

         In addition, Westfield Independence may not amend the Independence Mall II Partnership Agreement without the prior consent of each partner adversely affected by such amendment, if such amendment would:

         o     convert a limited partner into a general partner;

         o     modify the limited liability of a limited partner;

         o alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the Independence Mall II Partnership Agreement;

         o     cause the termination of the Independence Mall II
               Partnership prior to the time set forth in the Independence Mall II Partnership Agreement; or

         o amend the section of the Independence Mall II Partnership Agreement imposing limitations on Westfield Independence's ability to amend the Independence Mall II Partnership Agreement mentioned in the bullet points above.

         Additional Limited Partners

         Westfield Independence is authorized to admit additional limited partners to the Independence Mall II Partnership from time to time, on terms and conditions and for such capital contributions as may be established by Westfield Independence in its sole and absolute discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner.

         Subject to Delaware law, any additional partnership interests in the Independence Mall II Partnership may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as Westfield Independence shall determine, in its sole and absolute discretion without the approval of any limited partner. Such rights, powers and duties may be senior to the limited partners, but none of such additional partnership interests in the Independence Mall II Partnership shall carry or give to their holders rights to receive distributions, as to amount, timing and priority, senior to the rights of the limited partners as set forth in the Independence Mall II Partnership Agreement. Without limiting the generality of the foregoing, Westfield Independence has authority to specify:

         o the allocations of items of Independence Mall II Partnership income, gain, loss, deduction and credit to each such class or series of partnership interests in the Independence Mall II Partnership;

         o the right of each such class or series of partnership interests in the Independence Mall II Partnerships to share in distributions; and

         o the rights of each such class or series of partnership interests in the Independence Mall II Partnership upon dissolution and liquidation of the Independence Mall II Partnership;

No person may be admitted as an additional limited partner without Westfield Independence's consent, which consent may be given or withheld in Westfield Independence's sole and absolute discretion.

ABILITY TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST

         Westfield Independence and its affiliates are permitted to purchase, own, operate, manage and otherwise deal with and profit from any property, real, personal or mixed, not owned by the Independence Mall II Partnership for their own account and benefit, whether or not competitive with the business and affairs of the Independence Mall II Partnership. Westfield Independence may in the future acquire additional real estate investments that may be competitive with the business of the Independence Mall II Partnership.

GUARANTEED PAYMENTS, DISTRIBUTIONS AND PROFITS AND LOSSES

         The Independence Mall II Partnership Agreement provides that until February 22, 2001, the limited partners are entitled to a quarterly guaranteed payment per Independence Mall II Unit in an amount equal to 87.5% of the dividends paid on each of our common shares with respect to such quarter. In addition, the Independence Mall II Partnership Agreement provides for the quarterly distribution of Available Cash, as such term is defined in the Independence Mall II Partnership Agreement as follows:

         o first, the limited partners receive 100% of the distributions until they receive, with respect to each Independence Mall II Unit, an amount equal to a "priority return," which is the distributions paid on each of our common shares in that quarter, less their guaranteed payment, plus any unpaid priority return and the interest accrued on that priority return;

         o second, the general partner receives 100% of the distributions until it receives an amount equal to the priority return and guaranteed payments paid to the limited partners during that quarterly period; and

         o third, any excess is distributed 99% to the general partner and 1% to the limited partners.

         The Independence Mall II Partnership Agreement provides for the allocation of Net Income, as such term is defined in the Independence Mall II Partnership Agreement to the limited partners and the general partner in the same priority and amounts as the distributions described above on an annual basis. The Independence Mall II Partnership Agreement provides for the allocation of Net Loss, as such term is defined in the Independence Mall II Partnership Agreement, in the amount of 99% to the general partner and 1% to the limited partners, on an annual basis.

BORROWING BY THE INDEPENDENCE MALL II PARTNERSHIP

         Westfield Independence is authorized to cause the Independence Mall II Partnership to borrow money, to assume, guarantee or contract for indebtedness and other liabilities, and to issue evidence of indebtedness and incur any obligations it in good faith deems necessary for the conduct of the activities of the Independence Mall II Partnership, Independence Mall Associates, the operating partnership or us. Such debt may be secured, among other things, by deeds, mortgages, deeds of trust, negative pledges or other liens or encumbrances on the Independence Mall II Partnership's assets.

REIMBURSEMENT OF WESTFIELD INDEPENDENCE; TRANSACTIONS WITH WESTFIELD INDEPENDENCE AND ITS AFFILIATES

         Westfield Independence and/or its affiliates have the right, but not the obligation, in the sole discretion of Westfield Independence, to perform all or any of the property management services on account of the property owned or managed by the Independence Mall II Partnership, Independence Mall Associates or any affiliate, and may cause the Independence Mall II Partnership, Independence Mall Associates or any affiliate to enter into a management agreement with Westfield Independence or one or more of its affiliates, in form and substance acceptable to Westfield Independence in its sole discretion. If Westfield Independence elects to so perform, or to have an affiliate so perform, the property management services, then Westfield Independence or its affiliate will be reimbursed for its expenses and otherwise compensated by the Independence Mall II Partnership in amounts determined by Westfield Independence, in its good faith discretion, to be comparable to amounts which would be charged by reputable unrelated third party property management companies which have substantial experience in performing property management services for properties of the type owned or managed by the Independence Mall II Partnership for institutional owners with portfolios under management which are substantially similar in size, nature, and condition of property owned or managed by the Independence Mall II Partnership. Westfield Independence will not otherwise be compensated for its services as general partner of the Independence Mall II Partnership. Westfield Independence will be reimbursed by the Independence Mall II Partnership to the extent not paid by Independence Mall Associates for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Independence Mall II Partnership or any of its assets.

         The Independence Mall II Partnership may lend or contribute funds or other assets to its subsidiaries, Westfield Independence or its affiliates or other persons in which it has an equity investment and such persons may borrow funds from the Independence Mall II Partnership, on terms and conditions established in the sole and absolute discretion of Westfield Independence, without the consent of the limited partners.

         Independence Mall II Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with the Independence Mall II Partnership Agreement and applicable law as Westfield Independence, in its sole and absolute discretion, believes are advisable.

         Except as expressly permitted by the Independence Mall II Partnership Agreement, neither Westfield Independence nor any of its affiliates will sell, transfer or convey any property to, or purchase or otherwise acquire any property from, the Independence Mall II Partnership, directly or indirectly, except pursuant to transactions that are determined by Westfield Independence in good faith to be fair and reasonable to the Independence Mall II Partnership.

LIABILITY OF WESTFIELD INDEPENDENCE AND LIMITED PARTNERS

         Westfield Independence, as the general partner of the Independence Mall II Partnership, is ultimately liable for all general recourse obligations of the Independence Mall II Partnership to the extent not paid by the Independence Mall II Partnership. Westfield Independence is not liable for the nonrecourse obligations of the Independence Mall II Partnership.

         The limited partners are not required to make additional contributions to the Independence Mall II Partnership. Assuming that a limited partner does not take part in the control of the business of the Independence Mall II Partnership, the liability of the limited partner for obligations of the Independence Mall II Partnership under the Independence Mall II Partnership Agreement and the Delaware Limited Partnership Act is limited, subject to limited exceptions, generally to the loss of the limited partner's investment in the Independence Mall II Partnership represented by his or her limited partnership interest. The Independence Mall II Partnership will operate in a manner Westfield Independence deems reasonable, necessary and appropriate to preserve the limited liability of the limited partners.

EXCULPATION AND INDEMNIFICATION OF WESTFIELD INDEPENDENCE

         The Independence Mall II Partnership Agreement generally provides that Westfield Independence, as general partner, and its members, officers, and directors will not be liable for monetary damages to the Independence Mall II Partnership, any partners or any assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if Westfield Independence acted without bad faith, without a knowing and willful breach of the Independence Mall II Partnership Agreement and without active and deliberate dishonesty. In addition, Westfield Independence, as general partner, is not, subject to some limitations set forth in the Independence Mall II Partnership Agreement, responsible for any misconduct or negligence on the part of its agents taken without bad faith, without a knowing and willful breach of the Independence Mall II Partnership Agreement and without active and deliberate dishonesty. Westfield Independence, as general partner, may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisors, and any action Westfield Independence takes or omits to take in reliance upon the opinion of such persons, as to matters which Westfield Independence, as general partner, reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         The Independence Mall II Partnership Agreement also provides for the indemnification, to the fullest extent permitted by law, of Westfield Independence, as general partner, of its directors, officers, employees, members, partners, agents, representatives and affiliates against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which such person may be involved that relate to the operations of the Independence Mall II Partnership or Westfield Independence in its capacity as general partner, whether or not suit or other legal proceedings are commenced, unless it is established by a court of competent jurisdiction and all appeals relating to such proceeding have been fully completed or the applicable appeal periods have expired that: (1) the act or omission of the party to be indemnified was material to the matter giving rise to the proceedings and either was committed in bad faith or was the result of active and deliberate dishonesty or a willful and knowing breach of the Independence Mall II Partnership Agreement; (2) the party to be indemnified actually received an improper and unpermitted personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the party to be indemnified knew, or was reckless in not knowing, that the act or omission was unlawful.

REDEMPTION RIGHTS OF LIMITED PARTNERS

         For a description of the redemption rights of limited partners of the Westfield Independence Partnership, see "Redemption of OP Units and Independence Mall II Units."

SALES OF ASSETS

         Until February 22, 2009, Westfield Independence does not, without the prior approval of a majority of limited partner interests, excluding those held by Westfield Independence and its affiliates, have the right to consummate

         o the voluntary sale or other taxable disposition of all or any material portion, except for routine disposition of personal property and fixtures in the ordinary course of business, of the Independence Mall II Partnership's assets and properties, or the assets or properties of Independence Mall Associates, whether in one or a series of transactions; or

         o a merger, consolidation or dissolution of the Independence Mall II Partnership or Independence Mall Associates,

which in either case would result in the recognition of taxable gain by the limited partner in such fiscal year. In addition, from and after February 22, 2009, Westfield Independence must use its good faith efforts, to the extent not inconsistent with our business objectives or those of Westfield Independence, the operating partnership or our or their respective affiliates, to consummate any such sale or disposition in a manner that would enable the limited partners to defer the recognition of taxable gain. In addition, until August 22, 2006, Westfield Independence does not, without the prior approval of a majority of limited partner interests, excluding those held by Westfield Independence and its affiliates, have the right to liquidate or dissolve and distribute any property contributed to the Independence Mall II Partnership by any partner to another partner if, as a result of such distribution, any limited partner would recognize income pursuant to Section 737 or Section 704(c)(1)(B) of the Internal Revenue Code.

TRANSFERS AND WITHDRAWALS

         Restrictions on Transfer

         The Independence Mall II Partnership Agreement restricts the transferability of interests in the Independence Mall II Partnership. Any transfer or purported transfer of a partnership interest in the Independence Mall II Partnership not made in accordance with the Independence Mall II Partnership Agreement will not be valid and the Independence Mall II Partnership shall have no duty or obligation to recognize the transferee as a partner or holder of any interest whatsoever in the Independence Mall II Partnership and the transferee shall have no rights, interests or claims in or against the Independence Mall II Partnership or any partner of the Independence Mall II Partnership. Except for a transfer to Westfield Independence, the operating partnership or any other affiliate of Westfield Independence, a limited partner, other than Westfield Independence and its affiliates, shall not transfer all or any portion of its interest in the Independence Mall II Partnership, or any of such limited partner's economic rights as a limited partner, without Westfield Independence's prior written consent, which consent may be withheld in its sole discretion, provided, however, that a limited partner may, subject to the provisions of the Independence Mall II Partnership Agreement, but without the requirement of first obtaining the consent of Westfield Independence, transfer all or any portion of its interest in the Independence Mall II Partnership, or any of such limited partner's economic rights as a limited partner, to:

         o     immediate family members of the limited partner; and

         o family planning trusts or limited partnerships in which the limited partner, together with his immediate family members, has a 50% or greater economic interest.

         Any such transferee (x) must first execute and deliver a written agreement, in form and substance reasonably satisfactory to Westfield Independence, agreeing to be bound by the terms of the Independence Mall II Partnership Agreement; and (y) be an "accredited investor" within the meaning of Rule 501 under the Securities Act.

         Westfield Independence may prohibit any transfer by a limited partner of its Independence Mall II Units if, in the opinion of legal counsel to the Independence Mall II Partnership or Westfield Independence, such transfer would require registration under the Securities Act, or would otherwise violate any Federal or state securities laws or regulations applicable to the Independence Mall II Partnership or the Independence Mall II Units.

         No transfer by a Limited Partner of its Independence Mall II Units may be made to any person if:

         o in the opinion of legal counsel for the Independence Mall II Partnership or Westfield Independence, it would result in the Independence Mall II Partnership being treated as an association taxable as a corporation;

         o such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
               Section 7704 of the Internal Revenue Code;

         o such transfer would cause the Independence Mall II Partnership to become, with respect to any employee benefit plan subject to Title I of the Employment Retirement Income Security Act of 1974, as amended, a "party-in-interest" as defined in Section 3(14) of ERISA, or a "disqualified person," as defined in Section 4975(c) of the Internal Revenue Code;

         o such transfer would, in the opinion of legal counsel for the Independence Mall II Partnership or Westfield Independence, cause any portion of the assets of the Independence Mall II Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

         o such transfer would subject the Independence Mall II Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or

         o in the opinion of legal counsel for the Independence Mall II Partnership or Westfield Independence, it would adversely affect our ability to continue to qualify as a REIT or subject Westfield Independence or us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code.

         Substituted Limited Partners

         Except for a transferee permitted pursuant to the Independence Mall II Partnership Agreement, no limited partner has the right to substitute a transferee as a limited partner in its place. Any transferee permitted pursuant to the Independence Mall II Partnership Agreement shall be admitted to the Independence Mall II Partnership as a substituted limited partner. In addition, Westfield Independence shall have the right to consent to the admission of any other transferee of the interest of a limited partner as a substituted limited partner, which consent may be given or withheld in Westfield Independence's sole and absolute discretion. If Westfield Independence, in its sole and absolute discretion, does not consent to the admission of any transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the Independence Mall II Partnership Agreement. An assignee will be entitled to receive distributions from the Independence Mall II Partnership and the share of net income, net losses, recapture income and any other items, gain, loss, deduction and credit of the Independence Mall II Partnership attributable to the Independence Mall II Units assigned to such transferee, but will not be deemed to be a holder of Independence Mall II Units for any other purpose under the Independence Mall II Partnership Agreement, and will not be entitled to vote with respect to such Independence Mall II Units on any matter presented to the limited partners for approval. Such Independence Mall II Units will be deemed to have been voted on such matters in the same proportion as all other Independence Mall Units held by limited partners are voted.

         Restrictions on Westfield Independence

         Until August 11, 2001, Westfield Independence may transfer any of its general partner interest or limited partner interests to any affiliate of Westfield Independence or otherwise in connection with any merger reorganization or restructuring of us or the operating partnership without consent or approval of the limited partners. Until August 11, 2001, except as permitted in the preceding sentence, Westfield Independence shall not otherwise transfer all or any portion of its general partner interest or withdraw as a general partner of the Independence Mall II Partnership, without the consent or approval of a majority in interest of the limited partners, other than interests held by Westfield Independence or its affiliates. From and after August 11, 2001, Westfield Independence may transfer any of its general partner interest or withdraw as general partner, or transfer any of its limited partner interest, without consent or approval from any limited partners, and any affiliate of Westfield Independence may transfer any of its general partner interest or limited partner interest without consent or approval from any limited partners.

AMENDMENT OF THE INDEPENDENCE MALL II PARTNERSHIP AGREEMENT

         By the General Partner Without the Consent of the Limited Partners

         Westfield Independence has the power, without the consent of the limited partners, to amend the Independence Mall II Partnership Agreement as may be required to facilitate or implement any of the following purposes:

         o to add to Westfield Independence's obligations as general partner or surrender any right or power granted to Westfield Independence or any of its affiliates for the benefit of the limited partners;

         o to reflect the admission, substitution or withdrawal of partners in accordance with the Independence Mall II Partnership Agreement;

         o to set forth the designations, rights, powers, duties and preferences of other holders of any additional partnership interests in the Independence Mall II Partnership issued pursuant to the Independence Mall II Partnership Agreement;

         o to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Independence Mall II Partnership Agreement not inconsistent with law or with other provisions of the Independence Mall II Partnership Agreement, or make other changes with respect to matters arising under the Independence Mall II Partnership Agreement that will not be inconsistent with law or with the provisions of the Independence Mall II Partnership Agreement; and

         o to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

         With the Consent of the Limited Partners

         Amendments to the Independence Mall II Partnership Agreement may be proposed by Westfield Independence or by any limited partners, other than Westfield Independence, holding 25% or more of the partnership interests in the Independence Mall II Partnership. Following such proposal, Westfield Independence will submit to the limited partners any proposed amendment that, pursuant to the terms of the Independence Mall II Partnership Agreement, requires the consent of the limited partners. Westfield Independence will seek the written consent of the partners on the proposed amendment or will call a meeting to vote on the proposed amendment and to transact any other business that it may deem appropriate.

MEETINGS

         Meetings of the partners may be called by Westfield Independence. Notice of any such meeting will be given to all partners not less than seven days nor more than thirty days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of partners is permitted or required under the Independence Mall II Partnership Agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding partnership interests in the Independence Mall II Partnership, or such other percentage as is expressly required by the Independence Mall II Partnership Agreement for the action in question.

DISSOLUTION

         The Independence Mall II Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

         o     March 1, 2097;

         o an event of withdrawal, as permitted by and defined in the Delaware Limited Partnership Act, other than an event of bankruptcy, of Westfield Independence, as general partner, unless, within ninety days after the withdrawal, a majority in interest in capital and profits of the remaining partners agree in writing, to continue the business of the Independence Mall II Partnership and to the appointment, effective as of the date of withdrawal, of a substitute general partner;

         o the entry of a decree of judicial dissolution of the Independence Mall II Partnership pursuant to the provisions of the Delaware Limited Partnership Act;

         o the sale of all or substantially all of the assets and properties of the Independence Mall II Partnership; or

         o a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that Westfield Independence is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against Westfield Independence, in each case under any Federal or state bankruptcy or insolvency laws, unless prior to the entry of such order or judgment a majority in interest in capital and profits of the remaining partners agree in writing to continue the business of the Independence Mall II Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute general partner.

         Upon dissolution, Westfield Independence, as general partner, or, in the event that there is no remaining general partner, a liquidator will proceed to liquidate the assets of the Independence Mall II Partnership and apply the proceeds from such liquidation in the order of priority set forth in the Independence Mall II Partnership Agreement.


           REDEMPTION OF OP UNITS AND INDEPENDENCE MALL II UNITS

GENERAL

         Hugh MacRae II acquired Independence Mall II Units upon the contribution to the Independence Mall II Partnership of his partnership interest in a partnership known as Independence Mall Associates. Pursuant to the Independence Mall II Partnership Agreement, Independence Mall II Unitholders have the right to cause the Independence Mall II Partnership to redeem their Independence Mall II Units for cash. The redemption price will be paid in cash, subject to our prior and independent right to acquire Independence Mall II Units for an equivalent number of our common shares. Alternatively, pursuant to an OP Contribution Agreement, dated as of February 22, 1999, by and among the operating partnership and Hugh MacRae II, Independence Mall II Unitholders have the right to contribute all or a portion of their Independence Mall II Units to the operating partnership for an equivalent number of OP Units. Pursuant to the partnership agreement for the operating partnership, such OP Units can be redeemed for cash, subject to our prior and independent right to acquire OP Units for an equivalent number of our common shares.

         Redemption of Independence Mall II Units


         From and after February 22, 2000, you, as an Independence Mall II Unitholder, may, subject to the terms and conditions of the Independence Mall II Partnership Agreement, deliver a notice of redemption, in the form attached as an exhibit to the partnership agreement for the operating partnership, a copy of which is available from us, requesting the redemption of all or a portion, but not less than 500, of your Independence Mall II Units. Within 10 business days following delivery of this notice, Westfield Independence may acquire your tendered Independence Mall II Units for a cash amount equal to the value of our common shares, based on the ratio of one common share for each Independence Mall II Unit, subject to anti-dilution adjustments. Westfield Independence's obligation to effect a redemption, however, will not arise or be binding against Westfield Independence unless and until we decline or fail to exercise our prior and independent right to purchase some or all of your Independence Mall II Units for common shares, based on the ratio of one common share for each Independence Mall II Unit, subject to anti-dilution adjustments, and also subject to the restrictions on ownership and the transfer restrictions and other limitations set forth in our Articles of Incorporation, as well as well as the terms and conditions of the partnership agreement for the operating partnership relating to redemption rights. In addition to this redemption price, you will also be entitled to receive cash to compensate you for any accrued but unpaid Priority Return, as defined in the Independence Mall II Partnership Agreement, related to the Independence Mall II Units which you are tendering, subject to our prior and independent right to use common shares to compensate you for the Priority Return.


         If your Independence Mall II Units are acquired for cash, then Westfield Independence will become the owner of the Independence Mall II Units. If the Independence Mall II Units are acquired for common shares, we will become the owner of the Independence Mall II Units. Such an acquisition of Independence Mall II Units will be treated as a sale of the Independence Mall II Units by you to us for Federal income tax purposes. See "-- Federal Income Tax Consequences of Redemption of OP Units and Independence Mall II Units" below. Upon redemption, your right to receive distributions from the Independence Mall II Partnership with respect to your Independence Mall II Units will cease. If we elect to exercise our prior and independent right to acquire your Independence Mall II Units in exchange for common shares, you will have the right to distributions as a shareholder of us from the time of your acquisition of common shares.

         Redemption of OP Units


         After the first anniversary of becoming a holder of OP Units, you, and some assignees, may, subject to the terms and conditions set forth in the partnership agreement for the operating partnership, deliver a notice of redemption, in the form attached as an exhibit to the partnership agreement for the operating partnership, a copy of which is available from us, requesting the redemption of at least 2,000 of your OP Units, or if you hold fewer than 2,000 OP Units, all of the OP Units that you hold. On or before the close of business on the fifth business day after delivery of this notice, the operating partnership may acquire the tendered OP Units for a cash amount equal to the value of our common shares, based on the ratio of one common share for each OP Unit, subject to anti-dilution adjustments. The operating partnership's obligation to effect a redemption, however, will not arise or be binding against the operating partnership unless and until we decline or fail to exercise our prior and independent right to purchase some or all of your OP Units for common shares, based on the ratio of one common share for each OP Unit, subject to anti-dilution adjustments, and also subject to the restrictions on ownership and the transfer restrictions and other limitations set forth in our Articles of Incorporation. You can effect a redemption only once in each fiscal quarter of a twelve-month period and may not effect a redemption after the operating partnership's record date with respect to a distribution by the operating partnership and before the record date we establish for our shareholders for some or all of our portion of such distribution by the operating partnership.

         If your OP Units are acquired for cash, then such OP Units will be cancelled. If your OP Units are acquired for common shares, we will become the owner of the OP Units. Such an acquisition of OP Units will be treated as a sale of the OP Units by you to us for Federal income tax purposes. See "-- Federal Income Tax Consequences of Redemption of OP Units and Independence Mall II Units" below. Upon redemption, your right to receive distributions from the operating partnership with respect to your OP Units will cease. If we elect to exercise our prior and independent right to acquire your OP Units in exchange for common shares, you will have the right to distributions as a shareholder of us from the time of your acquisition of common shares.


FEDERAL INCOME TAX CONSEQUENCES OF REDEMPTION OF OP UNITS AND INDEPENDENCE MALL II UNITS

         The following discussion summarizes certain Federal income tax considerations that may be relevant to you if you tender your Independence Mall II Units or OP Units for redemption. This summary is based on current law, is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors, including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, that are subject to special treatment under the Federal income tax laws, nor does it give a detailed discussion of any state, local or foreign tax considerations.

         YOU SHOULD CONSULT WITH A TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF A REDEMPTION OF INDEPENDENCE MALL II UNITS OR OP UNITS, INCLUDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH REDEMPTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         Tax Treatment of a Redemption of Independence Mall II Units or OP
Units.

         If we acquire your Independence Mall II Units or OP Units in exchange for our common shares, the redemption will be treated as a sale of Independence Mall II Units or OP Units by you to us. The sale will be fully taxable to you, and you generally will recognize for tax purposes in an amount of gain equal to the excess of (1) the value of the common shares received by you, plus the amount of any partnership liabilities allocable to the redeemed Independence Mall II Units or OP Units at the time of the redemption, over (2) the adjusted basis of your Independence Mall II Units or OP Units. The determination of the adjusted basis of your Independence Mall II Units or OP Units is discussed more fully below. See "-Basis of Independence Mall II Units or OP Units."

         If we do not acquire your Independence Mall II Units or OP Units in exchange for our common shares, then the Independence Mall II Partnership or the operating partnership will redeem the Independence Mall II Units or OP Units, as the case may be, for cash. If the Independence Mall II Partnership or the operating partnership redeems the Independence Mall II Units or OP Units for cash contributed by us, the redemption likely would be treated for tax purposes as a sale of such Independence Mall II Units or OP Units by you to us in a fully taxable transaction as discussed above.

         If the Independence Mall II Partnership or the operating partnership redeems all of your Independence Mall II Units or OP Units using cash that is not contributed by us, the tax consequences of such redemption would be the same as described in the previous paragraph. If, however, such partnership redeems less than all of the units owned by you:
(1) you would not be permitted to recognize any loss in connection with the redemption; and (2) you would recognize taxable gain only to the extent that the sum of the cash and the amount of any partnership liabilities allocable to the redeemed Independence Mall II Units or OP Units exceeds your adjusted basis in all of your Independence Mall II Units or OP Units immediately before the redemption.

         Tax Treatment of Gain from Disposition of Independence Mall II Units or OP Units Generally.

         Capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an Independence Mall II Unit or an OP Unit will generally be subject to a maximum Federal income tax rate of 20% if such Independence Mall II Unit or OP Unit was held for more than one year and will be taxed at ordinary income tax rates if such Independence Mall II Unit or OP Unit was held for one year or less. Generally, gain or loss recognized by a holder of Independence Mall II Units or OP Units on the sale or other taxable disposition of an Independence Mall II Unit or OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an Independence Mall II Unit or OP Unit attributable to such holder's share of "unrealized receivables" of the Independence Mall II Partnership or the operating partnership, as the case may be, exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the portion of the gain recognized by you on the sale of Independence Mall II Units or OP Units held for more than one year that is attributable to real property depreciation deductions of the Independence Mall II Partnership or the operating partnership that have not been recaptured as ordinary income prior to, or in connection with, such sale will be subject to a maximum 25% (rather than a 20%) tax rate.

         In general, if you acquired your Independence Mall II Units or OP Units by purchase or cash contribution, your holding period in your Independence Mall II Units or OP Units begins at the time of such acquisition. If you acquired your Independence Mall II Units or OP Units in exchange for property, however, your holding period in your Independence Mall II Units or OP Units generally includes your holding period in such property. If you acquired your Independence Mall II Units or OP Units, as the case may be, at different times or in exchange for multiple properties in which you had different holding periods, each such unit may have a holding period that is divided to reflect the different times of your purchases or the different holding periods of the various properties that you exchanged. If you sell Independence Mall II Units or OP Units having a divided holding period that is partially in excess of one year and partially one year or less, any capital gain or loss that you recognize on such sale would be partially long-term capital gain or loss and partially short-term capital gain or loss.

         Basis of Independence Mall II Units or OP Units. If you received your Independence Mall II Units or OP Units in connection with a contribution of cash, a partnership interest, or other property to the Independence Mall II Partnership or the operating partnership, you generally will have an initial tax basis in your Independence Mall II Units or OP Units ("Initial Basis") equal to the amount of cash, if any, that you contributed, plus your basis in the contributed partnership interest or other property. Similarly, if you are treated as having received Independence Mall II Units or OP Units upon liquidation of a predecessor partnership, you generally will have an Initial Basis in your Independence Mall II Units or OP Units equal to your basis in your interest in the predecessor partnership.

         Your Initial Basis generally is increased by (1) your share of the Independence Mall II Partnership's or the operating partnership's income,
(2) increases in your share of the Independence Mall II Partnership's or the operating partnership's liabilities (including any increase in your share of liabilities occurring in connection with the issuance of Independence Mall II Units or OP Units), and (3) additional capital contributions made by you to the Independence Mall II Partnership or operating partnership. Generally, your basis in your units is decreased (but not below zero) by (1) distributions made to you by the Independence Mall II Partnership or the operating partnership, (2) decreases in your share of the Independence Mall II Partnership's or the operating partnership's liabilities (including any decrease in your share of liabilities occurring in connection with the issuance of Independence Mall II Units or OP Units), (3) your share of the Independence Mall II Partnership's or the operating partnership's losses, and (4) your share of the Independence Mall II Partnership's or the operating partnership's nondeductible expenditures that are not capitalized.

         Potential Application of Disguised Sale Rules to a Redemption of Independence Mall II Units or OP Units. If you received your Independence Mall II Units or OP Units in exchange for property, there is a risk that a redemption of your Independence Mall II Units or OP Units may cause the original transfer of property by you to the Independence Mall II Partnership or the operating partnership to be treated as a "disguised" sale of such property.

         Under the Code, a transfer of property by a partner to a partnership followed by a related transfer of money or property by the partnership to the partner is treated as a "disguised" sale if: (1) the second transfer would not have occurred but for the first transfer, and (2) the second transfer "is not dependent on the entrepreneurial risks of the partnership operations." In a disguised sale, the partner is treated as if such partner sold the contributed property to the partnership as of the date the property was contributed to the partnership. In addition, unless a few technical exceptions apply, transfers of money or other property between a partnership and a partner that are made within two years of each other, such as a redemption of Independence Mall II Units or OP Units made within two years of a contribution by you to the Independence Mall II Partnership or operating partnership, must be reported to the IRS and are presumed to constitute a "disguised" sale unless the facts and circumstances clearly establish that such transfers do not constitute a sale. If two years have passed between the contribution of property and the transfer of money or other consideration from the partnership to a partner, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

         While there is no authority applying the disguised sale rules to the exercise of a redemption right by a partner with respect to a partnership interest received in exchange for property, the exercise of a redemption right with respect to Independence Mall II Units or OP Units within two years of the date of a contribution of property by you may be treated as a disguised sale. If this treatment were to apply, you would be treated for Federal income tax purposes as if, on the date of the contribution of property by you, the Independence Mall II Partnership or the operating partnership, as the case may be, transferred to you an obligation to give you the proceeds received by you in the redemption. In that case, you would be required to recognize gain on the disguised sale in the year in which you contributed property to the Independence Mall II Partnership or the operating partnership, as the case may be.

         Withholding. If we purchase Independence Mall II Units or OP Units from you, or if the Independence Mall II Partnership or the operating partnership redeems your units with cash contributed by us, such sale will be subject to a withholding tax equal to 10% of the amount realized by you in connection with the redemption unless you (1) furnish us with an affidavit stating, under penalty of perjury, your United States taxpayer identification number and that you are not a foreign person, or (2) otherwise establish an exemption from such withholding tax. For purposes of the withholding tax, the "amount realized" is the sum of the cash and fair market value of other property (e.g., our common shares) received by you, plus the amount of any partnership liabilities allocable to the Independence Mall II Unit or OP Unit redeemed. Different withholding rules may apply to a partial redemption that is not treated as a sale of your Independence Mall II Units or OP Units as described above. You may seek a refund of amounts withheld from the Internal Revenue Service if it is determined that the amount withheld exceeded your United States tax liability. The Internal Revenue Service has issued final regulations regarding the withholding tax rules that are effective for payments made after December 31, 2000. You should consult your tax advisor regarding the application of those final Treasury Regulations.


         COMPARISON OF OWNERSHIP OF OP UNITS, INDEPENDENCE MALL II
                          UNITS AND COMMON SHARES

         The information below highlights a number of the significant differences between the operating partnership, the Independence Mall II Partnership and us relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees and investor rights, and compares legal rights associated with the ownership of OP Units, Independence Mall II Units and common shares, respectively. These comparisons are intended to assist you in understanding how your investment will be changed if we exercise our prior and independent right to acquire the OP Units and Independence Mall II Units for common shares. This discussion is summary in nature and does not constitute a complete discussion of these matters, and you should carefully review the balance of this prospectus and the registration statement of which this prospectus is a part for additional important information about us, the operating partnership and the Independence Mall II Partnership.

FORM OF ORGANIZATION AND ASSETS OWNED

         Operating Partnership

         The operating partnership is organized as a Delaware limited partnership. Substantially all of our operations are conducted through the operating partnership. The operating partnership has a stated termination date of December 31, 2097, although it may be terminated earlier in some circumstances.

         Independence Mall II Partnership

         The Independence Mall II Partnership is organized as a Delaware limited partnership. The Independence Mall II Partnership has a stated termination date of March 1, 2097, although it may be terminated earlier in some circumstances.

         Westfield America, Inc.


         We are a Missouri corporation. We elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 1994, and intend to maintain our election as a REIT. We maintain both a limited partner interest and a general partner interest in the operating partnership, which give us an indirect investment in the properties and other assets owned by the operating partnership. We and our wholly-owned subsidiaries currently have a 97.8% economic interest in the operating partnership. Our interest in the operating partnership will:


         o increase as OP Units are redeemed for cash or acquired by us and as we issue additional capital stock and contribute the net proceeds from such issuance to the operating partnership in exchange for additional interests in the operating partnership; and

         o decrease as we issue additional OP Units in exchange for property contributed to the operating partnership.

There are no limits on our corporate existence in our Articles of Incorporation.

PURPOSE AND PERMITTED INVESTMENTS

         Operating Partnership


         The operating partnership's purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act, provided that such business is conducted in a manner that permits us to qualify as a REIT. The operating partnership may, subject to the foregoing limitation, invest in or enter into partnerships, joint ventures, or similar arrangements and may own interests in any other entity. We may cause the operating partnership not to take, or to refrain from taking, any action that, in our judgment, in our sole and absolute discretion:


         o could adversely affect our ability to continue to qualify as a REIT;

         o could subject us to any additional taxes under Internal Revenue Code Section 857 or Internal Revenue Code Section 4981 or any other related or successor provision under the Internal Revenue Code;

         o could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the operating partnership; or

         o could violate in any material respects any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by us pursuant to any of our agreements or applicable laws and regulations, unless, in any such case, such action described in the bullet points above is specifically consented to by us in writing.

         Independence Mall II Partnership

         The Independence Mall II Partnership's purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act, provided that such business is conducted in a manner that permits us to qualify as a REIT. The Independence Mall II Partnership may, subject to the foregoing limitation, invest in or enter into partnerships, joint ventures, or similar arrangements and may own interests in any other entity. Notwithstanding the foregoing, until August 11, 2001, the business of the Independence Mall II Partnership is limited to the ownership of interests in Independence Mall Associates, and any related activities. Westfield Independence may cause the Independence Mall II Partnership not to take, or to refrain from taking, any action that in its judgment, in its sole and absolute discretion:

         o could adversely affect our ability to continue to qualify as a REIT;

         o could subject Westfield Independence or us to any additional taxes under Internal Revenue Code Section 857 or Internal Revenue Code Section 4981; or

         o could violate any law or regulation of any governmental body or agency having jurisdiction over Westfield Independence, us or our securities.

unless such action described in the bullet points above is specifically consented to Westfield Independence in writing.

         Westfield America, Inc.

         Our Articles of Incorporation permit us to engage in any lawful activity permitted under Missouri law. However, under the partnership agreement for the operating partnership, we, as general partner, generally may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests as general partner, the management of the business of the operating partnership, our operation as a reporting company with a class or classes of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to the operating partnership or its assets or activities, and such activities as are incidental to those activities discussed above. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through the operating partnership so long as we take commercially reasonable measures to insure that the economic benefits and burdens of such property are otherwise vested in the operating partnership.

ADDITIONAL EQUITY

         Operating Partnership

         The operating partnership is authorized to issue OP Units, partnership preferred units and other partnership interests to its partners, investors or other persons for such consideration and on such terms and conditions as we, as general partner, in our sole discretion may deem appropriate. Additionally, we may cause the operating partnership to issue to us additional common partnership interests, partnership preferred units or other partnership interests in different series or classes that may be senior to the OP Units, provided such issuance to us is in conjunction with an issuance of our securities having substantially similar rights and in which the proceeds raised in connection with such issuance are contributed to the operating partnership. No limited partner or OP Unitholder has any preemptive or similar rights with respect to additional capital contributions to the operating partnership or the issuance or sale of any interests in the operating partnership.

         Independence Mall II Partnership

         The Independence Mall II Partnership is authorized to issue Independence Mall II Units and other partnership interests for such consideration and on such terms and conditions as Westfield Independence, as general partner, in its sole discretion may deem appropriate. Such rights, powers and duties may be senior to the limited partners, but none of such additional partnership interests in the Independence Mall II Partnership shall carry or give to their holders rights to receive distributions, as to amount, timing and priority, senior to the rights of the limited partners as set forth in the Independence Mall II Partnership Agreement. No action or consent by the limited partners is required in connection with the admission of any additional limited partner.

         Westfield America, Inc.

         Our board of directors, in its discretion, may cause us to issue additional equity securities consisting of common shares, Senior Preferred Shares or Preferred Shares; provided, however, that the total number of equity securities outstanding may not exceed the total number of authorized shares set forth in our Articles of Incorporation. As long as the operating partnership is in existence, the net proceeds of all equity capital raised by us will be contributed to the operating partnership in exchange for common partnership interests, partnership preferred units or other interests in the operating partnership.

BORROWING POLICIES

         Operating Partnership

         The operating partnership has no restrictions on borrowings, and we, as general partner, have full power and authority to cause the operating partnership to borrow money.

         Independence Mall II Partnership

         The Independence Mall II Partnership has no restrictions on borrowings, and Westfield Independence, as general partner, has full power and authority to cause the Independence Mall II Partnership to borrow money.

         Westfield America, Inc.

         We are not restricted under our Articles of Incorporation or By-Laws from making borrowings. Accordingly, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our cash flow and, consequently, the amount available for distribution to our shareholders.

OTHER INVESTMENT RESTRICTIONS

         Operating Partnership

         Other than restrictions precluding investments by the operating partnership that would adversely affect our qualification as a REIT, there are no restrictions upon the operating partnership's authority to enter into specified transactions, including among others, making investments and lending operating partnership funds.

         Independence Mall II Partnership

         Other than restrictions precluding investments by the Independence Mall II Partnership that would adversely affect our qualification as a REIT, the Independence Mall II Partnership generally has authority to enter into specified transactions, including among others, making investments and lending operating partnership funds.

         Westfield America, Inc.

         Neither our Articles of Incorporation nor our By-Laws impose any restrictions upon the types of investments made by us, except that, under our Articles of Incorporation, our board of directors is prohibited from taking action that would terminate our REIT status, unless approved by a majority in interest of the holders of common shares, Series A Preferred Shares and Series B Preferred Shares, each voting separately as a class.

MANAGEMENT CONTROL

         Operating Partnership


         All management powers over the business and affairs of the operating partnership are vested in us, as general partner. No limited partner or OP Unitholder has any right to participate in or exercise control or management power over the business and affairs of the operating partnership. The limited partners have the right to vote on those matters described under "Voting Rights" below. We as general partner may not be removed by the limited partners, with or without cause.


         Independence Mall II Partnership

         All management powers over the business and affairs of the Independence Mall II Partnership are vested in Westfield Independence, as general partner. No limited partner has any right to participate in or exercise control or management power over the business and affairs of the Independence Mall II Partnership. The limited partners have the right to vote on those matters described under Voting Rights below. Westfield Independence as general partner may not be removed by the limited partners, with or without cause.

         Westfield America, Inc.

         Our board of directors has exclusive control over our business and affairs subject only to those restrictions set forth in our Articles of Incorporation and By-Laws, the partnership agreement for the operating partnership or Missouri law. Our board of directors is divided into three classes. At each annual meeting of the shareholders, the successors of the class of directors whose terms expire at that meeting will be elected. The policies adopted by the board of directors may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of directors, shareholders have no control over our ordinary business policies.

FIDUCIARY DUTIES

         Operating Partnership

         Under Delaware law, we, as general partner, are accountable to the operating partnership as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to partnership affairs. However, under the partnership agreement for the operating partnership, we, as general partner, are under no obligation to take into account the tax consequences to any partner or OP Unitholder of any action taken by us, and we, as general partner, are not liable for monetary damages for losses sustained or liabilities incurred by partners or OP Unitholders as a result of errors of judgment or of any act or omission, provided that we have acted in good faith. In connection with the acquisition of properties where OP Units were issued as part of the purchase price, we contractually agreed, in general, not to sell or otherwise transfer those properties for a specified period of time in order to preserve such persons' tax deferral, or in certain instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

         Independence Mall II Partnership

         Under Delaware Law, Westfield Independence, as general partner, is accountable to the Independence Mall II Partnership, as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. Until February 22, 2009, Westfield Independence cannot, without the prior approval of a majority of limited partner interests, excluding those held by Westfield Independence and its affiliates, consummate: (1) the voluntary sale or other taxable disposition of all or any material portion, except for routine disposition of personal property and fixtures in the ordinary course of business, of the Independence Mall II Partnership's assets and properties, or the assets or properties of Independence Mall Associates, or (2) a merger, consolidation or dissolution of the Independence Mall II Partnership or Independence Mall Associates, which in either case would result in the recognition of taxable gain by the limited partner in such fiscal year. In addition, from and after February 22, 2009, Westfield Independence must use its good faith efforts, to the extent not inconsistent with the business objectives of Westfield Independence, the operating partnership or our or their respective affiliates, to consummate any such sale or disposition in a manner that would enable the limited partners to defer the recognition of taxable gain. In addition, until August 22, 2006, Westfield Independence does not, without the prior approval of a majority of limited partner interests, excluding those held by Westfield Independence and its affiliates, have the right to liquidate or dissolve and distribute any property contributed to the Independence Mall II Partnership by any partner to another partner if, as a result of such distribution, any limited partner would recognize income pursuant to Section 737 or Section 704(c)(1)(B) of the Internal Revenue Code. However, under the Independence Mall II Partnership Agreement, Westfield Independence, as general partner, is not, subject to some limitations set forth in the Independence Mall II Partnership Agreement, liable for monetary damages for losses sustained or liabilities incurred by limited partners as a result of errors of judgment or of any act or omission, provided that Westfield Independence has acted in good faith.

         Westfield America, Inc.

         Under Missouri law, our board of directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care of an ordinarily prudent person in a like position. Directors who act in such a manner generally will not be liable to us for monetary damages arising from their activities.

MANAGEMENT LIABILITY AND INDEMNIFICATION

         Operating Partnership

         The partnership agreement for the operating partnership generally provides that we, as general partner, and any of our directors and officers will incur no liability to the operating partnership or any limited partner for losses sustained or liabilities incurred or benefits not derived as a result of errors in judgment, mistakes of law or of any act or omission if we or such officer or director acted in good faith. In addition, we, as general partner, are not responsible for any misconduct or negligence on the part of our agents provided we appointed such agents in good faith. We, as general partner, may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon the opinion of such persons, as to matters which we, as general partner, reasonably believe to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The partnership agreement for the operating partnership also provides for the indemnification, to the fullest extent permitted by law, of us, as general partner, of our directors and officers, and of such other persons as we, as general partner, may from time to time designate, against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which such person may be involved that relate to the operations of the operating partnership, provided that no such person will be indemnified for willful misconduct or a knowing violation of the law or for any transaction in which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement for the operating partnership.

         Independence Mall II Partnership

         The Independence Mall II Partnership Agreement generally provides that Westfield Independence, as general partner, and its members, officers, and directors will not, subject to some limitations set forth in the Independence Mall II Partnership Agreement, be liable for monetary damages to the Independence Mall II Partnership, any partners or any assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if Westfield Independence acted without bad faith, without a knowing and willful breach of the Independence Mall II Partnership Agreement and without active and deliberate dishonesty. In addition, Westfield Independence, as general partner, is not responsible for any misconduct or negligence on the part of its agents taken without bad faith, without a knowing and willful breach of the Independence Mall II Partnership Agreement and without active and deliberate dishonesty. Westfield Independence, as general partner, may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisors, and any action Westfield Independence takes or omits to take in reliance upon the opinion of such persons, as to matters which Westfield Independence, as general partner, reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Independence Mall II Partnership Agreement also provides for the indemnification, to the fullest extent permitted by law, of Westfield Independence, as general partner, of its directors, officers, employees, members, partners, agents, representatives and affiliates against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which such person may be involved that relate to the operations of the Independence Mall II Partnership or Westfield Independence in its capacity as general partner, whether or not suit or other legal proceedings are commenced, unless it is established by a court of competent jurisdiction and all appeals relating to such proceeding have been fully completed or the applicable appeal periods have expired that: (1) the act or omission of the party to be indemnified was material to the matter giving rise to the proceedings and either was committed in bad faith or was the result of active and deliberate dishonesty or a willful and knowing breach of the Independence Mall II Partnership Agreement; (2) the party to be indemnified actually received an improper and unpermitted personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the party to be indemnified knew, or was reckless in not knowing, that the act or omission was unlawful.

         Westfield America, Inc.

         Our Articles of Incorporation provide for the indemnification of our directors and officers, and of other persons as we may from time to time designate, against any and all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred arising from any and all claims, demands, actions, suits or proceedings in which these people may be involved that relate to our operations, provided that these people will not be indemnified if they did not act in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or, with respect to any criminal action or proceeding, had reasonable cause to believe their conduct was unlawful.

VOTING RIGHTS

         Operating Partnership

         Under the partnership agreement for the operating partnership, limited partners have voting rights only with respect to limited matters such as some amendments and termination of the partnership agreement for the operating partnership and some transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and some transfers by the general partner of its interest in the operating partnership or the admission of a successor general partner. OP Unitholders generally have no voting rights.

         Independence Mall II Partnership

         Under the Independence Mall II Partnership Agreement, limited partners have voting rights only with respect to limited matters such as some amendments and termination of the Independence Mall II Partnership Agreement and some transactions such as the sale or other taxable disposition of all or any material portion of Westfield Independence's assets or properties or the assets or properties of Independence Mall Associates, and the merger, consolidation or dissolution of the Independence Mall II Partnership or Independence Mall Associates. In addition, until August 11, 2001, limited partners have voting rights with respect to some transfers by the general partner of its interest in the Independence Mall II Partnership or the admission of a successor general partner.

         Westfield America, Inc.

         Each outstanding common share entitles the holder thereof to one vote on all matters submitted to shareholders for vote, including the election of directors. Our common shareholders have the right to vote on, among other things, a merger of us, amendments to our Articles of Incorporation and our dissolution. Some amendments to our Articles of Incorporation require the affirmative vote of not less than three-fourths of votes entitled to be cast on the matter. Our Articles of Incorporation permit our board of directors to classify and issue Preferred Shares in one or more series having voting power which may differ from that of our common shares.

AMENDMENT OF THE PARTNERSHIP AGREEMENTS OR OUR ARTICLES OF INCORPORATION

         Operating Partnership

         The partnership agreement for the operating partnership may be amended through a proposal only by us, the general partner. Some proposals require the consent of the limited partners and/or OP Unitholders. These include proposals that would, among other things, convert a limited partner into a general partner or an OP Unitholder into a partner, modify the limited liability of a limited partner or an OP Unitholder, alter the rights of any limited partner or OP Unitholder to receive the distributions to which such partner or OP Unitholder is entitled, or alter the allocations specified in the partnership agreement for the operating partnership or alter the redemption rights described above. In addition, we, as general partner, may, without the consent of the limited partners or OP Unitholders, amend the partnership agreement for the operating partnership as to limited matters enumerated in the partnership agreement for the operating partnership.

         Independence Mall II Partnership

         Amendments to the Independence Mall II Partnership Agreement may be proposed by Westfield Independence or by any limited partners holding 25% or more of the partnership interests in the Independence Mall II Partnership. Some proposals require the consent of the limited partners. These include proposals that would, among other things, convert a limited partner into a general partner, modify the limited liability of a limited partner, alter the rights of any limited partner to receive the distributions to which such partner is entitled or alter the allocation specified in the Independence Mall II Partnership Agreement or cause the termination of the Independence Mall II Partnership prior to the time set forth in the Independence Mall II Partnership Agreement. In addition, Westfield Independence, as general partner, may, without the consent of the limited partners, amend the Independence Mall II Partnership Agreement as to limited matters enumerated in the Independence Mall II Partnership Agreement.

         Westfield America, Inc.

         Except as described below, amendments to our Articles of Incorporation must be approved by the board of directors and by the vote of the holders of at least a majority of the shares entitled to vote on the matter. Proposals that would cause us not to qualify as a REIT require the affirmative vote of holders of at least a majority of the shares entitled to vote on the matter, including the common shares, voting separately as a class. Proposals that would alter Articles of Incorporation provisions relating to the classification or removal of directors or that would repeal provisions relating to business combinations require the affirmative vote of holders of three-fourths of the shares entitled to vote on the matter. Proposals that would alter Articles of Incorporation provisions relating to control share acquisitions require the affirmative vote of holders of not less than two-thirds of the shares entitled to vote on the matter. Proposals that would alter Articles of Incorporation provisions relating to preemptive rights, indemnification or amendments to the Articles of Incorporation require the affirmative vote of holders at least a majority of the shares entitled to vote on the matter.

COMPENSATION, FEES AND DISTRIBUTIONS

         Operating Partnership

         We, as general partner, do not receive any compensation for our services as general partner of the operating partnership. As a partner in the operating partnership, however, we have the same right to allocations and distributions as other partners and investors of the operating partnership. However, to the extent we own properties outside the operating partnership, any income we receive in connection with the activities from those properties will result in a recalculation of distributions from the operating partnership such that we, the limited partners and the OP Unitholders would each receive the same distribution that we and they would have received had we contributed such properties to the operating partnership. In addition, the operating partnership is responsible for all expenses incurred by us in connection with the operating partnership's business and reimburses us, as general partner, for such expenses paid by us.

         Independence Mall II Partnership


         Westfield Independence, as general partner, does not receive any compensation for its services as general partner of the Independence Mall II Partnership. As a partner in the Independence Mall II Partnership, however, Westfield Independence has the right to allocations and distributions of the Independence Mall II Partnership as set forth in the Independence Mall II Partnership Agreement. In addition, the Independence Mall II Partnership is responsible for all expenses incurred relating to the Independence Mall II Partnership's ownership of its assets and the operation of the Independence Mall II Partnership and reimburses Westfield Independence, as general partner, for such expenses paid by Westfield Independence to the extent not paid by Independence Mall Associates. In addition, Westfield Independence and/or its affiliates have the right, but not the obligation, in the sole discretion of Westfield Independence, to perform all or any of the property management services on account of the property owned or managed by the Independence Mall II Partnership, Independence Mall Associates or any affiliate, and may cause the Independence Mall II Partnership, Independence Mall Associates or any affiliate to enter into a management agreement with Westfield Independence or one or more of its affiliates, in form and substance acceptable to Westfield Independence in its sole discretion. If Westfield Independence elects to so perform, or to have an affiliate so perform, the property management services, then Westfield Independence or its affiliate will be reimbursed for its expenses and otherwise compensated by the Independence Mall II Partnership in amounts determined by Westfield Independence, in its good faith discretion, to be comparable to amounts which would be charged by reputable unrelated third party property management companies which have substantial experience in performing property management services for properties of the type owned or managed by the Independence Mall II Partnership for institutional owners with portfolios under management which are substantially similar in size, nature, and condition of property owned or managed by the Independence Mall II Partnership.


         Westfield America, Inc.

         Directors receive compensation for their services from us. Our officers are compensated by Westfield Holdings or its subsidiaries.

LIABILITY OF INVESTORS

         Operating Partnership

         Under the partnership agreement for the operating partnership and applicable Delaware law, the liability of the limited partners and OP Unitholders for the operating partnership's debts and obligations is generally limited to the amount of their investment in the operating partnership.

         Independence Mall II Partnership

         Under the Independence Mall II Partnership Agreement and applicable Delaware law, the liability of the limited partners for the Independence Mall II Partnership's debts and obligations is generally limited to the amount of their investment in the Independence Mall II Partnership.

         Westfield America, Inc.

         Under Missouri law, shareholders generally are not personally liable for our debts and obligations.

NATURE OF INVESTMENT

         Operating Partnership

         The OP Units constitute equity interests entitling each OP Unitholder to such OP Unitholder's proportionate share of cash distributions made to the OP Unitholders and holders of common partnership interests. The operating partnership may retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business, subject to the operating partnership's obligation to make any distributions required to be made under the partnership agreement for the operating partnership.

         Independence Mall II Partnership

         The Independence Mall II Units constitute equity interests entitling each Independence Mall II Unitholder to such Independence Mall II Unitholder's proportionate share of cash distributions made to the Independence Mall II Unitholders. The Independence Mall II Partnership may retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business, subject to the Independence Mall II Partnership's obligation to make any distributions required to be made under the Independence Mall II Partnership Agreement.

         Westfield America, Inc.

         The common shares constitute equity interests in us. We are entitled to receive our proportionate share of distributions made by the operating partnership with respect to our interest in the operating partnership, and each shareholder will be entitled to its proportionate share of any dividends or distributions paid with respect to our common shares. The dividends payable to our shareholders are not fixed in amount and are only paid if, when and as declared by our board of directors. In order to qualify as a REIT, we generally must distribute at least 95% of our "REIT" taxable income, excluding capital gains, and any taxable income, including capital gains, not distributed will be subject to corporate income taxRecently enacted legislation will reduce the foregoing distribution requirements after 2000 so that we would be required to make distributions, other than capital gain distributions, to our shareholders in an amount generally equal to 90% of our "REIT taxable income."

POTENTIAL DILUTION OF RIGHTS

         Operating Partnership

         We, as general partner, are authorized, in our sole discretion and without limited partner or OP Unitholder approval, to cause the operating partnership to issue additional OP Units, partnership preferred units, limited partnership interests and other equity securities for any partnership purpose at any time to the limited partners, OP Unitholders or to other persons on terms established by us as general partner.

         Independence Mall II Partnership

         Westfield Independence, as general partner, is authorized in its discretion and without limited partner approval to cause the Independence Mall II Partnership to issue additional limited partnership interests and other equity securities for any partnership purpose at any time to the limited partners, or to other persons on terms established by Westfield Independence as general partner.

         Westfield America, Inc.

         Our board of directors may in its discretion cause the issuance of additional Senior Preferred Shares, Preferred Shares and common shares or other equity securities with such powers, preferences and rights as the board of directors may designate at the time. The issuance of additional or other equity securities may result in the dilution of interests of the shareholders.

LIQUIDITY

         Operating Partnership

         The partnership agreement for the operating partnership restricts the transferability of partnership interests and OP Units. Any transfer or purported transfer of a partnership interest or OP Unit not made in accordance with the partnership agreement for the operating partnership will not be valid. Until the expiration of one year from the date on which a partner or OP Unitholder acquired partnership interests or OP Units, as applicable, such partner or OP Unitholder generally may not transfer all or any portion of its partnership interests or OP Units, as applicable, to any transferee without our consent, which consent may be withheld in our sole and absolute discretion. After the expiration of one year from the date on which a partner or OP Unitholder acquired partnership interests or OP Units, as applicable, such person may transfer his or her partnership interests or OP Units to an "accredited investor," subject to satisfaction of conditions set forth in the partnership agreement for the operating partnership, including our right of first refusal. Subject to some limitations, a limited partner may assign its economic rights in its partnership interests without our consent, but we may in our sole and absolute discretion, refuse to admit the transferee as a substituted limited partner. Beginning one year from the date of acquisition of the partnership interests or OP Units, each partner or OP Unitholder has the right to cause the operating partnership to redeem its partnership interests or OP Units, as applicable, for cash, subject to our prior and independent right to acquire such OP Units or partnership interests for common shares. There is no market for partnership interests in the operating partnership or OP Units, and the partnership interests in the operating partnership and the OP Units are not registered under the Exchange Act, nor are they listed for trading on any securities exchange.

         Independence Mall II Partnership

         The Independence Mall II Partnership Agreement restricts the transferability of interests in the Independence Mall II Partnership. Any transfer or purported transfer of a partnership interest in the Independence Mall II Partnership not made in accordance with the Independence Mall II Partnership Agreement will not be valid and the Independence Mall II Partnership shall have no duty or obligation to recognize the transferee as a partner or holder of any interest whatsoever in the Independence Mall II Partnership and the transferee shall have no rights, interests or claims in or against the Independence Mall II Partnership or any partner of the Independence Mall II Partnership. Except for a transfer to Westfield Independence, the operating partnership or any other affiliate of Westfield Independence, a limited partner, other than Westfield Independence and its affiliates, shall not transfer all or any portion of its interest in the Independence Mall II Partnership, or any of such limited partner's economic rights as a limited partner, without Westfield Independence's consent, which consent may be withheld in its sole discretion, provided, however, that a limited partner may, subject to the provisions of the Independence Mall II Partnership Agreement, but without the requirement of first obtaining the consent of Westfield Independence, transfer all or any portion of its interest in the Independence Mall II Partnership, or any of such limited partner's economic rights as a limited partner, to

         o     immediate family members of the limited partner; and

         o family planning trusts or limited partnerships in which the limited partner (together with his immediate family members) has a 50% or greater economic interest.


         Any such transferee must be an "accredited investor" within the meaning of Rule 501 under the Securities Act. There is no market for partnership interests in the Independence Mall II Partnership, and the partnership interests in the Independence Mall II Partnership are not registered under the Exchange Act, nor are they listed for trading on any securities exchange.


         Westfield America, Inc.

         Subject to any restrictions under Rule 145 of the Securities Act, the ownership limit provisions in our Articles of Incorporation and to prospectus delivery and other requirements for registered securities, the common shares will be freely transferable as registered securities under the Securities Act. The common shares are listed on the New York Stock Exchange. The breadth and strength of this market will depend, among other things, upon the number of common shares outstanding, our financial results and prospects, the general interest in our common shares and other real estate investments and our dividend yield compared to that of other debt and equity securities.

  COMPARISON OF FEDERAL INCOME TAX CONSEQUENCES OF OWNERSHIP OF OP UNITS,
               INDEPENDENCE MALL II UNITS AND COMMON SHARES

         The information below highlights a number of the significant differences between the operating partnership, the Independence Mall II Partnership and us relating to Federal income taxation, and compares the Federal income tax consequences associated with the ownership of OP Units, Independence Mall II Units and common shares, respectively. This discussion is summary in nature and does not constitute a complete discussion of these matters, and you should carefully review the balance of this prospectus and the registration statement of which this prospectus is a part for additional important information about us, the operating partnership and the Independence Mall II Partnership.

ENTITY-LEVEL TAXATION

         Operating Partnership or Independence Mall II Partnership

         The Independence Mall II Partnership and the operating partnership are not subject to Federal income tax. Instead, each holder of Independence Mall II Units or OP Units includes such holder's allocable share of such partnership's taxable income or loss in determining such holder's Federal income tax liability. The maximum Federal income tax rate for individuals under current law (without taking into account the phase out of exemptions and other adjustments) is 39.6%.

         Westfield America, Inc.

         So long as we qualify as a REIT, we will be permitted to deduct distributions paid to our shareholders, which will effectively reduce the "double taxation" that typically results when a corporation earns income, pays tax on that income and then distributes the remaining income to its shareholders in the form of taxable dividends. A REIT is, however, subject to Federal income tax on income that is not distributed and also may be subject to Federal income and excise taxes in certain circumstances. The maximum Federal income tax rate for corporations under current law is 35%, but in certain circumstances a REIT is subject to a 100% tax on certain kinds of income. In addition, pursuant to an election made by us, we may become liable for a Federal income tax imposed at the highest corporate rate upon the sale within 10 years of any property that we owned on the first day of the first taxable year for which we qualified as a REIT -- February 12, 1994 (or January 1, 1996, in the case of property held by our subsidiary, Westland Properties). Such property also includes property that we owned on that date indirectly through partnerships, and a sale of such property by such a partnership would be considered to be a sale by us. Upon such a sale, we will be liable for a Federal income tax on the portion of the gain that was in existence on February 12, 1994 (or January 1, 1996, in the case of property held by our subsidiary, Westland Properties).

APPLICABILITY OF THE "PASSIVE ACTIVITY" RULES

         Operating Partnership or Independence Mall II Partnership

         Income and loss from the Independence Mall II Partnership or the operating partnership generally is subject to the "passive activity" rules. Under these rules, any income and loss from the Independence Mall II Partnership or the operating partnership that constitutes "passive income" generally can be offset by or against only income and loss from other investments that constitute "passive activities."

         Westfield America, Inc.

         Dividends paid by us cannot be offset with losses from "passive activities."

TAXATION OF DISTRIBUTIONS

         Operating Partnership or Independence Mall II Partnership

         Cash distributions from the Independence Mall II Partnership or the operating partnership are not taxable to a holder of Independence Mall II Units or OP Units except to the extent they exceed such holder's adjusted basis in such holder's Independence Mall II Units or OP Units (which will include such holder's allocable share of the liabilities of Independence Mall II Partnership or the operating partnership).

         Westfield America, Inc.

         Distributions that are made by us to our taxable shareholders out of current or accumulated earnings and profits and not designated as capital gain distributions will be taken into account by such shareholders as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as long-term capital gains, subject to certain limitations. Distributions in excess of current or accumulated earnings and profits will be treated as a nontaxable return of basis to the extent of your adjusted basis in your common shares, and thereafter will be taxed in the same manner as gain from a sale of such shares.

TAX INFORMATION PROVIDED TO INVESTORS

         Operating Partnership or Independence Mall II Partnership

         Each year, holders of Independence Mall II Units or OP Units receive a Schedule K-1 tax form containing detailed tax information that such holders must use in preparing their Federal income tax returns.

         Westfield America, Inc.


         Each year our shareholders receive a Form 1099 used by REITs to report dividends paid to their shareholders.


STATE INCOME TAX

         Operating Partnership or Independence Mall II Partnership

         Holders of Independence Mall II Units or OP Units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which the Independence Mall II Partnership or the operating partnership owns property, even if such holders are not residents of those states.

         Westfield America, Inc.


         Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their states of residence solely as a result of the fact that we own property or transact business in various states. We may be required to pay state income taxes in some states.



                     FEDERAL INCOME TAX CONSIDERATIONS

         The following summary of certain Federal income tax considerations regarding an investment in the common shares is based on current law, is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or, except to the limited extent discussed under "--Taxation of Tax-Exempt Holders " and "--Taxation of Foreign Holders," to certain types of investors (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) that are subject to special treatment under the Federal income tax laws, nor does it give a detailed discussion of any state, local or foreign tax considerations. For purposes of this discussion, the term "Holder" means any person who purchases common shares.

         EACH PROSPECTIVE PURCHASER SHOULD CONSULT WITH A TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST INCLUDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

         General


         The REIT provisions of the Internal Revenue Code are highly technical and complex. The following discussion sets forth the material aspects of the provisions of the Internal Revenue Code that govern the Federal income tax treatment of a REIT and its shareholders. This summary is based on, and qualified in its entirety by, current U.S. law, including the applicable Internal Revenue Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change which may apply retroactively.


         Opinion of Counsel


         We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 1994, and we intend to continue to operate in a manner consistent with our REIT election and all of the rules applicable to a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has issued its opinion that, commencing with the taxable year ended December 31, 1994, we were organized in conformity with the requirements for qualification as a REIT and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT.

         The foregoing opinion is based and conditioned upon certain assumptions, representations and covenants made by us as of the date thereof regarding factual matters. The opinion was expressed as of August 8, 2000, and Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise holders of common shares of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Our qualification as a REIT depends on the qualification of Westland Properties as a REIT during the period that Westland Properties was not wholly owned by us, as well as the continuing qualification of subsidiary REITs in which we own an interest. Moreover, such qualification and taxation as a REIT depends upon our having met and continuing to meet through, among other things, actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code as discussed below, the results of which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year have satisfied or will satisfy such requirements. See "--Failure to Qualify." An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge our eligibility for taxation as a REIT.


         Taxation of the Company

         If we continue to qualify for taxation as a REIT, we generally will not be subject to Federal corporate income tax on our net income that is currently distributed to Holders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, we will be subject to Federal income tax as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference. Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than certain foreclosure property, held primarily for sale to customers in the ordinary course of business), such net income will be subject to a 100% tax. Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test multiplied by (2) a fraction intended to reflect our profitability. Fifth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year (other than certain long-term capital gain net income which we elect to retain and pay tax on), and (3) any undistributed taxable income from prior periods, we would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Sixth, if, during the ten-year period beginning on the first day of the first taxable year for which we qualified as a REIT, we recognize gain on the disposition of any property (including any partnership interest) held by us or any partnership in which an interest was held as of the beginning of such ten-year period, then, under IRS regulations that have not yet been promulgated, we will be subject to tax imposed at the highest corporate rate on the amount of gain equal to the excess of (1) the fair market value of such property as of the beginning of such ten-year period over (2) our or the partnership's adjusted tax basis in such property at the beginning of such ten-year period. Seventh, if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate level tax) in a transaction in which the adjusted tax basis of the asset in our hands is determined by reference to the adjusted tax basis of the asset in the hands of the C corporation, and we recognize gain on the disposition of such asset during the ten-year period beginning on the date on which we acquired such asset, then we will be subject to a tax imposed at the highest corporate rate on the amount of gain equal to the excess of (1) the fair market value of such property at the beginning of such ten-year period over (2) our adjusted tax basis in such property at the beginning of such ten-year period. In addition, we could also be subject to tax in certain situations and on certain transactions not presently contemplated.

         Requirements for Qualification


         The Internal Revenue Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors;
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) in which not more that 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities); (7) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status; (8) that uses a calendar year for Federal income tax purposes and complies with the record keeping requirements of the Internal Revenue Code and Treasury Regulations promulgated thereunder; and (9) which meets certain other tests described below (including with respect to the nature of its income and assets). The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We believe that we satisfy all of the conditions set forth above. In order to comply with the share ownership tests described in conditions (5) and (6) above, our Articles of Incorporation provide certain restrictions on the transfer of our capital stock to prevent concentration of stock ownership. These restrictions may not ensure that we will, in all cases, be able to satisfy the share ownership tests set forth above. If a REIT complies with all the requirements for ascertaining the ownership of its outstanding stock in a taxable year and does not know or have reason to know that it violated the share ownership tests set forth above, the REIT will be deemed to have complied with such tests for such taxable year.


         To monitor our compliance with the share ownership requirements imposed on REITs, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT distributions). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A Holder who fails or refuses to comply with the demand must submit a statement with its U.S. Federal income tax return disclosing the actual ownership of the shares and certain other information. We will not incur a penalty for failure to comply with the foregoing requirements to the extent that such failure is due to reasonable cause and not to willful neglect on our part.

         Ownership of Partnership Interests

         In the case of a REIT that is a partner in a partnership, regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets, liabilities and items of income of the partnership will be treated as our assets, liabilities and items of income for purposes of applying the REIT requirements described herein. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in "--Tax Aspects of Our Investments in Partnerships."

         Income Tests


         In order to maintain qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," i.e., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property, and distributions or other distributions on a gain from the sale of stock in other REITs) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from other distributions, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Income earned on liability hedges against our indebtedness, such as option, futures, and forward contracts will qualify for the 95% test (but not the 75% test). In certain cases, Treasury Regulations treat a variable rate and/or foreign currency debt instrument and a liability and/or currency hedge as a synthetic debt instrument for all purposes of the Internal Revenue Code. If a hedge entered into by us is subject to these Treasury Regulations, income earned on the hedge will operate to reduce our interest expense, and, therefore such income will not affect our compliance with either the 75% or 95% tests.


         Rents we receive from the tenants of real property owned directly, through partnerships (including limited liability companies treated as partnerships for Federal income tax purposes) in which we have a direct or indirect ownership interest (collectively, the "Partnerships"), or through its wholly-owned subsidiary corporations ("qualified REIT subsidiaries," as described below) will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. However, we and our affiliates may, and do, directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Because certain properties are managed by third parties, the ability to treat amounts from such property as "rents from real property" will be dependent on the actions of others and will not be within our control. In addition, we generally may not, and will not, charge rent that is based in whole or in part on the income or profits of any person, except for rents that are based on a percentage of the tenant's gross receipts or sales. Finally, rents derived from tenants that are at least 10% owned, directly or constructively, by us does not qualify as "rents from real property" for purposes of the gross income requirements. While we regularly attempt to monitor such requirements and diligently attempt to comply with them, no assurance can be given that we will not realize income that does not qualify as "rents from real property," and that such amounts, when combined with other nonqualifying income, may exceed 5% of our taxable income and thus disqualify us as a REIT.

         We have derived and continue to derive income from certain sources that are not described above and that generally do not constitute qualifying income for purposes of the gross income requirements. While no assurance can be given that the IRS would not successfully assert otherwise, we believe that the aggregate amount of such income in any taxable year will not exceed the limits on nonqualifying income under the gross income tests.


         If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above, even where these relief provisions apply, a tax is imposed with respect to the excess of the actual amount of nonqualifying income over the amount permitted under the gross income tests.


         Asset Tests

         At the close of each quarter of our taxable year, we must also satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including our allocable share of real estate assets held by the Partnerships), stock in other REITs, stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering, cash, cash items and U.S. government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer's outstanding voting securities. Recent legislation adds, effective in 2001, the requirement that we may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset limitations described above do not apply, effective 2001, to electing "taxable REIT subsidiary" corporations. The value of the stock held by a REIT in taxable REIT subsidiary corporations, may not, however, exceed, in the aggregate, 20% of the value of a REIT's total assets.


         Our indirect interests in certain of the Partnerships and certain properties are held through our wholly-owned corporate subsidiaries organized and operated as "qualified REIT subsidiaries" within the meaning of the Internal Revenue Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for Federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as our assets, liabilities and items. Each qualified REIT subsidiary therefore will not be subject to Federal corporate income taxation, although it may be subject to state or local taxation.


         In addition, our ownership of stock of each qualified REIT subsidiary and our interest in the Partnerships do not violate either the 5% value restriction or the restriction against ownership of more than 10% of the voting securities of any issuer. Similarly, our ownership of any other REIT, such as our interests in two subsidiary REITs will not violate these restrictions, so long as those REITs maintain their qualifications as REITs.

         If we should fail to satisfy the asset test at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market value of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (2) of the preceding sentence were not satisfied, we still could avoid disqualification by eliminating, any discrepancy within 30 days after the close of the calendar quarter in which it arose.

         Annual Distribution Requirements


         In order to qualify as a REIT, we are required to make distributions (other than capital gain distributions) to our shareholders in an amount at least equal to (1) the sum of (a) 95% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain to the extent designated as a capital gain distribution) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of noncash income. Recently enacted legislation has decreased the 95% distribution requirement to 90%, effective in 2001. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid with or before the first regular distribution payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 95% (or 90% after 2000), but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax thereon at the capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if we should fail to distribute during each calendar year at least the sum of
(1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year (other than certain long-term capital gains income which we elect to retain and pay tax on), and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy this annual distribution requirement.


         It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our REIT taxable income. In the event that such timing differences occur, in order to meet the 95% distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings (on terms that may not be favorable to us) or to pay distributions in the form of taxable distributions of property.


         Under certain circumstances, the Internal Revenue Code permits us to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may avoid being taxed on amounts distributed as deficiency dividends. We would, however, be required to pay interest based on the amount of any deduction taken for deficiency dividends.


         Failure to Qualify


         If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Holders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Holders will be taxable as ordinary income, and, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. In addition, a recent Federal budget proposal contains language which if enacted in its present form, would, due to the extent of Westfield America Trust's ownership interest in us, prevent us from re-electing REIT status in the event that our REIT election is terminated.


TAX ASPECTS OF OUR INVESTMENTS IN PARTNERSHIPS

         General

         Substantially all of our investments are held indirectly through the Partnerships. In general, partnerships are "pass-through" entities that are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income.

         Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by such partnerships. See
"--Taxation of the Company--Ownership of Partnership Interests."

         Entity Classification

         Our direct and indirect investment in the Partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the Partnerships as a partnership (as opposed to an association taxable as a corporation) for Federal income tax purposes. If one of the Partnerships were treated as an association for Federal income tax purposes, it would be taxable as a corporation subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change, which could preclude us from satisfying the asset tests and/or the income tests (see "--Taxation of the Company--Asset Tests" and "--Taxation of the Company--Income Tests"), and in turn could prevent us from qualifying as a REIT. See "--Taxation of the Company--Failure to Qualify" above for a discussion of the effect of our failure to meet such tests for a taxable year. In addition, any change in the status of any of the Partnerships for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distributions.

         Tax Allocations with Respect to the Properties


         Pursuant to the Internal Revenue Code and the Treasury Regulations thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury Regulations provide for a similar allocation of such items to the other partners. These rules would apply to the contribution by us to an existing partnership of the cash proceeds received in any offerings of its stock.


         With respect to any property purchased or to be purchased by any of the Partnerships (other than through the issuance of partnership units), such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

         Sale of the Properties

         Our share of any gain realized by any of the Partnerships in which we hold a direct or indirect interest on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Requirements for Qualification--Income Tests." Such prohibited transaction income may also have an adverse effect on our ability to satisfy the income tests for status as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We intend to hold our interests in the Partnerships, and the Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with our investment objectives. Accordingly, we believe that our interests in the Partnerships, and the Partnerships' interests in the properties will not be treated as inventory or as property held primarily for sale to customers in the ordinary course of a trade or business.

TAXATION OF TAXABLE DOMESTIC HOLDERS

         Distributions

         As long as we qualify as a REIT, distributions made to our taxable domestic Holders ("U.S. Holders") out of current or accumulated earnings and profits (and not designated as capital gain distributions or retained net long-term capital gains) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain distributions will be taxed as long-term capital gain (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held its common shares. If we elect to retain their share of capital gains rather than distribute them, a U.S. Holder will be deemed to receive a capital gain distribution equal to the amount of such retained net long-term capital gains. In that case, a U.S. Holder (1) will be allowed a credit against its Federal income tax liability for its proportionate share of tax paid by us on retained capital gains, and (2) will receive an increase in the basis of its common shares equal to the excess of such deemed capital gain distribution over the amount of such tax credit. Corporate U.S. Holders may be required to treat up to 20% of certain capital gain distributions as ordinary income.

         Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted tax basis of the U.S. Holder's common shares, but rather will reduce the adjusted tax basis of such common shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. Holder's common shares, they will be included in income as long-term capital gain (or short-term capital gain if the common shares have been held for one year or less) provided that the common shares are a capital asset in the hands of the U.S. Holder. In addition, any distribution declared by us in October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month shall be treated as both paid by us and received by the U.S. Holder on December 31 of such year, provided that the distribution is actually paid by us during January of the following calendar year. Holders may not include in their individual income tax returns any of our net operating losses or capital losses.

         Dispositions of Common Shares

         In general, any loss upon a sale or exchange of common shares by a U.S. Holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent that distributions from us are required to be treated by such Holder as long-term capital gain.

TAXATION OF NON-U.S. HOLDERS

         The following is a discussion of certain anticipated U.S. Federal income and estate tax consequences of the ownership and disposition of our common shares applicable to Non-U.S. Holders of such common shares. A "Non-U.S. Holder" is any Holder other than (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof, (3) an estate or trust whose income is includible in gross income for U.S. Federal income tax purposes regardless of its source, or (4) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. Federal income and estate taxation.

         Ordinary Distributions

         The portion of distributions received by Non-U.S. Holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (or lower rate, if so provided by an applicable income tax treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the distribution income from a Non-U.S. Holder's investment in our common shares is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).

         Return of Capital Distributions

         Distributions in excess of our current and accumulated earnings and profits to a Non-U.S. Holder will not be subject to income tax to the extent that they do not exceed the Non-U.S. Holder's adjusted basis in the common shares with respect to which such distribution occurs, but rather will reduce the adjusted basis of such common shares. To the extent that such distributions exceed the Non-U.S. Holder's adjusted basis in the common shares with respect to which such distribution occurs, they will give rise to gain from the sale or exchange of such common shares, the tax treatment of which is described below. Because at the time of a distribution we generally will not know whether such distribution is in excess of earnings and profits, we generally will withhold at a rate of 30% (or a lower applicable treaty rate) on the entire amount of any distribution that is not a capital gain distribution, the tax treatment of which is described below. If we determine that a distribution is in excess of our earnings and profits, we will not withhold with respect to such excess provided that the common shares with respect to which such distribution is made do not constitute a United States Real Property Interest in the hands of the Non-U.S. Holder who receives such distribution as provided below in "Disposition of Stock of the Company." Any Non-U.S. Holder may seek a refund of withheld amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current or accumulated earnings and profits and the amount withheld exceeded such Non-U.S. Holder's United States tax liability with respect to the distribution.

         Capital Gain Distributions

         Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a distribution made by us to a Non-U.S. Holder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") such as the properties beneficially owned by us ("USRPI Capital Gains"), will be considered to be income effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain distribution. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent such distributions constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder that is not entitled to treaty exemption. If we elect to retain their share of capital gains rather than distribute them, a Non-U.S. Holder will be deemed to receive a capital gain distribution equal to the amount of such retained net long-term capital gains. In that case, a Non-U.S. Holder: (1) will be allowed a credit against its Federal income tax liability for its proportionate share of tax paid by us on retained capital gains, and (2) will receive an increase in the basis of its common shares equal to the excess of such deemed capital gain distribution over the amount of such tax credit.

         Disposition of Common Shares of the Company


         Unless our common shares constitute a USRPI, a sale of such common shares by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The common shares would not constitute a USRPI if we were a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. We are not a domestically controlled REIT. A Non-U.S. Holder's sale of common shares generally nevertheless will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the common shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which the common shares will be listed) and (2) at all times during the testing period specified in the Internal Revenue Code, the selling Non-U.S. Holder (after application of certain constructive ownership rules) held 5% or less of our outstanding common shares.


         If gain on the sale of our common shares were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. Holder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

         Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (1) if the Non-U.S. Holder's investment in our common shares is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, and (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

         Estate Tax

         Common shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. Federal estate tax on the property includible in the estate for U.S. Federal estate tax purposes.

         Information Reporting and Backup Withholding For Non-U.S. Holders

         We must report annually to the IRS and to each Non-U.S. Holder the amount of distributions (including any capital gain distributions) paid to, and the tax withheld with respect to, such Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides.

         U.S. backup withholding (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting generally will not apply to distributions (including any capital gain distributions) paid on our common shares to a Non-U.S. Holder at an address outside the United States.

         The payment of the proceeds from the disposition of our common shares to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of common shares to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

         The IRS has issued final Treasury Regulations regarding the backup withholding rules as applied to Non-U.S. Holders. Those final Treasury Regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 2000. Prospective purchasers should consult their-tax advisors regarding the application of the final Treasury Regulations and the potential effect on their ownership of common shares.

TAXATION OF TAX-EXEMPT HOLDERS


         Based upon a published ruling by the IRS, distributions by us to a Holder that is a tax-exempt entity will not constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.


         Notwithstanding the preceding paragraph, however, a portion of the distributions paid by us may be treated as UBTI to certain U.S. private pension trusts if we are treated as a "pension-held REIT." We are not, and do not expect to become, a "pension-held REIT." If we were to become a pension-held REIT, these rules generally would only apply to certain U.S. pension trusts that hold more than 10% of our stock.

OTHER TAX CONSEQUENCES

         Possible Legislative or Other Actions Affecting Tax Consequences


         The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect an investment in us or in the operating partnership. Recent legislative proposals contain provisions that would, if enacted into law, significantly modify the Federal income tax treatment of REITs and REIT shareholders. For example, Congress has passed and the President has signed the Work Incentives Improvement Act of 1999 (the "Act"). The Act includes the following modifications, which are generally effective in 2001:


         o provisions that would modify the current ownership limitations to permit a REIT to own up to 100% of the voting securities and 100% of the value of the other interests in a taxable REIT subsidiary. In addition, the 5% REIT asset test would not apply to taxable REIT subsidiaries, but securities of taxable REIT subsidiaries could not exceed 20% of the total value of a REIT's assets;

         o provisions that would permit a taxable REIT subsidiary to perform services to a REIT's tenants and impose a 100% excise tax on certain non-arms length transactions between a taxable REIT subsidiary and a REIT;

         o provisions that would generally restrict a REIT from owning more than 10% of the vote or value of the securities of a non-REIT C corporation that is not a taxable REIT subsidiary;

         o provisions that would also apply certain limitations to the deductibility of interest paid by a taxable REIT subsidiary to a related REIT;

         o provisions that reduce the annual REIT distribution requirement from a 95% to a 90% level; and

         o provisions that change the measurement of rent attributable to personal property leased in connection with a lease of real property from a comparison based on adjusted tax bases of properties to a comparison of fair market values.


         In February 2000, President Clinton released his proposed budget for fiscal year 2001. Provisions contained in the proposal would, if enacted into law:


         o provide an additional requirement that entities will not qualify as a REIT if one person, including an entity, directly or constructively owns stock possessing 50% or more of the voting power or value of its stocks. This provision, while not retroactive, may prevent us from re-electing REIT status in the event that our REIT election is terminated due to the extent of Westfield America Trust's ownership in us.

         o generally extend the 4% excise tax on delayed distributions by REITs to cases where the REIT timely distributes less than 98% of its ordinary income or capital gain net income for a taxable year. As discussed above, the excise tax does not currently apply if the REIT timely distributes at least 85% of its ordinary income and 95% of its capital gain net income.


         It cannot be predicted whether, when, in what form, or with what effective dates, other legislative proposals applicable to us or our shareholders will become law.


         State and Local Taxes

         We may be subject to state or local income and other taxation in various state or local jurisdictions. The state and local tax treatment of us may not conform to the Federal income tax consequences discussed above. Consequently, prospective Holders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in us.


                            SELLING SHAREHOLDERS


         The person who may receive common shares upon exchange of Independence Mall II Units or OP Units is referred to herein as a "selling shareholder." A Holder of Independence Mall II Units or OP Units has the right to receive cash for his Independence Mall II Units or his OP Units if presented for redemption, subject to our prior and independent right to acquire some or all of such Independence Mall II Units or OP Units for an equivalent number of common shares. There is no assurance that the selling shareholder will sell any of his common shares. The common shares that may be received upon exchange of Independence Mall II Units or OP Units represent less than 1% of the total common shares outstanding as of September 30, 1999.


         The following table sets forth certain information with respect to the selling shareholder and his beneficial ownership of common shares as of the date hereof. The selling shareholder does not hold any position, office and has not had any other material relationship with the Company, or any of its predecessors or affiliates, during the past three years. All of the shares owned by the selling shareholder may be offered hereby. If all the shares offered hereby are sold, the selling shareholder will not own any shares after the offering.


                                                                 Common shares
                                                                 issuable in the            Common
                                    Common shares owned          exchange and available     shares owned after
Selling shareholder                 prior to the exchange        for resale (1)             the offering (1)
---------------------------------   ---------------------------  -------------------------  -------------------

Hugh MacRae II                             0                            122,857                       0

---------------------
(1)    Assumes all Independence Mall II Units and OP Units held by the selling shareholders are exchanged for common shares and that all such common shares are resold pursuant to this prospectus.


                            PLAN OF DISTRIBUTION

         This prospectus relates to the possible issuance of common shares if, and to the extent that, Independence Mall II Units or OP Units are presented for redemption for cash, and we exercise our prior and independent right to acquire such Independence Mall II Units or OP Units for common shares. This prospectus also relates to the possible offer and sale by the selling shareholders of any common shares that they may receive if we exercise our prior and independent right to acquire Independence Mall II Units or OP Units presented for redemption in exchange for common shares.

         We have registered the offer, issuance and sale of the common shares pursuant to our obligations under the Registration Rights Agreement, dated as of February 22, 1999, by and among us and Hugh MacRae II, but registration of such shares does not necessarily mean that all or any portion of the Independence Mall II Units or OP Units will be presented for redemption, or that we will issue common shares. Registration of such shares also does not necessarily mean that, even if we issue common shares, such shares will be offered and sold by the selling shareholders. We will not receive any cash proceeds from the issuance of the common shares to holders of Independence Mall II Units or OP Units if we exercise our prior and independent right to acquire Independence Mall II Units or OP Units for common shares, although we will receive either Independence Mall II Units or OP Units. Furthermore, if we exercise our prior and independent right to acquire Independence Mall II Units or OP units for common shares, we will not receive any cash proceeds from the offer and sale of common shares by the selling shareholders.

         Common shares may be sold from time to time by the selling shareholders. The methods by which the common shares may be sold include:

         o a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o an exchange distribution in accordance with the rules of the New York Stock Exchange or other exchange or trading system on which the common shares are admitted for trading privileges;

         o     privately-negotiated transactions;

         o sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for the common shares;

         o sales in other ways not involving market makers or established markets;

         o     through hedging transactions with broker-dealers or others;

         o     by selling the common shares short;

         o by redelivering common shares to close out short positions in the common shares;

         o     by pledging common shares to a broker or dealer or others;

         o through put or call transactions relating to the common shares; and

         o     pursuant to Rule 144 or otherwise.

The common shares may be sold from time to time in one or more transactions at:

         o     a fixed price or prices, which may be changed;

         o     market prices prevailing at the time of sale;

         o     prices related to such prevailing market prices; or

         o     negotiated prices.

         The selling shareholders and any broker-dealers or agents that participate in the distribution of common shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such shares and any discounts, commissions, concessions or other compensation received by any such broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the named selling shareholder, the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. In addition, upon our being notified by a named selling shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

         Pursuant to the registration rights agreement, we will pay all registration expenses in connection with the registration of the common shares. We and the selling shareholders have agreed to indemnify each other against some civil liabilities, including some liabilities under the Securities Act.


                               LEGAL MATTERS

         The validity under Missouri law of the common shares offered hereby has been passed upon for us by Husch & Eppenberger, LLC, St. Louis, Missouri, and some tax matters have been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.


                                  EXPERTS


         Ernst & Young LLP, independent auditors have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.



                    WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act:


         o     our Annual Report on Form 10-K for the year ended December
               31, 1999;

         o our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;


         o The description of our capital stock contained in our Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed to update the description.

         You may request a copy of these filings, at no cost by writing or telephoning us at the following address:

         Westfield America
         Secretary
         11601 Wilshire Boulevard, 12th Floor
         Los Angeles, CA  90025
         (310) 478-4456

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. No one has been authorized to provide you with different information. An offer of the common shares will not be made in any state where such offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.





                                 WESTFIELD
                         ------------------------
                          Westfield America, Inc.



                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses (other than underwriting discounts, concessions and commissions) expected to be incurred in connection with the issuance and distribution of securities being registered. Except for the SEC filing fee, all amounts shown below are estimates.

SEC registration fee..........................................  $       440
Legal fees and expenses.......................................       25,000
Accounting fees and expenses..................................       10,000
Printing and engraving expenses...............................        1,000
Miscellaneous.................................................        1,560
    Total.....................................................  $    38,000

         The Company will bear all of the foregoing expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has obtained, and pays the cost of, directors' and officers' liability insurance coverage in the amount of $25.0 million (subject to a retention or a "deductible" of $250,000). Directors' and officers' insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss. The Articles of Incorporation provide for indemnification to the full extent permitted by Missouri law.

         Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorney's fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.

         Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding, and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or
(ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         The Articles of Incorporation of the Company contain provisions indemnifying its directors and officers to the extent authorized specifically by Sections 351.355(1), (2), (3) and (7).

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  LIST OF EXHIBITS.

EXHIBIT
NUMBER                     DESCRIPTION


    4.1 Restated Articles of Incorporation of Westfield America, Inc. (Exhibit 3.1(1)).
    4.2       Second Amended and Restated By-Laws of Westfield America,
              Inc. (Exhibit 3.2(2)).
    4.3 Amendment No. 1 to the Second Amended and Restated By-Laws of Westfield America, Inc. (Exhibit 3.3(2)).
    4.4 Amendment No. 2 to the Second Amended and Restated By-Laws of Westfield America, Inc. (Exhibit 3.4(2)).
    4.5 Amendment No. 3 to the Second Amended and Restated By-Laws of Westfield America, Inc. (Exhibit 3.5(2)).
    4.6       Specimen certificate representing common shares.*
    4.7 Amendment No. 4 to the Second Amended and Restated By-Laws of Westfield America, Inc. (Exhibit 3.6(3)).
    5.1 Opinion of Husch & Eppenberger, LLC as to legality of the common shares.*
    8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.
   23.1       Consent of Ernst & Young LLP.
   23.2       Consent of Husch & Eppenberger, LLC (included in Exhibit 5.1).*
   23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
   24.1       Power of Attorney.*
   99.1       Agreement of Limited Partnership of Westfield Independence
              Mall Limited Partnership No.2, dated as of February 22, 1999.*
   99.2 First Amended and Restated Agreement of Limited Partnership of Westfield America Limited Partnership, dated as of August
              3, 1998 (the "OP Agreement") (Exhibit 10.3(4))
   99.3       First Amendment to the OP Agreement (Exhibit 10.4(4)).
   99.4       Second Amendment to the OP Agreement (Exhibit 10.5(4)).
   99.5       Third Amendment to the OP Agreement (Exhibit 10.6(4)).
   99.6       Fourth Amendment to the OP Agreement (Exhibit 10.7(4)).
   99.7       Fifth Amendment to the OP Agreement. (Exhibit 99.1(5)).
   99.8       Sixth Amendment to the OP Agreement (Exhibit 99.7(1)).
   99.9       Seventh Amendment to the OP Agreement (Exhibit 99.8(1)).

--------------------
*    Previously filed
(1) Incorporated by reference to designated exhibit to Westfield America's registration statement on Form S-3 filed July 7, 2000 (Registration No. 333-93163).
(2) Incorporated by reference to designated exhibit to Westfield America's quarterly report on Form 10-Q filed May 17, 1999, File No. 333-22731.
(3) Incorporated by reference to designated exhibit to Westfield America's quarterly report on Form 10-Q filed May 15, 2000, File No. 333-22731.
(4) Incorporated by reference to designated exhibit to Westfield America's current report on Form 8-K filed February 19, 1999, File No. 333-22731.
(5) Incorporated by reference to designated exhibit to Westfield America's registration statement on Form S-3 filed August 24, 1999 (Registration No. 333-85805).


ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by
                  section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form 0of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 8, 2000.



                              WESTFIELD AMERICA, INC.
                              (Registrant)



                              By:  /s/ Irv Hepner
                                   -------------------------------------
                                   Irv Hepner
                                   Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the 8th of August, 2000.



        *                              Director and Chairman of the Board
--------------------------------
  Frank P.  Lowy



        *                              Director and President and Chief
--------------------------------       Executive Officer (Principal Executive
  Peter S.  Lowy                       Officer)



        *                              Chief Financial Officer and Treasurer
--------------------------------       (Principal Financial and Accounting
   Mark A.  Stefanek                   Officer)



        *                              Director
--------------------------------
  Steven M. Lowy


        *                              Director
---------------------------------
   Richard E.  Green


        *                              Director
---------------------------------
   Roy L.  Furman



        *                              Director
---------------------------------
   Herman Huizinga


        *                              Director
---------------------------------
   Bernard Marcus


        *                              Director
---------------------------------
   Larry A.  Silverstein


        *                              Director
---------------------------------
  Francis T.  Vincent, Jr.



*By:  /s/ Irv Hepner
      ---------------------------
      Irv Hepner
      Attorney-in-Fact




EXHIBIT INDEX

EXHIBIT NUMBER             DESCRIPTION
--------------             -----------


 8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.
23.1             Consent of Ernst & Young LLP.